The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)

Registration Nos. 333-207389

333-207389-01

Subject to Completion

Preliminary Prospectus Supplement dated November 12, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated October 13, 2015)

$

Santander Issuances, S.A. Unipersonal

fully and unconditionally guaranteed by

Banco Santander, S.A.

Series 26 Subordinated Debt Securities Santander Issuances, S.A. Unipersonal

due November 2025

The     % Fixed Rate Subordinated Debt Securities due 2025 (the “Subordinated Notes”) will bear interest at a rate of     % per year. From and including the date of issuance, interest will be payable semi-annually in arrears on the Subordinated Notes on May     and November     of each year, beginning on May     , 2016. The Subordinated Notes will be due on                   , 2025.

The Subordinated Notes will be issued in minimum denominations of $200,000 and integral multiples thereof.

The Subordinated Notes will constitute direct, unconditional, subordinated and unsecured obligations of Santander Issuances, S.A. Unipersonal (“Santander Issuances”). Banco Santander, S.A. (“Banco Santander”), as guarantor, fully, unconditionally and irrevocably guarantees on a subordinated basis the due and punctual payment in full to the holders of the Subordinated Notes of all amounts due and owing under the Subordinated Debt Securities Indenture (as defined below) and Banco Santander’s guarantee of the Subordinated Notes will constitute a direct, unconditional, subordinated and unsecured obligation of Banco Santander.

By its acquisition of the Subordinated Notes, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the Subordinated Notes) acknowledges, accepts, consents to and agrees to be bound by the terms of the Subordinated Notes related to the exercise of the Spanish Bail-in Power (as defined herein) set forth under “Description of the Subordinated Notes and the Guarantee—Agreement and acknowledgment with Respect to the Exercise of the Spanish Bail-in Power.” See “Notice to Investors” on the inside cover page of this prospectus supplement for further information.

The Subordinated Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

We may redeem the Subordinated Notes, in whole but not in part, at any time at 100% of their principal amount plus accrued and unpaid interest (if any) (i) upon the occurrence of certain tax events; or (ii) upon occurrence of certain regulatory events.

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page 3 of the accompanying prospectus, in our annual report on Form 20-F for the fiscal year ended December 31, 2014 and as incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	UnderwritingDiscounts and Commissions	Proceeds to us (before expenses)
Per Subordinated Note	%	%	%
Total	$	$	$

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from the expected date of issuance, which is November , 2015. See “Underwriting (Conflicts of Interest)”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Subordinated Notes.

We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants including Clearstream Banking, société anonyme (“Clearstream Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about November , 2015, which will be the fifth New York business day following the pricing of the Subordinated Notes (such settlement period being referred to as “T+5”). Beneficial interests in the Subordinated Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.

Joint Bookrunners

BofA Merrill Lynch	Credit Agricole CIB	Morgan Stanley	Santander

Prospectus Supplement dated November       , 2015

Prospectus Supplement

Page

Notice to Investors	S-i
About this Prospectus Supplement	S-iii
Incorporation of Information by Reference	S-iv
Forward-Looking Statements	S-iv
Summary	S-1
Use of Proceeds	S-10
Capitalization of the Group	S-11
Ratio of Earnings to Fixed Charges	S-13
Description of the Subordinated Notes and the Guarantee	S-14
Underwriting (Conflicts of Interest)	S-17
Legal Opinions	S-23
Experts	S-23

Prospectus

About this Prospectus	1
Use of Proceeds	2
Banco Santander, S.A.	2
Santander US Debt, S.A. Unipersonal	2
Santander Issuances, S.A. Unipersonal	2
Risk Factors	3
Description of Debt Securities and Guarantees	34
Description of Contingent Convertible Capital Securities	56
Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities	99
Description of Ordinary Shares	105
Description of American Depositary Shares	105
Taxation	105
Benefit Plan Investor Considerations	129
Plan of Distribution (Conflicts of Interest)	130
Legal Opinions	131
Experts	131
Enforcement of Civil Liabilities	131
Where You Can Find More Information1	132
Incorporation of Documents by Reference	132
Cautionary Statement on Forward-Looking Statements	133

NOTICE TO INVESTORS

Agreements and Acknowledgments of Investors, Including Holders and Beneficial Owners

Notwithstanding any other term of the Subordinated Notes or any other agreements, arrangements, or understandings between Santander Issuances and any holder of the Subordinated Notes, by its acquisition of the Subordinated Notes, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the Subordinated Notes) acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the relevant resolution authority, which exercise may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the Amounts Due on the Subordinated Notes;

S-i

(ii) the conversion of all, or a portion, of the Amounts Due on the Subordinated Notes into ordinary shares, other securities or other obligations of Santander Issuances, Banco Santander or another person (and the issue to or conferral on the holder of the Subordinated Notes of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Subordinated Notes;

(iii) the cancellation of the Subordinated Notes;

(iv) the amendment or alteration of the maturity of the Subordinated Notes or amendment of the amount of interest payable on the Subordinated Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b) the variation of the terms of the Subordinated Notes, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Amounts Due” are the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Subordinated Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time, (“BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit entities and investment firms, as amended from time to time (“Law 11/2015”), and up to 31 December 2015 (inclusive), Law 9/2012, of 14 November, on restructuring and resolution of credit institutions, (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period).

A reference to a “regulated entity” is to any entity to which Law 11/2015 applies as provided under article 1.2 of Law 11/2015, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

A reference to the “relevant resolution authority” is to the Spanish Fund for the Orderly Restructuring of Banks (the “FROB”), the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

By its acquisition of the Subordinated Notes, each holder of the Subordinated Notes, (which, for the purposes of this clause, includes each holder of a beneficial interest in the Subordinated Notes), to the extent permitted by the Trust Indenture Act of 1939 (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the Subordinated Notes.

By purchasing the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes shall be deemed to have authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds the Subordinated Notes to take any and all necessary action, if required, to implement the exercise of the Spanish

S-ii

Bail-in Power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor Banco Santander nor the underwriters have authorized anyone to provide you with different information. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Subordinated Notes in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Subordinated Notes and neither we nor Banco Santander nor the underwriters are soliciting an offer to buy the Subordinated Notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Underwriting (Conflicts of Interest)” in this prospectus supplement. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

About this Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we”, “our” and “us” or “Santander Issuances” means Santander Issuances, S.A. Unipersonal;

•	“Banco Santander” means Banco Santander, S.A. and the term “Group” means Banco Santander, S.A. and its consolidated subsidiaries;

•	“dollars” and “$” refer to the currency of the United States;

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended; and

•	“SEC” refers to the Securities and Exchange Commission.

This document is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) as implemented in member states of the European Economic Area (the “Prospectus Directive”). This document has been prepared on the basis that all offers of the Subordinated Notes offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such Subordinated Notes.

The communication of this document and any other document or materials relating to the issue of the Subordinated Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (“FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Subordinated Notes offered hereby are only available to, and any investment or investment activity to

S-iii

which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Incorporation of Information by Reference

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-207389) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed or will file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement and accompanying prospectus, and any information that we file with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede this information.

We incorporate by reference the Group’s 2014 Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 29, 2015; the Group’s Report on Form 6-K including the Group’s results for the interim period ended June 30, 2015 filed with the SEC on September 30, 2015; the Group’s Reports on Form 6-K relating to recast segment information for the year ended December 31, 2014 and the interim period ended June 30, 2015 filed with the SEC on November 5, 2015; the Group’s Report on Form 6-K including the Group’s interim condensed consolidated financial statements for the interim period ended September 30, 2015 filed with the SEC on November 5, 2015; and the Group’s Report on Form 6-K including the Group’s results for the interim period ended September 30, 2015 filed with the SEC on November 12, 2015.

We also incorporate by reference all subsequent annual reports of the Group filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and certain reports on Form 6-K, if they state that they are incorporated by reference into the registration statement of which this prospectus supplement forms a part, that we furnish to the SEC after the date of this prospectus supplement and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus supplement, other than exhibits which are not specifically incorporated by reference into this prospectus supplement. To obtain copies you should contact us at Investor Relations, Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (telephone: (011) 34-91-259-6520).

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in the accompanying prospectus and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

S-iv

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions used in this summary and not defined herein shall have the meanings ascribed to them in “Description of the Subordinated Notes and the Guarantee” in this prospectus supplement and in “Description of Debt Securities and Guarantees” in the accompanying prospectus.

The Issuer

Santander Issuances, a wholly-owned subsidiary of Banco Santander, was incorporated by a public deed executed on February 27, 2004, and registered in the Mercantile Registry of Madrid on March 2, 2004 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). Santander Issuances is a financing vehicle for the Group and has no subsidiary companies. Other than the proceeds of any issuance, which will be deposited with Banco Santander, Santander Issuances has no material assets. With the exception of Spanish reserve requirements which must be met prior to the payment of dividends and provided that dividends may only be distributed out of income for the previous year or out of unrestricted reserves and provided further that the net worth of Santander Issuances must not, as a result of the distribution, fall below its paid-in share capital (capital social), there are no restrictions on Banco Santander’s ability to obtain funds from the issuer through dividends, loans or otherwise. Spanish Law 10/2014 requires that the net proceeds of the offering of the debt securities of any series, including the Subordinated Notes, be invested with Banco Santander.

The principal office of Santander Issuances is located in Banco Santander’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-257-2059.

The Guarantor

Banco Santander, S.A. is the parent bank of the Group. The Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in Argentina, Brazil, Chile, Mexico, Peru and Uruguay.

Banco Santander, S.A. was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Banco Santander, S.A. is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).

Banco Santander, S.A. conducts business under the commercial name “Santander”. The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

The Offering

Issuer	Santander Issuances

Guarantor	Banco Santander

Series 26 Subordinated Debt Securities Santander Issuances, S.A. Unipersonal due November 2025	$ aggregate principal amount of % Fixed Rate Subordinated

Debt Securities due 2025.

Issue Date	November , 2015

Maturity Date	We will pay the Subordinated Notes at 100% of their principal amount plus accrued interest on , 2025.

Interest Rate	The Subordinated Notes will bear interest at a rate of % per annum.

Interest Payment Dates	Each May and November , commencing on May , 2016, up to and including the Maturity Date or any date of earlier redemption.

Regular Record Dates	Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day (as defined herein).

Business Day Convention	Following, unadjusted

Day Count Basis	30/360

Ranking

The Subordinated Notes will constitute direct, unconditional, subordinated and unsecured obligations of Santander Issuances and, upon the insolvency of Santander Issuances (and unless they qualify as more subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provisions which replace it in the future, and subject to any applicable legal and statutory exceptions) rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future) pari passu without preference or priority among themselves and:

(i) senior to (1) those contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as more subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to the Subordinated Notes;

(ii) pari passu with all of Santander Issuances’ other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander; and

(iii) junior to any non-subordinated obligations of Santander Issuances, any Senior Subordinated Obligations and any claim on Santander Issuances that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

“Senior Subordinated Obligations” means any subordinated obligations of Santander Issuances which by law and/or their terms, and to the extent permitted by Spanish law (including contractually subordinated obligations of principal related to instruments not qualifying as Tier 2 Capital or Tier 1 Capital of Banco Santander), rank senior to the Subordinated Notes.

Agreement and Acknowledgement with Respect to the Exercise of Spanish Bail-in Power

Notwithstanding any other term of the Subordinated Notes or any other agreements, arrangements, or understandings between Santander Issuances and any holder of the Subordinated Notes, by its acquisition of the Subordinated Notes, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the Subordinated Notes) acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the relevant resolution authority, which exercise may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the Amounts Due on the Subordinated Notes;

(ii) the conversion of all, or a portion, of the Amounts Due on the Subordinated Notes into ordinary shares, other securities or other obligations of Santander Issuances, Banco Santander or another person (and the issue to or conferral on the holder of the Subordinated Notes of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Subordinated Notes;

(iii) the cancellation of the Subordinated Notes;

(iv) the amendment or alteration of the maturity of the Subordinated Notes or amendment of the amount of interest payable on the Subordinated Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b) the variation of the terms of the Subordinated Notes, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Amounts Due” are the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Subordinated Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time, (“BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit entities and investment firms, as amended from time to time (“Law 11/2015”), and up to 31 December 2015 (inclusive), Law 9/2012, of 14 November, on restructuring and resolution of credit institutions, (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the

Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period).

See “Description of Debt Securities and Guarantees—Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power” in the accompanying prospectus.

Repayment of Principal and Payment of Interest After Exercise of Spanish Bail-in Power	No repayment or payment of Amounts Due on the Subordinated Notes will be or become due and payable or be paid after the exercise of any Spanish Bail-in Power by the relevant resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Subordinated Guarantee	Banco Santander, as guarantor, will fully, unconditionally and irrevocably guarantee on a subordinated basis the due and punctual payment in full to the holders of the Subordinated Notes all amounts due and owing under the Subordinated Debt Securities Indenture, including as may be modified pursuant to the exercise of the Spanish Bail-in Power under the Subordinated Debt Securities Indenture, and payment in full of such amounts to the Trustee. The subordinated guarantee is set forth in, and forms part of, the Subordinated Debt Securities Indenture under which the Subordinated Notes will be issued by Santander Issuances and will be affixed to the Subordinated Notes. Banco Santander’s guarantee of the Subordinated Notes will constitute a direct, unconditional, subordinated and unsecured obligation of Banco Santander. See “Description of Debt Securities and Guarantees—Guarantee for Debt Securities Issued by Santander US Debt and Santander Issuances—Subordinated Debt Securities” in the accompanying prospectus.

Additional Issuances	Santander Issuances may, without the consent of the holders of the Subordinated Notes, issue additional subordinated notes of the same series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, original interest accrual date, issue date and first interest payment date, provided however that such additional subordinated notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes unless the additional subordinated notes are fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional subordinated notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Subordinated Debt Securities Indenture. There is no limitation on the amount of subordinated notes that Santander Issuances may issue under the Subordinated Debt Securities Indenture.

Tax Redemption

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the Subordinated Notes, Banco Santander or Santander Issuances shall determine that (a) Santander Issuances or Banco Santander, as the case may be, would be required to pay additional amounts as described in “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying prospectus or (b) Santander Issuances would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on the Subordinated Notes or the value of such deduction to Santander Issuances would be materially reduced or (c) the applicable tax treatment of the Subordinated Notes changes and (ii) such circumstances are evidenced by the delivery by Santander Issuances or Banco Santander, as the case may be, to the Trustee of a certificate signed by two directors of Santander Issuances or Banco Santander, as the case may be, stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and a copy of the Regulator’s consent to the redemption, Santander Issuances may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the Subordinated Notes in accordance with the terms described under “Description of Debt Securities and Guarantees—Notices” in the accompanying prospectus (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding Subordinated Notes, in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their early tax redemption amount, which shall be their principal amount, together with accrued interest (if any) thereon; provided, however, that (i) in the case of (a) above, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Santander Issuances or Banco Santander, as the case may be, would be obliged to pay such Additional Amounts were a payment in respect of the Subordinated Notes then due and (ii) redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and is subject to the prior consent of the Regulator.

See “Description of Debt Securities and Guarantees—Redemption and Repurchase—Early Redemption for Taxation Reasons” in the accompanying prospectus.

Regulatory Redemption

If (i) there is a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that Banco Santander or Santander Issuances determines results or is likely to result in the entire outstanding aggregate principal amount of the Subordinated Notes ceasing to be included in, or counting towards, Banco Santander’s and/or the Group’s Tier 2 Capital and (ii) such circumstances are evidenced by the delivery by Santander Issuances or Banco Santander, as the case may be, to the Trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, Santander Issuances may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the Subordinated Notes in accordance with the terms described under “Description of Debt Securities and Guarantees—Notices” in the accompanying prospectus (which notice shall be irrevocable), redeem in whole but not in part the outstanding Subordinated Notes in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early capital disqualification event redemption amount, which shall be their principal amount, together with accrued interest (if any) thereon; provided, however, that the Regulator consents to redemption of the Subordinated Notes.

Redemption for regulatory reasons is subject to the prior consent of the Regulator and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

See “Description of Debt Securities and Guarantees—Redemption and Repurchase—Early Redemption of Subordinated Debt Securities for Capital Disqualification Event”.

Events of Default

If any of the following events occurs and is continuing with respect to the Subordinated Notes it shall constitute an event of default:

(i)    Non-payment: default is made in the payment of any interest or principal due in respect of the Subordinated Notes and such default continues for a period of seven days.

(ii)   Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Santander Issuances or Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the Subordinated Notes or a merger with another institution in this case even without being approved by holders of the Subordinated Notes, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of Santander Issuances or Banco Santander, as the case may be, at the time of such merger).

If an Event of Default occurs as set forth in paragraph (i) above, then the trustee or the holders of at least 25% in outstanding principal amount of the Subordinated Notes may institute proceedings for the winding up or dissolution of Santander Issuances or Banco Santander but may take no further action in respect of such default.

If an Event of Default occurs as set forth in paragraph (ii) above, then the trustee or the holders of at least 25% in outstanding principal amount of the Subordinated Notes may declare the Subordinated Notes immediately due and payable whereupon the Subordinated Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (which shall be the principal amount of the Subordinated Notes), together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the trustee or the holders of at least 25% in outstanding principal amount of the Subordinated Notes may at their discretion and without further notice, institute such proceedings against Santander Issuances or Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Santander Issuances or Banco Santander under the Subordinated Notes, provided that, except as provided in (ii) winding up above, neither Santander Issuances nor Banco Santander shall as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Subordinated Notes sooner than the same would otherwise have been payable by it or any damages.

Under the terms of the Subordinated Debt Securities Indenture, no exercise of a resolution tool by the relevant resolution authority or any action in compliance therewith shall constitute an event of default.

See “Description of Debt Securities and Guarantees— Events of Default and Defaults; Limitation of Remedies— Subordinated Debt Securities Event of Default” in the accompanying prospectus.

Repurchases of the Subordinated Notes

Santander Issuances and Banco Santander and any of their respective subsidiaries or any third party designated by any of them, may at any time repurchase the Subordinated Notes in the open market or otherwise and at any price.

The repurchase of the Subordinated Notes by Santander Issuances, Banco Santander or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time. Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator (Article 77(b) of CRR) to effect the repurchase of Tier 2 instruments, and these may not be repurchased before five years after the date of issuance (Article 63(j) of CRR).

Book-Entry Issuance, Settlement and Clearance	We will issue the Subordinated Notes in fully registered form in denominations of $200,000 and integral multiples thereof. All payments on or in respect of the Subordinated Notes will be made in U.S. dollars. The Subordinated Notes will be represented by one or more global securities deposited with a custodian for, and registered in the name of a nominee of, DTC. You will hold beneficial interests in the Subordinated Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue definitive notes other than in the limited circumstances described in the accompanying prospectus. Settlement of the Subordinated Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to the Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the accompanying prospectus.

CUSIP

ISIN

Common Code

Listing	We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Trustee and Principal Paying Agent	The Bank of New York Mellon acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee, having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, will act as the Trustee and principal paying agent for the Subordinated Notes.

Delivery and Settlement	We currently expect to deliver the Subordinated Notes to purchasers through DTC for credit to accounts of direct and indirect participants of DTC, including Clearstream Luxembourg and Euroclear, on or about November , 2015, which will be the fifth Business Day following the pricing of the Subordinated Notes (such settlement cycle being referred to as “T+5”).

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.

Conflict of Interest	Santander Investment Securities Inc., an affiliate of the Issuer and a subsidiary of the Guarantor, will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. Neither Santander Investment Securities Inc. nor any of our other affiliates may make sales in this offering to any discretionary account without the specific written approval of the accountholder. For further information, see “Underwriting (Conflicts of Interest)”.

Governing Law	The Subordinated Debt Securities Indenture (as defined below), the First Supplemental Indenture (as defined below), the Subordinated Notes and the subordinated guarantee will be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by Banco Santander and Santander Issuances of the indentures and the Subordinated Notes and the subordinated guarantee, and certain provisions of the Subordinated Notes and the Subordinated Debt Securities Indenture related to the subordination of the Subordinated Notes and the subordinated guarantee shall be governed by and construed in accordance with Spanish law.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page 3 of the accompanying prospectus, as well as those discussed under the heading “Risk Factors” in the Group’s Annual Report on Form 20-F for the year ended December 31, 2014 which is incorporated by reference in this prospectus supplement, for risks involved with an investment in the Subordinated Notes.

Recent Developments	With respect to the risk factor “Withholding under the EU Savings Directive” on page 7 of the accompanying prospectus, the proposal to repeal the Directive 2003/48/EC was approved by the Council of the European Union on 10 November 2015. The repeal was enacted by a directive adopted by the Council, which also provides for transitional measures.

Use of Proceeds

The net proceeds from the sale of the Subordinated Notes, less the underwriting discount stated on the cover of this prospectus supplement and expenses payable by us (estimated to be $            ) are estimated to be $       . These proceeds will be used for general corporate purposes.

Capitalization of the Group

The following table sets forth the Group’s indebtedness and capitalization on an unaudited consolidated basis in accordance with EU-IFRS and in compliance with IFRS-IASB as at September 30, 2015 and as adjusted to reflect the issuance of the Subordinated Notes and the use of net proceeds therefrom (converting the aggregate principal amount of Subordinated Notes and net proceeds into euros at the European Central Bank buying rate for euro at                    , 2015 of $           per €1.00).

This table should be read in conjunction with the Group’s audited and unaudited consolidated financial statements, the notes related thereto and the financial and operating data incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2015
	Actual	As Adjusted(1)
	(Unaudited)
	(in millions of euros)
Outstanding indebtedness
Short-term indebtedness	21,116
Long-term indebtedness	195,747
Total indebtedness(2)	216,863
Stockholders’ equity
Shares, stated value €0.50 each	7,158
Shares held by consolidated companies	(245)
Reserves	91,169
Dividends	(716)
Valuation adjustments	(14,988)
Net income attributed to the Group	5,941
Total stockholders’ equity	88,319
Minority interests	10,368
Total capitalization and indebtedness	315,550

(1) As adjusted to reflect this offering.

(2) At September 30, 2015, Banco Santander had outstanding €197 billion of senior debt and €19.6 billion of subordinated debt. Since September 30, 2015, Banco Santander has not issued any senior or subordinated debt securities.

Certain capital requirements

As a Spanish financial institution, Banco Santander is subject to Capital Requirements Directive IV (“CRD IV”), through which the European Union began implementing the Basel III capital reforms from January 1, 2014, with certain requirements in the process of being phased in until January 1, 2019. Credit institutions, such as Banco Santander, are required, on a standalone and consolidated basis, to hold a minimum amount of regulatory capital of 8% of risk weighted assets (of which at least 4.5% must be Common Equity Tier 1 (“CET1”) capital and at least 6% must be Tier 1 capital).

In addition to the minimum “own funds” regulatory capital requirements, CRD IV also introduces capital buffer requirements that must be met with CET1 capital. CRD IV introduces five new capital buffers: (1) the capital conservation buffer for unexpected losses, comprising of CET1 equivalent to 2.5% of the total amount of risk exposure; (2) the institution-specific counter-cyclical capital buffer, requiring CET1 of up to 2.5% of total weighted exposures; (3) the global systemically important institutions buffer of between 1% and 3.5% of total risk exposure; (4) the other systemically important institutions buffer, which may be as much as 2% of total risk exposure; and (5) the Common Equity Tier 1 systemic risk buffer. Beginning in 2016, and subject to the applicable phase-in period, entities will be required to comply with the “combined buffer requirement” (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution) the systemic risk buffer, the global systemically important institutions buffer and the other systemically important financial institutions buffer, in each case as applicable to the institution). Banco Santander will be required to maintain a conservation buffer of 2.5% and a global systemically important institutions buffer of 1%, in each case considered on a fully loaded basis. However, as of the date of this prospectus supplement, due to the application of the phase-in period, Banco Santander is required to maintain a conservation buffer of 0% and a global systemically important institutions buffer of 0%. See page 111 in “Item 4. Information on the Company – B. Business Overview” in our 2014 Form 20-F for more information with respect to the five required types of capital buffers.

In addition, CRD IV confers specific tasks on the European Central Bank (the “ECB”) concerning policies relating to the prudential supervision of credit institutions and also contemplates that in addition to the minimum “Pillar 1” capital requirements, supervisory authorities may impose further “Pillar 2” capital requirements to cover other risks, including those not considered to be fully captured by the minimum “own funds” requirements under CRD IV or to address macro-prudential considerations. Certain banking institutions in Spain, including Banco Santander, are currently subject to additional own funds requirements pursuant to this “Pillar 2” framework.

On November 10, 2014 the Financial Stability Board (the “FSB”) published a consultative document containing certain policy proposals to enhance the loss absorbing capacity of global systemically important banks (“G-SIBs”), such as Banco Santander. The policy proposals included in the consultative document consist of an elaboration of the principles on loss absorbing and recapitalization capacity of G-SIBs in resolution and a term sheet setting out a proposal for the implementation of these proposals in the form of an internationally agreed standard on total loss absorbing capacity (“TLAC”) for G-SIBs. The consultation period ended on February 2, 2015. On November 9, 2015, the FSB published its final proposal to the G-20. The final TLAC principles and term sheet reflect changes made following the public consultation and the comprehensive impact assessment studies.

Once approved, these proposals will form a new minimum TLAC standard for G-SIBs. If implemented as contemplated, the TLAC requirement is expected to create material additional minimum capital requirements for Banco Santander and its bank subsidiaries and is expected to require Banco Santander to maintain an additional minimum TLAC ratio of (i) Banco Santander’s regulatory capital plus certain types of debt capital instruments and other eligible liabilities that can be written down or converted into equity during resolution to (ii) Banco Santander’s risk-weighted assets.

The FSB has proposed a single specific minimum “Pillar 1” TLAC requirement of 16% of the resolution’s group risk weighted assets as from January 1, 2019 and 18% as from January 1, 2022. Minimum TLAC must be also at least 6% of the Basel III leverage ratio denominator as from January 1, 2019, and at least 6.75% as from January 1, 2022. In addition, beginning January 1, 2022, regulatory capital instruments issued by Banco Santander financing vehicle subsidiaries will not count towards Banco Santander’s TLAC. The amount of such instruments at September 30, 2015 was €3,102 million.

Assuming TLAC requirements at 18%, a Basel III conservation buffer of 2.5% and systemic buffer of 1.0%, we estimate the shortfall between Banco Santander’s current capital levels and the requirements expected to be in force by 2019 to be approximately €8 billion, such that, given historical annual debt issuance volumes by the Group, we believe the Group has flexibility to comply with expected TLAC requirements through recurring issuances of qualifying debt.

See “Item 3. Key Information – D. Risk Factors. 2.1.2 We are subject to substantial regulation which could adversely affect our business and operations” in Banco Santander’s 2014 Form 20-F.

Ratio of Earnings to Fixed Charges

The Group’s consolidated ratios of earnings to fixed charges calculated in accordance with IFRS for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 and for the nine-month period ended September 30, 2015 and 2014 are as follows:

	Nine Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(unaudited)	(unaudited)
Excluding interest on deposits	1.91	1.89	1.90	1.69	1.27	1.62	2.28
Including interest on deposits	1.47	1.42	1.43	1.29	1.11	1.26	1.52

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges. Fixed charges consist of total interest expense (including or excluding interest on deposits as appropriate) and the interest expense portion of rental expense.

Description of the Subordinated Notes AND THE GUARANTEE

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities and Guarantees”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $             and will mature on              , 2025. From and including the date of issuance, interest will accrue on the Subordinated Notes at a rate of      % per annum. Interest will accrue from November     , 2015. Interest will be payable semi-annually in arrears on May     and November     of each year, commencing on May     , 2016, up to and including the maturity date or any date of earlier redemption. Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under an indenture to be dated as of November     , 2015 (the “Subordinated Debt Securities Indenture”) between us as Issuer, Banco Santander, as Guarantor, and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by a first supplemental indenture to be dated as of November     , 2015 (the “First Supplemental Indenture”) between us as Issuer, Banco Santander, as Guarantor and the Trustee. Book-entry interests in the Subordinated Notes will be issued in denominations of $200,000 and integral multiples thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by one or more global securities deposited with a custodian for, and registered in the name of a nominee of, DTC. You may hold a beneficial interest in the Subordinated Notes through the DTC and its participants, including Euroclear and Clearstream. The Underwriters expect to deliver the Subordinated Notes through the facilities of the DTC on or about November     , 2015. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to the Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to the Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Status of the Subordinated Notes and the Guarantee

Subordinated Notes

The Subordinated Notes will constitute direct, unconditional, subordinated and unsecured obligations of Santander Issuances and, upon the insolvency of Santander Issuances (and unless they qualify as more subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provisions which replace it in the future, and subject to any applicable legal and statutory exceptions) rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future) pari passu without preference or priority among themselves and:

(i) senior to (1) those contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as more subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to the Subordinated Notes;

(ii) pari passu with all of Santander Issuances’ other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander; and

(iii) junior to any non-subordinated obligations of Santander Issuances, any Senior Subordinated Obligations and any claim on Santander Issuances that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

“Senior Subordinated Obligations” means any subordinated obligations of Santander Issuances which by law and/or their terms, and to the extent permitted by Spanish law (including contractually subordinated obligations of principal related to instruments not qualifying as Tier 2 Capital or Tier 1 Capital of Banco Santander), rank senior to the Subordinated Notes.

Subordinated Guarantee

The obligations of Banco Santander with respect to the Subordinated Notes constitute direct, unconditional, subordinated and unsecured obligations of Banco Santander which, upon the insolvency of Banco Santander (and unless they qualify as more subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provision which replace it in the future, and subject to any applicable legal and statutory exceptions) shall rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future),

(i) senior to (1) contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as more subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under the subordinated guarantee;

(ii) pari passu with all other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander and any other subordinated obligations which by law and/or their terms, and to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under the subordinated guarantee; and

(iii) junior to any non-subordinated obligations of Banco Santander, any other subordinated obligations which by law and/or their terms, and to the extent permitted by Spanish law (including contractually subordinated obligations of principal related to instruments not qualifying as Tier 2 Capital or Tier 1 Capital of Banco Santander),

rank senior to Banco Santander’s obligations under the subordinated guarantee and any claim on Banco Santander that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

Early Redemption

The Subordinated Notes are redeemable by Santander Issuances as set forth under “Description of Debt Securities and Guarantees—Redemption and Repurchase—Early Redemption for Taxation Reasons” and “Description of Debt Securities and Guarantees—Redemption and Repurchase—Early Redemption of Subordinated Debt Securities for Capital Disqualification Event” in the accompanying prospectus.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Debt Securities Indenture, the First Supplemental Indenture, the Subordinated Notes and the subordinated guarantee will be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by Banco Santander and Santander Issuances of the indentures and the Subordinated Notes and the subordinated guarantee, and certain provisions of the Subordinated Notes and the Subordinated Debt Securities Indenture related to the subordination of the Subordinated Notes and the subordinated guarantee shall be governed by and construed in accordance with Spanish law.

Underwriting (CONFLICTS OF INTEREST)

We, Banco Santander and the underwriters for the offering named below (the “Underwriters”) have entered into a firm commitment underwriting agreement with respect to the Subordinated Notes. Subject to certain terms and conditions, we have agreed to sell to the Underwriters and each Underwriter has severally, and not jointly, agreed to purchase the respective principal amounts of the Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Credit Agricole Securities (USA) Inc.	$

Merrill Lynch, Pierce Fenner & Smith Incorporated	$

Morgan Stanley & Co. LLC	$

Santander Investment Securities Inc.	$

Total	$

The Underwriters have agreed, severally and not jointly, to purchase all of the Subordinated Notes sold under the underwriting agreement if any are purchased and that the obligations of the Underwriters are subject to approval of legal matters by their counsel, including the validity of the Subordinated Notes, and certain conditions precedent such as the receipt by the Underwriters of officer’s certificates and legal opinions. The offering of the Subordinated Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

We and Banco Santander have agreed to indemnify the several Underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The Underwriters propose to offer the Subordinated Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. We estimate that the expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $       million.

Matters Relating to the Initial Offering and Market-Making Resales

After the initial offering, the public offering price or any other term of the offering may be changed.

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules. The Subordinated Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters, with the exception of Santander Investment Securities Inc., intend to make a market in the Subordinated Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes. If an active trading market for the Subordinated Notes does not develop, the market price and liquidity of the Subordinated Notes may be adversely affected. If the Subordinated Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, Banco Santander’s operating performance and financial condition, general economic conditions and other factors.

In this prospectus supplement, the term “the offering” means the initial offering of the Subordinated Notes made in connection with their original issuance and not any subsequent resales of Subordinated Notes in market-making transactions.

Settlement

The Subordinated Notes will settle through the facilities of the DTC and its direct and indirect participants (including Euroclear and Clearstream Banking). The initial CUSIP number for the Subordinated Notes is , the ISIN is and the Common Code is .

It is expected that delivery of the Subordinated Notes will be made against payment on or about November      , 2015, which will be the fifth New York Business Day following the date of pricing of the Subordinated Notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Subordinated Notes who wish to trade Subordinated Notes on the date of pricing or the next Business Day should consult their own advisors.

No Sales of Similar Securities

From the date of this prospectus supplement, and continuing to and including November      , 2015, we and Banco Santander have agreed that we and Banco Santander will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of, in the United States, any material amount of dollar-denominated debt securities issued or guaranteed by Banco Santander which mature in more than one year and which are substantially similar to the Subordinated Notes and the subordinated guarantee.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters, with the exception of Santander Investment Securities Inc., may purchase and sell Subordinated Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Subordinated Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Subordinated Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Subordinated Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

Other Relationships

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking, hedging and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters (with the exception of Santander Investment Securities Inc.) and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes offered hereby. Any such short positions could adversely affect future trading prices of the Subordinated Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters may resell notes outside of the United States to or through one or more of their affiliates.

Conflicts of Interest

Santander Investment Securities Inc., a Joint Bookrunner for the Subordinated Notes, is an affiliate of the Issuer and a subsidiary of the Guarantor. Santander Investment Securities Inc. will conduct this offering in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. Neither Santander Investment Securities Inc. nor any of our other affiliates may make sales in this offering to any account over which it exercises discretionary authority without the specific written approval of the accountholder.

Selling Restrictions

Notice to Prospective Investors in Canada

The Subordinated Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the Subordinated Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective European Economic Area Investors

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the Subordinated Notes may not be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the several underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Subordinated Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Subordinated Notes to the public” in relation to any Subordinated Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe the Subordinated Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended including by Directive 2010/73/EU and including any relevant implementing measure in each Relevant Member State).

Notice to Prospective Investors in Hong Kong

(a) The Subordinated Notes have not been offered or sold and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of the laws of Hong Kong (the “Companies (WUMP) Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance; and (b) no advertisement, invitation or document relating to the Subordinated Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been or will be issued or has been or will be possessed for the purposes of the issue, whether in Hong Kong or elsewhere, other than with respect to the Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Subordinated Notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”). Accordingly, the Subordinated Notes may not be offered or sold directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its principal office in Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

The prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the "SFA"). Accordingly, the prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Subordinated Notes may not be circulated or distributed, nor may the Subordinated Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in

Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Subordinated Notes are acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person (as defined in Section 275(2) of the SFA) who is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Subordinated Notes except:

(1) to an institutional investor (under Section 274 of the SFA) or to a relevant person as defined in Section 275(2) of the SFA, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Spain

The Subordinated Notes may not be offered or sold in Spain except in accordance with the requirements of the Spanish Securities Market Law (Ley 24/1988, de 28 de Julio, del Mercado de Valores as amended and restated by virtue of Real Decreto Legislativo 4/2015, de 23 de octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores which will enter into force on 13 November 2015), as amended from time to time, and Royal Decree 1310/2005, of November 4, on listing of securities, public offers and applicable prospectus (Real Decreto 1310/2005, de 4 de noviembre, por el que se desarrolla parcialmente la Ley 24/1988, de 28 de julio, del Mercado de Valores en materia de admisión a negociación de valores en mercados secundarios oficiales, de ofertas públicas de venta o suscripción y del folleto exigible a tales efectos), as amended from time to time (collectively, the ‘‘Spanish Securities Market Law’’). The Subordinated Notes may not be sold, offered or distributed to persons in Spain, except (i) to qualified investors (inversores cualificados), and (ii) in circumstances which do not constitute a public offer (oferta pública) of securities in Spain, within the meaning of the Spanish Securities Market Law. Neither the Subordinated Notes, this offering nor this prospectus supplement nor its contents have been approved or registered with the Spanish Securities and Exchange Commission (Comisión Nacional del Mercado de Valores), and therefore it is not intended for the public offering or sale of the Subordinated Notes in Spain.

Notice to Prospective Investors in Switzerland

The Subordinated Notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland. Neither this preliminary prospectus supplement and accompanying prospectus nor any other offering or marketing material relating to the Subordinated Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations, and neither this preliminary prospectus supplement and accompanying prospectus nor any other offering or marketing material relating to the Subordinated Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Kingdom

Each Underwriter (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Subordinated Notes in circumstances in which Section 21(1) of the FSMA does not or, in the case of the Guarantor, would not, if it was not an authorised person, apply to the Issuer; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Subordinated Notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

Our U.S. counsel, Davis Polk & Wardwell LLP, will pass upon certain U.S. federal and New York legal matters relating to the validity of the Subordinated Notes. Our Spanish counsel, Uría Menéndez, will pass upon certain matters relating to Spanish law. Sidley Austin LLP will pass upon certain U.S. federal and New York legal matters for the underwriters and Clifford Chance S.L. will pass upon certain Spanish legal matters for the underwriters.

Experts

The consolidated financial statements, incorporated in this Prospectus by reference from the Group’s Annual Report on Form 20-F for the year ended December 31, 2014 (the “2014 Annual Report”), and as recast in the Group’s Report on Form 6-K filed with the SEC on November 5, 2015 to give retrospective effect to certain changes in the Group´s operating segments included in the 2014 Annual Report, and the effectiveness of the Group’s internal control over financial reporting have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Banco Santander, S.A.

By this prospectus we may offer —

Contingent Convertible CAPital Securities
Ordinary Shares

Santander US Debt, S.A. Unipersonal

Santander Issuances, S.A. Unipersonal

By this prospectus we may offer —

DEBT SECURITIES

fully and unconditionally guaranteed by Banco Santander, S.A.

Banco Santander, S.A. may use this prospectus to offer from time to time contingent convertible capital securities and, solely in connection with the issuance of contingent convertible capital securities, ordinary shares (including in the form of American Depositary Shares). Banco Santander, S.A.’s American Depositary Shares, or ADSs, each representing the right to receive one share of capital stock of Banco Santander, S.A., are listed on the New York Stock Exchange under the symbol “SAN”. In addition, Banco Santander, S.A.’s ordinary shares are listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Banco Santander, S.A.’s ordinary shares are also listed on the London (in the form of CREST Depository Interests), São Paulo (in the form of Brazil Depositary Shares), Milan, Lisbon, Buenos Aires, Warsaw and Mexico stock exchanges.

Santander US Debt, S.A. Unipersonal may use this prospectus to offer from time to time senior debt securities. Such senior debt securities will be fully and unconditionally guaranteed on a senior basis by Banco Santander, S.A.

Santander Issuances, S.A. Unipersonal may use this prospectus to offer from time to time subordinated debt securities. Such subordinated debt securities will be fully and unconditionally guaranteed on a subordinated basis by Banco Santander, S.A.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of any series of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in any of the securities described in the prospectus. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is October 13, 2015

About this Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities and contingent convertible capital securities (convertible into ordinary shares upon a trigger event) we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus, the applicable prospectus supplement and any related issuer free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires

•	“Banco Santander” means Banco Santander, S.A. and the term “Group” means Banco Santander, S.A. and its consolidated subsidiaries;

•	“debt securities” refers to the senior debt securities and the subordinated debt securities;

•	“guarantee” refers to either of the senior guarantee or the subordinated guarantee, as applicable;

•	“relevant issuer” refers to Banco Santander, Santander US Debt or Santander Issuances, as applicable;

•	“Santander US Debt” means Santander US Debt, S.A. Unipersonal;

•	“Santander Issuances” means Santander Issuances, S.A. Unipersonal;

•	“securities” refers to the debt securities and the contingent convertible capital securities;

•	“senior debt securities” refers to the senior debt securities issued by Santander US Debt;

•	“senior guarantee” refers to a guarantee by Banco Santander of senior debt securities issued by Santander US Debt;

•	“subordinated debt securities” refers to the subordinated debt securities issued by Santander Issuances;

•	“subordinated guarantee” refers to a guarantee by Banco Santander of subordinated debt securities issued by Santander Issuances;

•	“we”, “our” and “us” refer to each of Banco Santander, Santander US Debt and Santander Issuances, as applicable, as issuer of the relevant securities;

•	“$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars; and

•	“€” and “euro” refer to euro.

Use of Proceeds

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

Banco Santander, S.A.

Banco Santander, S.A. is the parent bank of the Group. The Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in Argentina, Brazil, Chile, Mexico, Peru and Uruguay.

Banco Santander, S.A. was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Banco Santander, S.A. is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).

Banco Santander, S.A. conducts business under the commercial name “Santander”. The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

Santander US Debt, S.A. Unipersonal

Santander US Debt, a wholly-owned subsidiary of Banco Santander, was incorporated by a public deed executed on August 23, 2005, and registered in the Mercantile Registry of Madrid on August 25, 2005 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). Santander US Debt is a financing vehicle for the Group and has no subsidiary companies. Other than the proceeds of any issuance, which will be deposited with Banco Santander, Santander US Debt has no material assets. With the exception of Spanish reserve requirements which must be met prior to the payment of dividends and provided that dividends may only be distributed out of income for the previous year or out of unrestricted reserves and provided further that the net worth of Santander US Debt must not, as a result of the distribution, fall below its paid-in share capital (capital social), there are no restrictions on Banco Santander’s ability to obtain funds from the issuer through dividends, loans or otherwise. Spanish Law 10/2014 requires that the net proceeds of the offering of the debt securities of any series be deposited with Banco Santander.

The principal office of Santander US Debt is located in Banco Santander’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-257-2059.

Santander Issuances, S.A. unipersonal

Santander Issuances, a wholly-owned subsidiary of Banco Santander, was incorporated by a public deed executed on February 27, 2004, and registered in the Mercantile Registry of Madrid on March 2, 2004 as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). Santander Issuances is a financing vehicle for the Group and has no subsidiary companies. Other than the proceeds of any issuance, which will be deposited with Banco Santander, Santander Issuances has no material assets. With the exception of Spanish reserve requirements which must be met prior to the payment of dividends and provided that dividends may only be distributed out of income for the previous year or out of unrestricted reserves and provided further that the net worth of Santander Issuances must not, as a result of the distribution, fall below its paid-in share capital (capital social), there are no restrictions on Banco Santander’s ability to obtain funds from the issuer through dividends, loans or otherwise. Spanish Law 10/2014 requires that the net proceeds of the offering of the debt securities of any series be deposited with Banco Santander.

The principal office of Santander Issuances is located in Banco Santander’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-257-2059.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus and as set out below as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to any of the securities described in this prospectus.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on Banco Santander’s and the Group’s business, operations, financial condition or prospects and cause future results to be materially different from expected results. Banco Santander’s and the relevant issuers’ results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties that Banco Santander, the relevant issuers and the Group face. Described are only those risks relating to Banco Santander’s and the Group’s operations or an investment in the securities that Banco Santander and the relevant issuers consider to be material. There may be additional risks that Banco Santander and the relevant issuers currently consider not to be material or of which they are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and Banco Santander and the relevant issuers are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear Banco Santander, the relevant issuers’ and the Group’s solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal, interest, liquidation preference and distributions which investors will receive in respect of the securities. In addition, each of the highlighted risks could adversely affect the trading price of the securities or the rights of investors under the securities and, as a result, investors could lose some or all of their investment. Holders of contingent convertible capital securities or debt securities should consult their own financial, tax and legal advisers regarding the risks of an investment in the securities.

Each of Santander US Debt and Santander Issuances is a finance vehicle established by Banco Santander for the purpose of issuing debt securities and on-lending the proceeds within the Group, and each is a wholly-owned subsidiary of Banco Santander. Accordingly, the risk factors incorporated by reference which relate to Banco Santander and the Group will also be of relevance to Santander US Debt and Santander Issuances.

Capitalized terms and certain other terms used in this section “Risk Factors”, unless otherwise defined in this section, have the meanings assigned to them in “Description of Debt Securities and Guarantees” and “Description of Contingent Convertible Capital Securities” below.

Risks relating to Santander US Debt, Santander Issuances, Banco Santander and the Group

For a description of the risks associated with Santander US Debt, Santander Issuances, Banco Santander and the Group, see the section entitled “Risk Factors” of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference herein.

Risks Relating to the Securities

Holders of any series of securities may experience a loss in their investment in the event Banco Santander becomes subject to a resolution process under Law 11/2015 (or in the event that loss absorption is required by the FROB to avoid a resolution process).

Chapter VI of Law 11/2015, of June 18, for the recovery and resolution of credit entities and investment firms, as amended from time to time (“Law 11/2015”), regulates a set of measures targeted at ensuring that shareholders, subordinated creditors (including holders of securities) and certain senior creditors bear losses through a burden sharing mechanism within the framework of resolution processes. These measures could include the discharge of any indebtedness and a stay of payment in respect of any indebtedness imposed by the Fondo de reestructuración ordenada bancaria (the “FROB”), even against the will or without the consent of those holding the relevant securities. Measures include repurchases of the debt securities at a certain price determined by the FROB, write-downs of the nominal value of preferred and debt securities or their exchange for other securities. Potential investors in the securities of any series should consider the risk that a holder may lose all or part of its investment if Banco Santander became the subject of a resolution process (or, in the case of investors in the subordinated debt securities or contingent convertible capital securities of any series, in the event that loss absorption were required by the FROB to avoid a resolution process of Banco Santander) and a loss absorption measure was taken with respect to the securities of such series in accordance with Chapter VI of Law 11/2015.

There is no active trading market for the securities.

Securities issued pursuant to this prospectus (other than Banco Santander’s ordinary shares) will be new securities which may not be widely distributed and for which there is currently no active trading market and no active trading market may develop. If securities of any series are traded after their initial issuance, they may trade at a discount to their initial offering price, depending on a number of factors, including: prevailing interest rates, the number of holders of such series of securities, the market for similar securities, general economic conditions and the financial condition of the relevant issuer and/or Banco Santander, as applicable, the relevant issuers’ and Banco Santander’s credit ratings published by credit rating agencies, the interest of securities dealers in making a market for such series of securities and the introduction of any financial transaction tax. Although Banco Santander may submit applications to list any series of securities on recognized stock exchanges, there is no assurance that such applications will be accepted, that any particular series of securities will be so admitted or that an active trading market will develop, or if developed, that it will continue. If an active trading market does not develop or is not maintained in respect of a particular series of securities, the market price and liquidity of the securities of such series, as applicable, may be adversely affected. In that case, holders of the securities of such series may not be able to sell the securities of such series at a particular time or may not be able to sell securities of such series at a favorable price.

The securities of any series are subject to the subordination provisions of the Spanish Insolvency Law.

Law 22/2003 (Ley Concursal) dated 9 July 2003 (“Law 22/2003” or the “Spanish Insolvency Law”), which became effective on September 1, 2004 supersedes all pre-existing Spanish provisions which regulated the bankruptcy, insolvency (including suspension of payments) and any process affecting creditors’ rights generally, including the ranking of its credits.

Law 22/2003 provides, among other things, that: (i) any claim may become subordinated if it is not reported to the insolvency administrators (administradores concursales) within one month from the last official publication of the court order declaring the insolvency, (ii) provisions in a contract granting one party the right to terminate by reason only of the other’s insolvency will not be enforceable, and (iii) interest (other than interest accruing under secured liabilities up to an amount equal to the value of the asset subject to the security) shall cease to accrue as from the date of the declaration of insolvency and any amount of interest accrued up to such date (other than any interest accruing under secured liabilities up to an amount equal to the value of the asset subject to the security) shall become subordinated.

Law 11/2015 established a change in the ranking of claims under Article 92.2 of the Spanish Insolvency Law for Spanish banking insolvency proceedings. According to such change: (a) principal of subordinated debt securities qualifying as Tier 2 instruments will rank (i) pari passu among themselves and with the principal of any other contractually subordinated obligations of the relevant debtor qualifying as Tier 2 instruments, (ii) senior to any principal of contractually subordinated obligations of the relevant debtor qualifying as Additional Tier 1 instruments and (iii) junior to any principal of contractually subordinated obligations of the relevant debtor not qualifying as Additional Tier 1 instruments or Tier 2 instruments, and (b) principal of contingent convertible capital securities qualifying as Additional Tier 1 will rank (i) pari passu among themselves and with the principal of any other contractually subordinated obligations of the relevant debtor qualifying as Additional Tier 1, and (ii) junior to any principal of contractually subordinated obligations of the relevant debtor not qualifying as Additional Tier 1.

Any payments of interest in respect of debt securities, or Distributions in respect of contingent convertible capital securities, will be subject to the subordination provisions of article 92.3 of the Spanish Insolvency Law.

The Spanish Insolvency Act, in certain instances, also has the effect of modifying or impairing creditors’ rights even if the creditor, either secured or unsecured, does not consent to the amendment. Secured and unsecured dissenting creditors may be written down not only once the insolvency has been declared by the judge as a result of the approval of a creditors’ agreement, but also as a result of an out-of-court restructuring agreement without insolvency proceedings having been previously opened (e.g., refinancing agreements which satisfy certain requirements and are validated by the judge), in both scenarios (i) to the extent that certain qualified majorities are achieved and unless (ii) some exceptions in relation to the kind of claim or creditor apply (which would not be the case for the securities).

The majorities legal regime envisaged for these purposes also hinges on (i) the type of the specific restructuring measure which is intended to be imposed (e.g., extensions, debt reductions, debt for equity swaps, etc.) as well as (ii) on the part of claims to be written-down (i.e. secured or unsecured, depending on the value of the collateral as calculated pursuant to the rules established in the Spanish Insolvency Act).

In no case shall subordinated creditors be entitled to vote upon a creditors’ agreement during the insolvency proceedings, and accordingly, shall be always subject to the measures contained therein, if passed.

Under the terms of the securities of any series, holders of such securities shall have agreed to be bound by and consent to the exercise of any resolution tool by the relevant resolution authority.

Notwithstanding any other term of the securities of any series or any other agreements, arrangements, or understandings between the relevant issuer or Banco Santander and any holder of the securities of any series, by its acquisition of the securities of any series, each holder (which, for the purposes of this risk, includes each holder of a beneficial interest in the securities of any series) acknowledges, accepts, consents and agrees to be bound by the effect of the exercise of any resolution tools (including the sale of business tool, the bridge institution tool, and the asset separation tool) by the relevant resolution authority in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time (the “Bank Recovery and Resolution Directive” or “BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit entities and investment firms, as amended from time to time (“Law 11/2015”), (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder.

The potential impact of any resolution tool may include the total loss of value of the securities of any series, and under certain circumstances, the inability of the relevant issuer to perform its obligations under its securities.

See “—Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any debt securities” and “—Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any contingent convertible capital securities” below for a further description of the range of actions which may be taken.

Because global securities will be held by or on behalf of DTC, investors will have to rely on their procedures for transfer, payment and communication with the relevant issuer and/or Banco Santander.

The securities of any series issued may be represented by one or more global securities. Such global securities will be registered with Cede & Co. as a nominee of the Depository Trust Company (“DTC”), and may be held through a DTC participant, including Euroclear and Clearstream. Except in the circumstances described in the relevant global security, investors will not be entitled to receive definitive securities. DTC will maintain records of the beneficial interests in the global securities. While the securities are represented by one or more global securities, investors will be able to trade their beneficial interests only through DTC (or any other clearing system that is a direct or indirect participant in DTC).

While the securities of any series are represented by one or more global securities, the relevant issuer and Banco Santander will discharge their payment obligations under the securities of such series by making payments to the common depositary or Principal Paying Agent for DTC for distribution to their account holders. A holder of a beneficial interest in a global security must rely on the procedures of DTC, or if such interest is held through a DTC participant, the procedures of such DTC participant, to receive payments under the relevant series of securities. The relevant issuer and Banco Santander have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global securities.

Holders of beneficial interests in the global securities will not have a direct right to vote in respect of the relevant series of securities. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint appropriate proxies. Similarly, holders of beneficial interests in the global securities will not have a direct right under the global securities to take enforcement action against the relevant issuer or Banco Santander in the event of a default under the relevant series of securities but will have to rely upon their rights under the relevant indenture.

The relevant issuers are required to provide certain information related to securities of any series to the Spanish tax authorities.

Article 44 of Royal Decree 1065/2007, as amended (“Royal Decree 1065/2007”) sets out the reporting obligations applicable to preferred securities (participaciones preferentes), such as the contingent convertible capital securities of any series, and debt instruments issued under Law 10/2014, such as the debt securities. The procedures apply to income deriving from preferred securities and debt instruments to which Law 10/2014 refers, including debt instruments issued at a discount for a period equal to or less than twelve months.

According to the literal wording of Article 44.5 of Royal Decree 1065/2007, income derived from preferred securities or debt instruments to which Law 10/2014 applies originally registered with the entities that manage clearing systems located outside Spain, and are recognized by Spanish law or by the law of another Organisation for Economic Cooperation and Development (“OECD”) country (such as DTC), Euroclear or Clearstream, Luxembourg), will be paid free of Spanish withholding tax provided that the Principal Paying Agent appointed by Banco Santander submits, in a timely manner, a statement to Banco Santander, with the following information:

(i) identification of the securities;

(ii) income payment date (or refund if the securities are issued at discount or are segregated);

(iii) total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated); and

(iv) total amount of the income corresponding to each clearing system located outside Spain.

These obligations refer to the total amount paid to investors through each foreign clearing house. For these purposes, “income” means interest and the difference, if any, between the aggregate amount payable on the redemption of the securities of any series and the issue price of the securities of such series.

In accordance with Article 44 of Royal Decree 1065/2007, the relevant issuer and Principal Paying Agent should provide Banco Santander with the statement reflecting the relevant position at the close of business on the business day immediately prior to each interest payment date. In the event that on such date, an entity obliged to provide the declaration fails to do so, Banco Santander or the Principal Paying Agent on its behalf will make a withholding at the general rate of 19.0% (except the applicable withholding tax rate will be 19.5% during the tax period 2015) on the total amount of the return on the relevant debt securities or contingent convertible capital securities otherwise payable to their holders.

Notwithstanding the foregoing, in the event that withholding tax were required by law due to the failure of the Principal Paying Agent to submit in a timely manner a duly executed and completed certificate pursuant to Law 10/2014 and Royal Decree 1065/2007 and any implementing legislation or regulation, Banco Santander will not pay any additional amounts with respect to any such withholding, as provided in “Description of Debt Securities and Guarantees—Additional Amounts” and “Description of Contingent Convertible Capital Securities—Additional Amounts” below.

In the event that the currently applicable procedures are modified, amended or supplemented by, among other things, any Spanish law, regulation, interpretation or ruling of the Spanish tax authorities, Banco Santander will notify the holders of the relevant series of securities, as applicable, of such information procedures and their implications, as Banco Santander may be required to apply withholding tax on interest payments or Distributions, as applicable, in respect of the relevant series of securities if the holders of such series of securities do not comply with such information procedures.

Potential FATCA Withholding After December 31, 2018

Under certain provisions of the United States Internal Revenue Code of 1986, as amended (commonly referred to as “FATCA”), and Treasury regulations promulgated thereunder, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), certain payments made in respect of the debt securities, contingent convertible capital securities, ADSs or Conversion Shares after December 31, 2018 may be subject to withholding at a rate of 30% (“FATCA withholding”). Banco Santander (or a relevant intermediary) may be required to impose FATCA withholding on payments in respect of the debt securities, contingent convertible capital securities, ADSs or Conversion Shares to the extent that such payments are “foreign passthru payments,” made after December 31, 2018 to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA, and other holders that fail to provide sufficient identifying information to Banco Santander or any relevant intermediary. Under current guidance it is not clear whether and to what extent payments on the debt securities, contingent convertible capital securities, ADSs and Conversion Shares will be considered foreign passthru payments subject to FATCA withholding or the extent to which foreign passthru payment withholding will be required under intergovernmental agreements and their implementing legislation or regulations. Payments on debt securities that are issued on or before the date which is six months after the date on which final Treasury regulations defining the term “foreign passthru payments” are filed with the Federal Register, and are not materially modified after such date, will not be subject to passthru payment withholding under FATCA. Investors should consult their tax advisers as to how these rules may apply to payments they receive on the debt securities, contingent convertible capital securities, ADSs or Conversion Shares.

Withholding under the EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “Directive”), Member States are required to provide to the tax authorities of other Member States details of certain payments of interest or similar income paid or secured by a person established in a Member State to or for the benefit of an individual resident in another Member State or certain limited types of entities established in another Member State.

The Council Directive 2003/48/EC was amended by the Council Directive 2014/48/EU which was adopted on March 24, 2014 and published on April 15, 2014 (the “Amending Directive”). The Amending Directive broadens the scope of the requirements described above. Member States are required to apply these new requirements from January 1, 2016. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. The Directive will also apply a “look through approach” to certain payments where an individual resident in a Member State is regarded as the beneficial owner of that payment for the purposes of the Directive. This approach will apply to payments made to or by, or secured for or by, persons, entities or legal arrangements (including trusts), where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Austria is required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments deducting tax at a rate of 35%. The changes referred to above will broaden the types of payments subject to withholding in those Member States which still operate a withholding system when they are implemented.

The end of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

If a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the relevant issuer nor the Principal Paying Agent (as defined in “Description of Debt Securities and Guarantees”) nor any other person would be obliged to pay additional amounts with respect to any debt security as a result of the imposition of such withholding tax.

The European Commission has proposed that the Council Directive 2003/48/EC should be repealed generally with effect from January 1, 2016 or, in the case of Austria, from January 1, 2017, in order to avoid overlap with Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU), pursuant to which Members States will be required to apply new measures on mandatory automatic exchange of information. The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive. Investors who are in any doubt as to their position should consult their professional advisers.

The proposed financial transaction tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The Commission’s proposal has very broad scope and could, if introduced, apply to certain dealings in the securities (including secondary market transactions) under certain circumstances. The issuance and subscription for the securities should, however, be exempt.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016. However, the Commission’s Proposal remains subject to negotiation by the participating Member States and the scope of any such tax is uncertain. Additional Member States of the European Union may decide to participate.

Prospective investors are advised to seek their own professional advice in relation to FTT.

If introduced, certain dealings in the securities may be subject to the FTT, in which case neither Banco Santander nor the relevant issuers nor the Principal Paying Agent nor any other person would be obliged to pay additional amounts with respect to any security as a result of imposition of such tax.

Risks Relating to the Debt Securities

Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any debt securities.

On May 6, 2014, the Council of the European Union adopted the BRRD. The BRRD was published in the official Journal of the EU on June 12, 2014 and is designed to provide authorities with tools to intervene in unsound or failing credit institutions and investment firms (“institutions”) to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the economy and financial system. On June 18, 2015, Spain approved Law 11/2015 to implement the BRRD in Spain.

Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where the relevant resolution authority considers that (a) an institution is failing or likely to fail, (b) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (c) a resolution action is in the public interest: (i) sale of business - which enables resolution authorities to direct the sale of the firm or the whole or part of its business on commercial terms; (ii) bridge institution - which enables resolution authorities to transfer all or part of the business of the firm to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation - which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) bail-in - which gives resolution authorities the power to write down certain claims of unsecured creditors of a failing institution and to convert certain unsecured debt claims including senior debt securities and subordinated debt securities to equity (the general bail-in tool), which equity could also be subject to any future application of the general bail-in tool. Law 11/2015 provides that the general bail-in tool shall be applied from January 1, 2016 (until such date only the subordinated debt securities of any series could be bailed-in pursuant to Law 9/2012).

Law 11/2015 also provides for the resolution authority as a last resort, after having assessed and exploited the above resolution tools to the maximum extent possible while maintaining financial stability, to be able to provide extraordinary public financial support through additional financial stabilization tools. These consist of the public equity support and temporary public ownership tools. Any such extraordinary financial support must be provided in accordance with the EU state aid framework.

An institution will be considered as failing or likely to fail when: it is, or is likely in the near future to be, in breach of its prudential requirements or any other requirements for continuing authorization; its assets are, or are likely in the near future to be, less than its liabilities; it is, or is likely in the near future to be, unable to pay its debts as they fall due; or it requires extraordinary public financial support (except in limited circumstances).

In addition to the general bail-in tool, the relevant resolution authority has the further power to permanently write-down or convert into equity capital instruments such as the subordinated debt securities of any series at or immediately prior to the point of non-viability and before any other resolution action is taken (non-viability loss absorption). Any shares issued to holders of subordinated debt securities of such series upon any such conversion into equity may also be subject to any application of the general bail-in tool.

The powers set out in Law 11/2015 will impact how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. Holders of the debt securities of any series may be subject to write-down or conversion into equity on any application of the general bail-in tool and, in the case of the subordinated debt securities of any series, non-viability loss absorption, which may result in such holders losing some or all of their investment. The exercise of any power under Law 11/2015 or any suggestion of such exercise could, therefore, materially adversely affect the rights of holders of the debt securities of any series, the price or value of their investment in any series of debt securities and/or the ability of Banco Santander to satisfy its obligations under the relevant guarantee.

Law 11/2015 establishes that the FROB shall apply the bail-in tool in accordance with a specific preference order; in particular, the FROB is required to write-down or convert debts in the following order: (i) Common Equity

Tier 1 instruments; (ii) Additional Tier 1 instruments, (iii) Tier 2 instruments; (iv) other subordinated claims that do not qualify as Additional Tier 1 instruments or Tier 2 instruments; and (v) eligible senior claims.

In addition, in accordance with Article 64.1.(i) of Law 11/2015, the FROB has the power to alter the amount of interest payable under debt instruments subject to resolution proceedings and the date on which the interest becomes payable under the debt instrument (including the power to suspend payment for a temporary period).

Under the terms of the debt securities of any series, holders of such securities shall have agreed to be bound by and consent to the exercise of any Spanish Bail-in Power by the relevant resolution authority.

Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of an institution governed by the laws of a third country (which include the debt securities of any series) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power (as defined below) and agree to be bound by the exercise of those powers by the relevant resolution authority.

Notwithstanding any other term of the debt securities of any series or any other agreements, arrangements, or understandings between the relevant issuer and any holder of the debt securities of any series, by its acquisition of the debt securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of any series) acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the relevant resolution authority, which exercise may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the Amounts Due (as defined below) on the debt securities of such series;

(ii) the conversion of all, or a portion, of the Amounts Due on the debt securities of such series into ordinary shares, other securities or other obligations of the relevant issuer, Banco Santander or another person (and the issue to or conferral on the holder of the debt securities of such series of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities of such series;

(iii) the cancellation of the debt securities of such series;

(iv) the amendment or alteration of the maturity of the debt securities of such series or amendment of the amount of interest payable on the debt securities of such series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b) the variation of the terms of the debt securities of such series, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Amounts Due” are the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the debt securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time, (“BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms, as amended from time to time (“Law 11/2015”), and up to 31 December 2015 (inclusive), Law 9/2012, of 14 November, on restructuring and resolution of credit institutions, (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period).

Any Spanish Bail-in Power may be exercised in such a manner as to result in holders of debt securities of the relevant series losing the value of all or a part of their investment in the securities of such series or receiving a different security from the securities of such series, which may be worth significantly less than the securities of such series and which have significantly fewer protections than those typically afforded to those kinds of securities. Moreover, the relevant resolution authority may exercise its authority to implement the Spanish Bail-in Power without providing any advance notice to the holders of the debt securities of such series. For more information, see “Description of Debt Securities and Guarantees—Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power.”

Holders of the debt securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power by the relevant resolution authority.

Law 11/2015 contains certain safeguards for creditors in respect of the application of the capital instruments write-down and conversion power and the bail-in tool. With respect to the capital instruments write-down and conversion power, the relevant resolution authority will exercise such power in accordance with the priority of claims under normal insolvency proceedings such that Common Equity Tier 1 items will be written down before Additional Tier 1 and Tier 2 instruments, successively, are written down or converted into Common Equity Tier 1 instruments. Other than respecting the creditor hierarchy as set out above, the capital instruments write-down and conversion power does not include an express safeguard designed to leave no creditor worse off than in the case of insolvency.

With respect to the bail-in tool, the relevant resolution authority must apply the bail-in tool in accordance with a specified preference order. In particular, the FROB is required to write-down or convert debts in the following order: (i) Common Equity Tier 1 instruments; (ii) Additional Tier 1 instruments, (iii) Tier 2 instruments; (iv) other subordinated claims that do not qualify as Additional Tier 1 instruments or Tier 2 instruments; and (v) eligible senior claims. As a result, Additional Tier 1 instruments (including the contingent convertible capital securities of any series) will be written down or converted before Tier 2 instruments or subordinated debt that does not qualify as Additional Tier 1 or Tier 2 instruments (and any such Tier 2 instruments or subordinated debt would only be written down or converted if the reduction of Additional Tier 1 instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted and, accordingly, senior debt instruments would only be written down or converted if the reduction of subordinated instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted). Unlike the capital instruments write-down and conversion power, the bail-in tool contains an express safeguard designed to leave no creditor worse off than in the case of insolvency.

Notwithstanding the above, there may be limited protections, if any, that will be available to holders of securities subject to the Spanish Bail-in Power (including the debt securities of any series) and to the broader resolution powers of the relevant resolution authority. Accordingly, holders of debt securities of any series may have limited or circumscribed rights to challenge any decision of the relevant resolution authority to exercise its Spanish Bail-in Power.

The circumstances under which the relevant resolution authority would exercise its Spanish Bail-in Power are currently uncertain.

There remains uncertainty as to how or when the Spanish Bail-in Power may be exercised and how it would affect the Group and the debt securities of any series. The determination that all or part of the principal amount of the debt securities of any series will be subject to loss absorption is likely to be inherently unpredictable and may depend on a number of factors which may be outside of Banco Santander’s control. Although there are proposed pre-conditions for the exercise of the Spanish Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Spanish Bail-in Power with respect to the financial institution and/or securities issued or guaranteed by that institution. In particular, in determining whether an institution is failing or likely to fail, the European Central Bank, the Bank of Spain and the FROB shall consider a number of factors, including, but not limited to, an institution’s capital and liquidity position, governance arrangements and any other elements affecting the institution’s continuing authorization. Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Spanish Bail-in Power is likely to provide it with discretion, holders of debt securities of any series may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Spanish Bail-in Power. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any Spanish Bail-in Power by the

FROB, as the relevant resolution authority, may occur which would result in a principal amount write off or conversion to equity. The uncertainty may adversely affect the value of holders’ investments in the debt securities of any series.

In addition, the preparation by the European Banking Authority of certain regulatory technical standards and implementing technical standards to be adopted by the European Commission and certain other guidelines is pending. These include guidelines on the treatment of shareholders in bail-in or the write-down and conversion of capital instruments, and on the rate of conversion of debt to equity in bail-in.

In addition to the BRRD, it is possible that the application of other relevant laws, the Basel Committee on Banking Supervision package of reforms to the regulatory capital framework for internationally active banks designed, in part, to ensure that capital instruments issued by such banks fully absorb losses before tax payers are exposed to loss (“Basel III Reforms”) and any amendments thereto or other similar regulatory proposals, including proposals by the Financial Stability Board (“FSB”) on cross-border recognition of resolution actions, could be used in such a way as to result in the debt securities of any series absorbing losses in the manner described above. Any actions by the relevant resolution authority pursuant to the powers granted to it by Law 11/2015, or other measures or proposals relating to the resolution of institutions, may adversely affect the rights of holders of the debt securities of any series, the price or value of an investment in the debt securities of such series and/or the Group’s ability to satisfy its obligations under the debt securities of such series.

Changes in law may adversely affect holders’ rights under the debt securities of any series or may adversely affect the Group’s business, financial performance and capital plans.

Changes in law after the date hereof may affect holders’ rights under the debt securities of any series as well as the market value of the debt securities of such series. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the debt securities of any series, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the debt securities of such series.

Moreover, any change in law or regulation that would cause the subordinated debt securities of any series to be fully excluded (or likely to be fully excluded) from Tier 2 Capital would trigger a Capital Disqualification Event, may entitle Santander Issuances to redeem the subordinated debt securities of such series, in whole (but not in part) as more particularly described under “Description of Debt Securities and Guarantees—Redemption and Repurchase—Redemption of Subordinated Debt Securities for a Capital Disqualification Event”. In addition, any change in law or regulation that results in the relevant issuer having to pay additional amounts to holders of debt securities of any series, or results in certain other tax consequences including (but not limited to) the relevant issuer not being entitled to claim a deduction for Spanish tax purposes in respect of interest payments (or the value of such deduction to us being materially reduced), could trigger a tax event, which may entitle the relevant issuer to redeem the debt securities of such series, in whole (but not in part) as more particularly described under “Description of Debt Securities and Guarantees—Redemption and Repurchase—Early Redemption for Taxation Reasons”.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which the relevant issuer is able to elect to redeem the debt securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the debt securities of such series. There can be no assurances that, in the event of any early redemption, holders of debt securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the debt securities of such series.

Such legislative and regulatory uncertainty could also affect holders’ ability to accurately value the debt securities of any series and therefore affect the trading price of the debt securities of such series given the extent and impact on the debt securities of such series that one or more regulatory or legislative changes, including those described under “—The circumstances under which the relevant resolution authority would exercise its Spanish Bail-in Power are currently uncertain” and “—Holders of the debt securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power by the relevant resolution authority”, could have on the debt securities of such series.

Credit ratings may not reflect all risks of an investment in the debt securities and the relevant guarantees, and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the debt securities.

Banco Santander’s credit ratings may not reflect the potential impact of all risks relating to the market values of the debt securities of any series and the relevant guarantees. However, real or anticipated changes in the relevant issuers’ or Banco Santander’s credit ratings will generally affect the market values of the debt securities of such series and the relevant guarantees. Credit rating agencies continually revise their ratings for companies that they follow, including Banco Santander, and as such, the credit rating of Banco Santander may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. In addition, one or more independent credit rating agencies may assign credit ratings to the debt securities of any series.

Any ratings downgrade could adversely affect the trading prices of the debt securities of any series or the trading markets for the debt securities of any series to the extent trading markets for the debt securities of such series develop, and any ratings improvement will not necessarily increase the value of the debt securities of such series and will not reduce market risk and other investment risks related to the debt securities of such series.

Credit ratings may not reflect the potential impact of all risks related to structure and market of the debt securities of any series, and do not address the price, if any, at which the debt securities of any series may be resold prior to maturity (which may be substantially less than the original offering price of the debt securities of such series), and other factors that may affect the value of the debt securities of such series. A credit rating is not a recommendation to buy, sell or hold the debt securities of any series and may be revised or withdrawn by the rating agency at any time.

In general, European regulated investors are restricted under Regulation (EC) No. 1060/2009 (as amended) (the “CRA Regulation”) from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended). Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an EU-registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). Certain information with respect to the credit rating agencies and ratings will be disclosed in the relevant prospectus supplement.

The debt securities may not be a suitable investment for investors.

A prospective investor should determine whether an investment in any series of debt securities is appropriate in his or her particular circumstances after carefully considering, in conjunction with his or her legal, business and tax advisers, the consequences of an investment in the debt securities of such series and the other information set out in this prospectus and the relevant prospectus supplement, to arrive at his or her own evaluation of the investment. Neither the relevant issuers nor Banco Santander makes any recommendation as to whether any series of debt securities are a suitable investment for any person.

The debt securities of any series may be redeemed by the relevant issuer prior to maturity.

The debt securities of any series may be redeemable at the relevant issuer’s option in certain circumstances as described in this prospectus and the relevant prospectus supplement. The relevant issuer may choose to redeem the debt securities of such series at times when prevailing interest rates may be relatively low. In such circumstances, an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the relevant debt securities.

In addition, the ability to redeem the debt securities of any series is likely to limit the market value of the debt securities of such series. During any period when the relevant issuers may elect to redeem the debt securities of any series, the market value of the debt securities of such series generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period. See “Description of Debt Securities and Guarantees—Redemption and Repurchase” for more information on the circumstances under which the relevant issuers may redeem the debt securities of any series.

The debt securities of any series are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The debt securities of any series are Banco Santander’s and the relevant issuer’s obligations but are not bank deposits. In the event of Banco Santander’s and the relevant issuer’s insolvency, the debt securities of any series will rank equally with Banco Santander’s and the relevant issuer’s other unsecured obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which the relevant issuers or Banco Santander may incur.

There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which the relevant issuers or Banco Santander may issue or incur which ranks senior to, or pari passu with, the debt securities of any series. The incurrence of any such further indebtedness may reduce the amount recoverable by holders of debt securities of any series on a liquidation, dissolution or winding-up of Banco Santander in respect of the debt securities of such series and may limit the ability of the relevant issuer or Banco Santander to meet its obligations in respect of the debt securities of such series, and result in a holder of the debt securities of such series losing all or some of its investment in the debt securities of such series.

Risks Related to the Senior Debt Securities

The senior debt securities of any series are unsecured and are effectively subordinated to Banco Santander’s and the relevant issuer’s secured indebtedness.

The senior debt securities of any series are unsecured, will be effectively subordinated to all secured indebtedness Banco Santander and the relevant issuer may incur, to the extent of the assets securing such indebtedness. The relevant indenture relating to Banco Santander’s and the relevant issuer’s senior debt securities does not restrict Banco Santander’s and the relevant issuer’s ability to incur secured indebtedness in the future. In the event of Banco Santander’s and the relevant issuer’s insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, to the extent Banco Santander and the relevant issuer has granted security over Banco Santander’s assets and the relevant issuer’s assets, the assets securing such indebtedness will be used to satisfy the obligations under such indebtedness before Banco Santander and the relevant issuer can make payments on the senior debt securities of any series. There may only be limited assets available to make payments on the senior debt securities of any series in the event of an acceleration of the senior debt securities of such series and Banco Santander and the relevant issuer may not have sufficient assets to pay amounts due on any or all of Banco Santander’s and the relevant issuer’s senior debt securities of such series then outstanding.

Risks Related to the Subordinated Debt Securities

Santander Issuances’ obligations under the subordinated debt securities of any series are subordinated to existing and future senior indebtedness.

Santander Issuances’ obligations under the subordinated debt securities of any series will be unsecured and subordinated and will rank junior in priority of payment to all unsubordinated obligations of Santander Issuances and to all subordinated obligations of Santander Issuances not qualifying as Tier 1 or Tier 2 Capital. Although subordinated debt securities may pay a higher rate of interest than comparable debt securities which are not subordinated, there is a risk that holders of the subordinated debt securities of any series will lose all or some of their investment should Santander Issuances and Banco Santander become insolvent. The payment of principal and interest in respect of the subordinated debt securities and all amounts due under the relevant indenture in respect of the subordinated debt securities of such series will be unconditionally and irrevocably guaranteed by Banco Santander pursuant to the subordinated guarantee. Banco Santander’s obligations under the subordinated guarantee will be unsecured and subordinated and will rank junior in priority of payment to all unsubordinated obligations of Banco Santander and to all subordinated obligations of Banco Santander not qualifying as Tier 1 or Tier 2 Capital.

Risks Relating to the Contingent Convertible Capital Securities

The contingent convertible capital securities of any series are subject to certain provisions of the laws of the Kingdom of Spain and their official interpretation, which may change and have a material adverse effect on the terms and market value of the contingent convertible capital securities of such series.

Changes in the laws of Spain or their official interpretation by regulatory authorities such as the Bank of Spain or the European Central Bank after the date hereof may affect the rights and effective remedies of holders of any series of contingent convertible capital securities as well as the market value of the contingent convertible capital securities of such series.

Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the contingent convertible capital securities of such series, which may have an adverse effect on investment in the contingent convertible capital securities of such series. They could also include the introduction of a variety of further statutory resolution, loss-absorption and bail-in measures and tools, which may affect the rights of holders of obligations issued by Banco Santander, including the contingent convertible capital securities of any series.

The CRD IV Directive and CRR are a set of rules and regulations that imposes a series of new requirements, many of which will be phased in over a number of years. The CRD IV Directive (which has been transposed into Spanish law by Royal Decree-Law 14/2013, Law 10/2014 and Royal Decree 84/2015) and will be further developed by a circular of the Bank of Spain, a draft of which was published for public consultation on July 9, 2015, and CRR (which is directly effective in all EU Member States) leave a number of important interpretational issues to be resolved through a number of binding technical standards that remain to be published and/or adopted in the future, and leaves certain other matters to the discretion of the relevant regulator.

Any such changes (including those which may result from the publication of the technical standards which interpret CRR) could impact the calculation of the CET1 ratio or the CET1 Capital of Banco Santander or the Group or the Risk Weighted Assets Amount. Furthermore, because the occurrence of the Trigger Event depends, in part, on the calculation of these ratios and capital measures, any change in Spanish law that could affect the calculation of such ratios and measures could also affect the determination of whether the Trigger Event has actually occurred.

Such calculations may also be affected by changes in applicable accounting rules, the accounting policies of Banco Santander and the Group and the application by Banco Santander and the Group of these policies. Any such changes, including changes over which Banco Santander or the Group has a discretion, may have a material adverse impact on the reported financial position of Banco Santander or the Group and accordingly may give rise to the occurrence of the Trigger Event in circumstances where such Trigger Event may not otherwise have occurred, notwithstanding the adverse impact this will have for holders of any series of contingent convertible capital securities.

Furthermore, any change in the laws or regulations of Spain, Applicable Banking Regulations or any change in the application or official interpretation thereof may in certain circumstances result in Banco Santander having the option to redeem the contingent convertible capital securities of any series in whole but not in part. In any such case, the contingent convertible capital securities of such series would cease to be outstanding, which could materially and adversely affect investors and frustrate investment strategies and goals.

Such legislative and regulatory uncertainty could affect an investor’s ability to value the contingent convertible capital securities accurately and therefore affect the market price of the contingent convertible capital securities of such series given the extent and impact on the contingent convertible capital securities of such series of one or more regulatory or legislative changes.

CRD IV introduces capital requirements that are in addition to the minimum capital ratio. These additional capital requirements will restrict Banco Santander from making payments of Distributions on the contingent convertible capital securities in certain circumstances, in which case Banco Santander will cancel such Distributions, and holders of contingent convertible capital securities of any series may not be able to anticipate whether or not Banco Santander will cancel such Distributions.

Under the CRR, institutions will be required to hold a minimum amount of regulatory capital of 8% of risk-weighted assets (“RWA”) (“own funds”). In addition to these so-called “own funds” requirements under the CRR, supervisory authorities may impose additional capital requirements to cover other risks (thereby increasing the regulatory minimum required under the CRR). Banco Santander may also decide to hold additional capital. The CRD IV Directive further introduces capital buffer requirements that are in addition to the minimum capital requirement and are required to be satisfied with Common Equity Tier 1 capital. It introduces five new capital buffers: (i) the capital conservation buffer, (ii) the institution-specific countercyclical buffer, (iii) the global systemically important institutions buffer, (iv) the other systemically important institutions buffer and (v) the systemic risk buffer, which will be phased in from 1 January 2016 and will become fully effective on 1 January 2019. Some or all of these buffers may be applicable to Banco Santander and/or the Group as determined by the Regulator.

Under article 141 of the CRD IV Directive, Member States of the European Union must require that institutions that fail to meet the “combined buffer requirement” (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer, the global systemically important institutions buffer and the other systemically important institution buffer, in each case as applicable to the institution) will be prohibited from paying any “discretionary payments” (which are defined broadly by the CRD IV Directive as payments relating to Common Equity Tier 1, variable remuneration and payments on Additional Tier 1 capital instruments such as the contingent convertible capital securities of any series), until it calculates its applicable restrictions and communicates them to the Regulator and, once done, such institution will be subject to restricted “discretionary payments”.

The restrictions will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution since the last distribution of profits or “discretionary payment”. Such calculation will result in a “Maximum Distributable Amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement”, no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce discretionary payments, including potentially exercising Banco Santander’s discretion to cancel (in whole or in part) payments of Distributions in respect of the contingent convertible capital securities of any series.

Articles 43 to 49 of Law 10/2014 and Chapter II of Title II of Royal Decree 84/2015 implement the above provisions in Spain. In particular article 48 of Law 10/2014 and articles 73 and 74 of Royal Decree 84/2014 deal with restrictions on distributions.

Current regulatory proposals may also, if adopted and once implemented, impose further restrictions on Banco Santander’s ability to make payments on the contingent convertible capital securities of any series. For example, proposals made by the FSB recommend the adoption of total loss absorbing capacity (“TLAC”) requirements for global systemically important banks (including us) in addition to existing minimum regulatory capital requirements. The proposals currently contemplate that only CET1 Capital in excess of that required to satisfy minimum RWA TLAC requirements may count towards regulatory capital buffers, such as those introduced under CRD IV or the additional buffer requirements. As a result of these proposals, Banco Santander’s capital requirements, in particular requirements that Banco Santander holds sufficient amounts of CET1 Capital, may be effectively increased. In addition to the capital requirements under CRD IV, the BRRD introduces requirements for banks to maintain at all times a sufficient aggregate amount of own funds and “eligible liabilities” (that is, relevant liabilities that are not excluded from the scope of the bail-in tool), known as the minimum requirements for own funds and eligible liabilities (“MREL”). The aim is that the minimum amount should be proportionate and adapted for each category of bank on the basis of their risk or the composition of their sources of funding.

In addition, in accordance with Article 64.1.(i) of Law 11/2015, the FROB has the power to alter the amount of distributions or interest payable under debt instruments issued by banks subject to resolution proceedings and the date on which the distributions or interest becomes payable under the debt instrument (including the power to suspend payment for a temporary period). In addition, the European Central Bank also has the power under Article 68.2(i) of Law 10/2014 (implementing Article 104 of CRD IV) to impose in certain circumstances requirements on Banco Santander, the effect of which will be to restrict or prohibit payments of Distributions by Banco Santander to holders of the contingent convertible capital securities of any series, which is most likely to materialise if at any time Banco Santander is failing, or is expected to fail, to meet its capital requirements.

Moreover, Banco Santander’s capital requirements, are, by their nature, calculated by reference to a number of factors any one of which or combination of which may not be easily observable or capable of calculation by investors. Investors may not be able to predict accurately the proximity of the risk of discretionary payments on the contingent convertible capital securities of any series being prohibited from time to time as a result of the operation of article 48 of Law 10/2014. There can be no assurance that any of the capital requirements or capital buffer requirements applicable to Banco Santander will not be amended in the future to include new and more onerous capital requirements, which in turn may affect Banco Santander’s capacity to make payments of Distributions on the contingent convertible capital securities of any series. See “—Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.”

Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any contingent convertible capital securities.

Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where the relevant resolution authority considers that (a) an institution is failing or likely to fail, (b) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (c) a resolution action is in the public interest: (i) sale of business - which enables resolution authorities to direct the sale of the firm or the whole or part of its business on commercial terms; (ii) bridge institution - which enables resolution authorities to transfer all or part of the business of the firm to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation - which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) bail-in - which gives resolution authorities the power to write down certain claims of unsecured creditors of a failing institution and to convert certain unsecured debt claims including contingent convertible capital securities to equity (the general bail-in tool), which equity could also be subject to any future application of the general bail-in tool. Law 11/2015 provides that the general bail-in tool shall be applied from January 1, 2016 (until such date the contingent convertible capital securities of any series could be bailed-in pursuant to Law 9/2012).

Law 11/2015 also provides for the resolution authority as a last resort, after having assessed and exploited the above resolution tools to the maximum extent possible while maintaining financial stability, to be able to provide extraordinary public financial support through additional financial stabilization tools. These consist of the public equity support and temporary public ownership tools. Any such extraordinary financial support must be provided in accordance with the EU state aid framework.

An institution will be considered as failing or likely to fail when: it is, or is likely in the near future to be, in breach of its prudential requirements or any other requirements for continuing authorization; its assets are, or are likely in the near future to be, less than its liabilities; it is, or is likely in the near future to be, unable to pay its debts as they fall due; or it requires extraordinary public financial support (except in limited circumstances).

In addition to the general bail-in tool, the relevant resolution authority has the further power to permanently write-down or convert into equity capital instruments such as the contingent convertible capital securities of any series at or immediately prior to the point of non-viability and before any other resolution action is taken (non-

viability loss absorption). Any shares issued to holders of contingent convertible capital securities of such series upon any such conversion into equity may also be subject to any application of the general bail-in tool.

The powers set out in Law 11/2015 will impact how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. Holders of the contingent convertible capital securities of any series may be subject to write-down or conversion into equity on any application of the general bail-in tool and to non-viability loss absorption, which may result in such holders losing some or all of their investment. The exercise of any power under Law 11/2015 or any suggestion of such exercise could, therefore, materially adversely affect the rights of holders of the contingent convertible capital securities of any series, the price or value of their investment in any series of contingent convertible capital securities.

Law 11/2015 establishes that the FROB shall apply the bail-in tool in accordance with a specific preference order; in particular, the FROB is required to write-down or convert debts in the following order: (i) Common Equity Tier 1 instruments; (ii) Additional Tier 1 instruments, (iii) Tier 2 instruments; (iv) other subordinated claims that do not qualify as Additional Tier 1 instruments or Tier 2 instruments; and (v) eligible senior claims.

Under the terms of the contingent convertible capital securities of any series, holders of contingent convertible capital securities of such series shall have agreed to be bound by the exercise of any Spanish Bail-in Power by the relevant resolution authority.

Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of an institution governed by the laws of a third-country (which include the contingent convertible capital securities of any series) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power and agree to be bound by the exercise of those powers by the relevant resolution authority.

Notwithstanding any other term of the contingent convertible capital securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the contingent convertible capital securities of any series, by its acquisition of the contingent convertible capital securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of any series) acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the relevant resolution authority, which exercise may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the Amounts Due on the contingent convertible capital securities of such series;

(ii) the conversion of all, or a portion, of the Amounts Due on the contingent convertible capital securities of such series into ordinary shares, other securities or other obligations of Banco Santander or another person (and the issue to or conferral on the holder of the contingent convertible capital securities of such series of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible capital securities of such series;

(iii) the cancellation of the contingent convertible capital securities of such series;

(iv) the amendment or alteration of the Liquidation Preference of the contingent convertible capital securities of such series or amendment of the amount of Distributions payable on the contingent convertible capital securities of such series, or the date on which the Distributions becomes payable; and

(b) the variation of the terms of the contingent convertible capital securities of such series, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Amounts Due” are the Liquidation Preference, together with any accrued but unpaid Distributions, if any, and Additional Amounts, if any, due on the contingent convertible capital securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

See “—Holders of any series of securities may experience a loss in their investment in the event Banco Santander becomes subject to a resolution process under Law 11/2015 (or in the event that loss absorption is required by the FROB to avoid a resolution process).”

For these purposes, the “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time, (“BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms, as amended from time to time (“Law 11/2015”), and up to 31 December 2015 (inclusive), Law 9/2012, of 14 November, on restructuring and resolution of credit institutions, (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period).

Any Spanish Bail-in Power may be exercised in such a manner as to result in holders of contingent convertible capital securities of the relevant series losing the value of all or a part of their investment in the contingent convertible capital securities of such series or receiving a different security from the contingent convertible capital securities of such series, which may be worth significantly less than the contingent convertible capital securities of such series and which have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant resolution authority may exercise its authority to implement the Spanish Bail-in Power without providing any advance notice to the holders of the contingent convertible capital securities of such series. For more information, see “Description of Contingent Convertible Capital Securities—Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power”.

Holders of contingent convertible capital securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power by the relevant resolution authority.

Law 11/2015 contains certain safeguards for creditors in respect of the application of the capital instruments write-down and conversion power and the bail-in tool. With respect to the capital instruments write-down and conversion power, the relevant resolution authority will exercise such power in accordance with the priority of claims under normal insolvency proceedings such that Common Equity Tier 1 items will be written down before Additional Tier 1 and Tier 2 instruments, successively, are written down or converted into Common Equity Tier 1 instruments. Other than respecting the creditor hierarchy as set out above, the capital instruments write-down and conversion power does not include an express safeguard designed to leave no creditor worse off than in the case of insolvency.

With respect to the bail-in tool, the relevant resolution authority must apply the bail-in tool in accordance with a specified preference order. In particular, the FROB is required to write-down or convert debts in the following order: (i) Common Equity Tier 1 instruments; (ii) Additional Tier 1 instruments, (iii) Tier 2 instruments; (iv) other subordinated claims that do not qualify as Additional Tier 1 instruments or Tier 2 instruments; and (v) eligible senior claims. As a result, Additional Tier 1 instruments (including the contingent convertible capital securities of any series) will be written down or converted before Tier 2 instruments or subordinated debt that does not qualify as Additional Tier 1 or Tier 2 instruments (and any such Tier 2 instruments or subordinated debt would only be written down or converted if the reduction of Additional Tier 1 instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted). Unlike the capital instruments write-down and conversion power, the bail-in tool contains an express safeguard designed to leave no creditor worse off than in the case of insolvency.

Notwithstanding the above, there may be limited protections, if any, that will be available to holders of securities subject to the Spanish Bail-in Power (including the contingent convertible capital securities of any series) and to the broader resolution powers of the relevant resolution authority. Accordingly, holders of contingent convertible capital securities of any series may have limited or circumscribed rights to challenge any decision of the relevant resolution authority to exercise its Spanish Bail-in Power.

The circumstances under which the relevant resolution authority would exercise its Spanish Bail-in Power are currently uncertain.

There remains uncertainty as to how or when the Spanish Bail-in Power may be exercised and how it would affect the Group and the contingent convertible capital securities of any series. The determination that all or part of the Liquidation Preference of the contingent convertible capital securities of any series will be subject to loss absorption is likely to be inherently unpredictable and may depend on a number of factors which may be outside of Banco Santander’s control. Although there are proposed pre-conditions for the exercise of the Spanish Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Spanish Bail-in Power with respect to the relevant institution and/or securities, such as the contingent convertible capital securities of any series, issued by that institution. In particular, in determining whether an institution is failing or likely to fail, the European Central Bank, the Bank of Spain and the FROB shall consider a number of factors, including, but not limited to, an institution’s capital and liquidity position, governance arrangements and any other elements affecting the institution’s continuing authorization. Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Spanish Bail-in Power is likely to provide it with discretion, holders of contingent convertible capital securities of any series may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Spanish Bail-in Power. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any Spanish Bail-in Power by the FROB, as the relevant resolution authority, may occur which would result in a Liquidation Preference write off or conversion to equity. The uncertainty may adversely affect the value of holders’ investments in the contingent convertible capital securities of any series.

In addition, the preparation by the European Banking Authority of certain regulatory technical standards and implementing technical standards to be adopted by the European Commission and certain other guidelines is pending. These include guidelines on the treatment of shareholders in bail-in or the write-down and conversion of capital instruments, and on the rate of conversion of debt to equity in bail-in. In addition to the BRRD, it is possible that the application of other relevant laws, Basel III Reforms and any amendments thereto or other similar regulatory proposals, including proposals by the FSB on cross-border recognition of resolution actions, could be used in such a way as to result in the contingent convertible capital securities of any series absorbing losses in the manner described above. Any actions by the relevant resolution authority pursuant to the powers granted to it by Law 11/2015, or other measures or proposals relating to the resolution of institutions, may adversely affect the rights of holders of the contingent convertible capital securities of any series, the price or value of an investment in the contingent convertible capital securities of such series and/or the Group’s ability to satisfy its obligations under the contingent convertible capital securities of such series.

The contingent convertible capital securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances, and as a result, holders of contingent convertible capital securities of any series could lose all or part of their investment in the contingent convertible capital securities of such series.

Upon the occurrence of the Trigger Event, the contingent convertible capital securities of any series will be irrevocably and mandatorily (and without any requirement for the consent or approval of holders of the contingent convertible capital securities of such series) converted into newly issued Common Shares. Because the Trigger Event will occur when the CET1 ratio of Banco Santander and/or the Group, as applicable, will have deteriorated significantly, the resulting Trigger Event will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of the Trigger Event.

Therefore, in the event of the occurrence of the Trigger Event, the Current Market Price of a Common Share may be below the Floor Price, and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. In addition, there may be a delay in a holder of contingent convertible capital securities receiving its Common Shares following the Trigger Event, during which time the market price of the Common Shares may fall further. As a result, the value of the Common Shares received on conversion following the Trigger Event could be substantially lower than the price paid for the contingent convertible capital securities at the time of their purchase.

Accordingly, an investor in the contingent convertible capital securities of any series faces almost the same risk of loss as an investor in the Common Shares in the event of the Trigger Event. See also “—Holders of the contingent convertible capital securities of any series will bear the risk of fluctuations in the price of the Common Shares and/or movements in any ratio that could give rise to the occurrence of a Trigger Event. Holders of the contingent convertible capital securities of any series will also bear the risk of changes in the U.S. dollar and euro exchange rate. ” below.

A capital reduction may take place in accordance with the Spanish Companies Law.

In accordance to article 418.3 of the Spanish Companies Law, in the event that Banco Santander intends to approve a capital reduction by reimbursement of contributions (restitución de aportaciones) to shareholders, holders of contingent convertible capital securities of any series will be entitled to convert the contingent convertible capital securities of such series into Common Shares at the applicable Conversion Price prior to the execution of such capital reduction. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by Banco Santander will not be considered a capital reduction for these purposes.

The circumstances that may give rise to the Trigger Event are inherently unpredictable and may be caused by factors outside of Banco Santander’s control. Banco Santander has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 ratio to avoid a Trigger Event and any actions Banco Santander may take now or in the future could result in its CET1 ratio failing.

The occurrence of the Trigger Event is inherently unpredictable and depends on a number of factors, many of which are outside of Banco Santander’s control. For example, the occurrence of one or more of the risks described under “Risk Factors” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2014, or the deterioration of the circumstances described therein, could substantially increase the likelihood of the occurrence of the Trigger Event. Furthermore, the occurrence of the Trigger Event depends, in part, on the calculation of the CET1 ratio, which can be affected, among other things, by the growth of the business and future earnings of Banco Santander and/or the Group, as applicable; expected payments by Banco Santander in respect of dividends and Distributions and other equivalent payments in respect of instruments ranking junior to the contingent convertible capital securities of any series as well as other Parity Securities; regulatory changes (including possible changes in regulatory capital definitions, calculations and risk weighted assets) and Banco Santander’s ability to actively manage the risk weighted assets of Banco Santander and the Group. In addition, since the Regulator may require Banco Santander to calculate the CET1 ratio at any time, the Trigger Event could occur at any time.

Due to the inherent uncertainty in determining whether the Trigger Event may exist, it will be difficult to predict when, if at all, the contingent convertible capital securities of any series will be converted into Common Shares. Accordingly, trading behavior in respect of the contingent convertible capital securities of any series is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication that Banco Santander and/or the Group, as applicable, is trending towards the Trigger Event can be expected to have an adverse effect on the market price and liquidity of the contingent convertible capital securities of such series and on the price of the Common Shares. Under such circumstances, investors may not be able to sell the contingent convertible capital securities of such series or at prices comparable to other similar yielding instruments. In addition, the risk of Trigger Conversion could drive down the price of Banco Santander’s Common Shares and therefore have a material adverse effect on the market value of any Common Shares received upon Trigger Conversion.

Holders of the contingent convertible capital securities of any series will bear the risk of fluctuations in the price of the Common Shares and and/or movements in any ratio that could give rise to the occurrence of the Trigger Event. Holders of the contingent convertible capital securities of any series will also bear the risk of changes in the U.S. dollar and euro exchange rate.

The market price of the contingent convertible capital securities of any series is expected to be affected by fluctuations in the market price of the Common Shares, in particular if at any time there is a significant deterioration in any of the ratios by reference to which the determination of any occurrence of the Trigger Event is made, and it is impossible to predict whether the price of the Common Shares will rise or fall. Market prices of the Common Shares will be influenced by, among other things, the financial position of the Group, the results of operations and political, economic, financial and other factors. Any decline in the market price of the Common Shares or any indication that a ratio is trending towards occurrence of the Trigger Event may have an adverse effect on the market price of the contingent convertible capital securities of any series. The level of each ratio specified in the definition of Trigger Event may also significantly affect the market price of the contingent convertible capital securities of any series and/or the Common Shares.

Fluctuations in the market price of the Common Shares between the Trigger Event Notice Date and the Conversion Settlement Date may also further affect the value to a holder of any Common Shares delivered to that holder on the Conversion Settlement Date.

In addition, as Banco Santander’s Common Shares are denominated and trade in euros, the market price of the contingent convertible capital securities of any series may also be affected by fluctuations in the U.S. dollar and euro exchange rate due to the contingent convertible capital securities of such being denominated in U.S. dollars. Upon a Trigger Conversion, the contingent convertible capital securities of such series will convert into Common Shares, or if the holder elects, ADSs, at the Conversion Price. Because the Trigger Conversion will occur when the CET1 ratio of Banco Santander will have deteriorated significantly, the resulting Trigger Conversion will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of the Trigger Conversion. Therefore, in the event of the occurrence of the Trigger Event, the Current Market Price of a Common Share, translated into U.S. dollars at the Prevailing Rate, may be below the Floor Price, and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. Fluctuations in the U.S. dollar and euro exchange rate could therefore also affect the realizable value of the Common Shares.

Furthermore, there may be a delay in holders of contingent convertible capital securities of any series receiving their Common Shares or ADSs, as applicable, following a Trigger Event, during which time the market price of the Common Shares and/or ADSs (as the case may be) or the exchange rate of euro against the U.S. dollar may further decline. No interest or other compensation is payable in the event of a loss by holders of contingent convertible capital securities of any series due to foreign currency conversions.

The contingent convertible capital securities of any series have no scheduled maturity and no fixed redemption date and holders of contingent convertible capital securities of any series do not have the right to cause the contingent convertible capital securities of such series to be redeemed or otherwise accelerate the repayment of the Liquidation Preference of the contingent convertible capital securities except in very limited circumstances.

The contingent convertible capital securities of any series are perpetual securities and have no fixed maturity date or fixed redemption date. Banco Santander is under no obligation to redeem the contingent convertible capital securities of any series at any time and the holders of contingent convertible capital securities of such series have no right to call for their redemption at any time. Although under certain circumstances as described under “Description of Contingent Convertible Capital Securities—Redemption and Repurchase” Banco Santander may redeem the contingent convertible capital securities of any series, Banco Santander is under no obligation to do so and holders of contingent convertible capital securities of any series have no right to call for their redemption.

The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander.

The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander, in whole but not in part, subject to the prior consent of the Regulator, on the dates to be specified in the relevant prospectus supplement, at the Redemption Price per contingent convertible capital security and otherwise in accordance with Applicable Banking Regulations then in effect. Under the CRR, the Regulator will give its consent to a redemption of the contingent convertible capital securities of any series in such circumstances provided that either of the following conditions is met:

(i) on or before such redemption of the contingent convertible capital securities of such series, Banco Santander replaces the contingent convertible capital securities of such series with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or

(ii) Banco Santander has demonstrated to the satisfaction of the Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the Regulator may consider necessary on the basis set out in CRD IV.

The contingent convertible capital securities of any series are also redeemable on or after the relevant issue date at the option of Banco Santander in whole but not in part, at any time, at the Redemption Price (subject to the prior consent of the Regulator and otherwise in accordance with Applicable Banking Regulations then in force) if there is a Capital Event or a Tax Event.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the contingent convertible capital securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the contingent convertible capital securities of such series. There can be no assurances that, in the event of any such early redemption, holders of contingent convertible capital securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the contingent convertible capital securities of such series.

In the case of any early redemption of the contingent convertible capital securities of any series at the option of Banco Santander, Banco Santander may exercise this option when its funding costs are lower than the Distribution Rate at which Distributions are then payable in respect of the contingent convertible capital securities of such series. In these circumstances, the rate at which holders of contingent convertible capital securities of such series are able to reinvest the proceeds of such redemption is unlikely to be as high as, and may be significantly lower than, that Distribution Rate.

In addition, the redemption feature of the contingent convertible capital securities of any series may affect their market value. During any period when Banco Santander has the right to elect to redeem the contingent convertible capital securities of such series, the market value of the contingent convertible capital securities of any series is unlikely to rise substantially above the price at which they can be redeemed. This may also be true prior to such period.

Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.

The contingent convertible capital securities of any series accrue Distributions as further described “Description of Contingent Convertible Capital Securities—Distributions”, but Banco Santander may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason and without any restriction on it thereafter. Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that:

(i) Banco Santander has insufficient Available Distributable Items to make Distributions on the contingent convertible capital securities of any series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items; and/or

(ii) the Regulator, in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part,

then Banco Santander will, without prejudice to the right above to cancel the payment of all such Distributions on the contingent convertible capital securities of such series, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible capital securities of such series.

No Distribution will be made on the contingent convertible capital securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander to be exceeded. See Risk Factor “CRD IV introduces capital requirements that are in addition to the minimum capital ratio. These additional capital requirements will restrict Banco Santander from making payments of Distributions on the contingent convertible capital securities in certain circumstances, in which case Banco Santander will cancel such Distributions, and holders of contingent convertible capital securities of any series may not be able to anticipate whether or not Banco Santander will cancel such Distributions”.

There can, therefore, be no assurances that a holder of contingent convertible capital securities of any series will receive payments of Distributions in respect of the contingent convertible capital securities of such series. Unpaid Distributions are not cumulative or payable at any time thereafter and, accordingly, if any Distribution (or part thereof) is not made in respect of the contingent convertible capital securities of any series as a result of any requirement for, or election of, Banco Santander to cancel such Distributions then the right of the holders of contingent convertible capital securities of such series to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and Banco Santander will have no obligation to pay such Distribution (or part thereof) or to pay any interest thereon, whether or not Distributions on the contingent convertible capital securities of any series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or part thereof) or non-payment of any Distribution (or part thereof) will constitute an event of default or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause the liquidation, dissolution or winding up of Banco Santander.

If, as a result of any of the conditions set out above being applicable, only part of the Distributions under the contingent convertible capital securities of any series may be paid, Banco Santander may proceed, in its sole discretion, to make such partial Distributions under the contingent convertible capital securities of such series.

Notwithstanding the applicability of any one or more of the conditions set out above resulting in Distributions under the contingent convertible capital securities of any series not being paid or being paid only in part, Banco Santander will not be in any way limited or restricted from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible capital securities of any series (including, without limitation, any CET1 Capital of Banco Santander or the Group) or in respect of any other Parity Security.

Furthermore, upon the occurrence of the Trigger Event, no further Distributions on the contingent convertible capital securities of any series will be made, including any accrued and unpaid Distributions, which will be cancelled.

As a holding company, the level of Banco Santander’s Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict Banco Santander’s ability to make Distributions on the contingent convertible capital securities of any series.

As a holding company of other operating companies, the level of Banco Santander’s Distributable Items is affected in part by a number of factors, including Banco Santander’s ability to receive funds, directly or indirectly, from Banco Santander’s operating subsidiaries in a manner which creates Distributable Items. Consequently, Banco Santander’s future Distributable Items, and therefore Banco Santander’s ability to make payments of Distributions, are a function of Banco Santander’s existing Distributable Items, Banco Santander’s future profitability and performance and the ability of Banco Santander’s operating subsidiaries to distribute or dividend profits up the Group structure to Banco Santander. In addition, Banco Santander’s Distributable Items will also be reduced by the redemption of equity instruments and the servicing of other debt and equity instruments and there are no restrictions on Banco Santander’s ability to make payments on, or redemptions of, Parity Securities or junior securities even if that results in Banco Santander’s Distributable Items not being sufficient to make a scheduled Distribution on the contingent convertible capital securities of any series.

The ability of Banco Santander’s subsidiaries to pay dividends and Banco Santander’s ability to receive Distributions and other payments from Banco Santander’s investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, Distributions and other payments to Banco Santander by Banco Santander’s subsidiaries, which could in time restrict Banco Santander’s ability to fund other operations or to maintain or increase Banco Santander’s Distributable Items. The level of Banco Santander’s Distributable Items may be further affected by changes to regulations or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring-fencing requirements outside Spain could adversely affect Banco Santander’s Distributable Items in the future.

Further, Banco Santander’s Distributable Items may be adversely affected by the performance of Banco Santander’s business in general, changes in its organizational structure, factors affecting its financial position (including capital and leverage), the economic environment in which it operates and other factors outside of its control. Banco Santander shall not make a payment of Distributions on the contingent convertible capital securities of any series on any Distribution Payment Date (and such Distribution shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Distribution Payment Date) if the level of Distributable Items is insufficient to fund that payment. Distributions that are deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and holders of contingent convertible capital securities of any series shall have no right thereto. See “—Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.”

The contingent convertible capital securities of any series do not contain events of default and the remedies available to holders under the convertible capital securities of any series are limited.

Holders of convertible capital securities of any series have no ability to require Banco Santander to redeem the convertible capital securities of such series. The terms of the convertible capital securities of any series do not provide for any events of default. Banco Santander is entitled to cancel the payment of any Distribution in whole or in part at any time (see “—Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto”) and such cancellation will not constitute any event of default or similar event or entitle holders of convertible capital securities of such series to take any related action against Banco Santander. If Common Shares are not issued and delivered following the Trigger Event, then on a liquidation, dissolution or winding-up of Banco Santander the claim of a holder of convertible capital securities of any series will not be in respect of the Liquidation Preference of its contingent convertible capital securities of such series but will be an entitlement to receive out of the relevant assets a monetary amount equal to that which holders of the contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such Trigger Conversion had taken place immediately prior to such liquidation, dissolution or winding-up.

Holders of the contingent convertible capital securities of any series only have a limited ability to cash in their investment in the contingent convertible capital securities of such series.

Banco Santander has the option to redeem the convertible capital securities of any series in certain circumstances (see “—The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander” above). The ability of Banco Santander to redeem or repurchase the contingent convertible capital securities of any series is subject to Banco Santander satisfying certain conditions as described under “Description of Contingent Convertible Capital Securities—Redemptions and Purchases”. There can be no assurance that holders of convertible capital securities of any series will be able to reinvest the amount received upon redemption and/or repurchase at a rate that will provide the same rate of return as their investment in the convertible capital securities of such series.

Therefore, holders of the contingent convertible capital securities of any series have no ability to cash in their investment, except:

(i) if Banco Santander exercises its rights to redeem or repurchase the contingent convertible capital securities of any series in accordance with “Description of Contingent Convertible Capital Securities—Redemption and Repurchase”; or

(ii) by selling the contingent convertible capital securities of such series or, following the occurrence of the Trigger Event and the issue and delivery of Common Shares or, if the holder elects, ADSs, in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event”, their Common Shares or ADSs, provided a secondary market exists at the relevant time for the contingent convertible capital securities of such series, the Common Shares or the ADSs.

Holders of the contingent convertible capital securities of any series have limited anti-dilution protection.

The number of Common Shares to be issued and delivered on Trigger Conversion in respect of each contingent convertible capital security of any series shall be determined by dividing the Liquidation Preference of such contingent convertible capital security by the Conversion Price in effect on the Trigger Event Notice Date. The Conversion Price will be, if the Common Shares are then admitted to trading on a Relevant Stock Exchange, the higher of: (a) the Current Market Price of a Common Share, translated into U.S. dollars at the Prevailing Rate, (b) the Floor Price and (c) the nominal value of a Common Share at the time of conversion, translated into U.S. dollars at the Prevailing Rate, or, if the Common Shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (b) and (c) above. See “Description of Contingent Convertible Capital Securities—Conversion Price” regarding the Conversion Price.

The Floor Price will be adjusted in the event that there is a consolidation, reclassification/redesignation or subdivision affecting the Common Shares, the payment of any Extraordinary Dividends or Non-Cash Dividends, rights issues or grant of other subscription rights or certain other events which affect the Common Shares, but only in the situations and to the extent provided in “Description of Contingent Convertible Capital Securities—Anti-Dilution Adjustment of the Floor Price”. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Common Shares or that, if a holder of contingent convertible capital securities of any series were to have held the Common Shares at the time of such adjustment, the holder of the contingent convertible capital securities of such series would not have benefited to a greater extent.

Furthermore, the relevant indenture does not provide for certain undertakings from Banco Santander which are sometimes included in securities that convert into the ordinary shares of an issuer to protect investors in situations where the relevant conversion price adjustment provisions do not operate to neutralize the dilutive effect of certain corporate events or actions on the economic value of the Conversion Price. For example, the relevant indenture contains neither an undertaking restricting the modification of rights attaching to the Common Shares nor an undertaking restricting issues of new share capital with preferential rights relative to the contingent convertible capital securities of any series.

Further, if Banco Santander issues any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), where the Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares and such Dividend does not constitute an Extraordinary Dividend, no conversion price adjustment shall be applicable in accordance with sub-paragraphs (b) and (c) of “Description of Contingent Convertible Capital Securities—Anti-Dilution Adjustment of the Floor Price”, and therefore holders of contingent convertible capital securities of any series will not be protected by anti-dilution measures.

Accordingly, corporate events or actions in respect of which no adjustment to the Floor Price is made may adversely affect the value of the contingent convertible capital securities of any series.

In order to comply with increasing regulatory capital requirements imposed by applicable regulations, Banco Santander may need to raise additional capital. Further capital raisings by Banco Santander could result in the dilution of the interests of the holders of contingent convertible capital securities of any series subject only to the limited anti-dilution protections referred to above.

The obligations of Banco Santander under the contingent convertible capital securities of any series are subordinated to unsubordinated obligations and subordinated obligations senior in right of payment to the contingent convertible capital securities of any series and will be further subordinated upon conversion into Common Shares.

The convertible capital securities of any series will constitute unsecured and subordinated obligations of Banco Santander and rank (a) junior to (i) all liabilities of Banco Santander including subordinated liabilities other than Parity Securities and (ii) instruments issued or guaranteed by Banco Santander ranking senior to the convertible capital securities of such series, (b) pari passu with each other and with any Parity Securities and (c) senior to the Common Shares or any other instruments issued or guaranteed by Banco Santander ranking junior to the convertible capital securities of any series.

Subject to compliance with applicable regulatory requirements, Banco Santander expects from time to time to incur additional indebtedness or other obligations that will constitute senior and other subordinated indebtedness that will rank ahead of the contingent convertible capital securities of any series, and the contingent convertible capital securities of any series do not contain any provisions restricting Banco Santander’s ability or Banco Santander’s subsidiaries from incurring such senior or subordinated indebtedness. Although the contingent convertible capital securities of any series may pay a higher rate of interest than other comparable securities which are not as deeply subordinated, there is a risk that holders of contingent convertible capital securities of such series will lose all or some of their investment should Banco Santander become insolvent since Banco Santander’s assets would be available to pay such amounts only after all of Banco Santander’s senior creditors have been paid in full.

In addition, if Banco Santander were wound up, liquidated or dissolved, Banco Santander’s liquidator would first apply the assets of Banco Santander to satisfy all claims of holders of unsubordinated obligations of Banco Santander and other creditors ranking ahead of holders of convertible capital securities of any series. If Banco Santander does not have sufficient assets to settle claims of prior ranking creditors in full, the claims of the holders of convertible capital securities of any series will not be satisfied. Holders of convertible capital securities of any series will share equally in any distribution of assets with the holders of any other Parity Securities if Banco Santander does not have sufficient funds to make full payment to all of them. In such a situation, convertible capital securities of such series could lose all or part of their investment.

Furthermore, if the Trigger Event occurs but the relevant conversion of the convertible capital securities of any series into Common Shares is still to take place before the liquidation, dissolution or winding-up of Banco Santander, the entitlement of holders of convertible capital securities of any series will be to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if the Trigger Conversion had taken place immediately prior to such liquidation, dissolution or winding-up.

Therefore, if the Trigger Event occurs, each holder of convertible capital securities of any series will be effectively further subordinated from being the holder of a subordinated debt instrument to being the holder of Common Shares and there is an enhanced risk that holders of convertible capital securities of such series will lose all or some of their investment.

Holders of contingent convertible capital securities of any series will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with terms of the contingent convertible capital securities of the relevant series) will constitute an irrevocable and automatic release of all of Banco Santander’s obligations in respect of the contingent convertible capital securities of such series.

Following a Trigger Conversion, Banco Santander will be obligated to issue the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series), which will hold the Common Shares on behalf of holders of contingent convertible capital securities of such series. Once the Common Shares are delivered to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series), all of Banco Santander’s obligations under the contingent convertible capital securities of such series will be irrevocably and automatically released in consideration of such issuance to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and under no circumstances will such released obligations be reinstated and holders of contingent convertible capital securities of such series will not be entitled to any form of compensation in the event of Banco Santander’s potential recovery or change in Banco Santander’s fully loaded CET1 ratio after the Conversion Settlement Date. With effect from the Conversion Settlement Date, holders of contingent convertible capital securities of any series will have recourse only to the Settlement Shares Depository for the delivery to them of Common Shares.

If Banco Santander does not deliver the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series) following a Trigger Event, the only claim holders of contingent convertible capital securities of any series will have against Banco Santander will be for specific performance to have such Common Shares issued and delivered. Moreover, holders of contingent convertible capital securities of any series will not have any rights against Banco Santander with respect to repayment of the Liquidation Preference of the contingent convertible capital securities of any series or payment of Distributions or any other amount on, or in respect of, the contingent convertible capital securities of such series, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the Liquidation Preference of the contingent convertible capital securities will equal zero at all times from and after the Trigger Conversion and any Distributions will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any Distribution Payment Date falling between the date of a Trigger Event and the Trigger Conversion.

In addition, Banco Santander has not yet appointed a Settlement Shares Depository and may not be able to appoint a Settlement Shares Depository if a Trigger Conversion occurs. In such case, Banco Santander will effect, by means Banco Santander deems reasonable under the circumstances (including, without limitation, issuance of the Common Shares to another nominee or to holders of contingent convertible capital securities of any series directly). Such arrangements may be disadvantageous to, and more restrictive on, holders of contingent convertible capital securities of such series, such as involving a longer period of time before they receive ADSs or Common Shares than would be the case under the arrangements expected to be entered into with a Settlement Shares Depository or the inability to deliver ADSs. Nevertheless, such issuance also will irrevocably and automatically release all of Banco Santander’s obligations under the contingent convertible capital securities of such series as if the Common Shares had been issued to the Settlement Shares Depository.

If a Delivery Notice is not duly delivered by a holder of contingent convertible capital securities of any series, that holder will bear the risk of fluctuations in the price of the Common Shares, and Banco Santander may, in its sole and absolute discretion, cause the sale of any Common Shares underlying the contingent convertible capital securities of such series.

In order to obtain delivery of the relevant Common Shares, or, if the holder elects, ADSs, upon conversion, the relevant holder must deliver a duly completed Delivery Notice in accordance with the provisions set out under “Description of Contingent Convertible Capital Securities—Settlement Procedures”. If a duly completed Delivery Notice is not so delivered, then such holder will bear the risk of fluctuations in the price of the Common Shares that may further affect the value to that holders of any Common Shares subsequently delivered. In addition, Banco Santander may, on the Notice Cut-off Date, in its sole and absolute discretion, elect to appoint a person (the “Selling Agent”) to (save as provided below) procure that all Common Shares held by the Settlement Shares Depository in respect of which no duly completed Delivery Notice has been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Due to the fact that, in the event of the Trigger Event, investors are likely to receive Common Shares at a time when the market price of the Common Shares may be low, the cash value of the Common Shares received upon any such sale could be substantially lower than the price paid for the contingent convertible capital securities of such series at the time of their purchase. In addition, the proceeds of such sale may be further reduced as a result of the number of Common Shares offered for sale at the same time being much greater than may be the case in the event of sales by individual holders of contingent convertible capital securities of any series.

Holders of contingent convertible capital securities of any series may be obliged to make a takeover bid in case of the Trigger Event if they take delivery of Common Shares.

Upon the occurrence of the Trigger Event, a holder of contingent convertible capital securities of any series receiving Common Shares may have to make a takeover bid addressed to the shareholders of Banco Santander pursuant to Law 24/1988, of 28 July, on the Securities Market, as amended and Royal Decree-Law 1066/2007, of 27 July 2007, as amended on the legal regime of take-over bids, which have implemented Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004, if its aggregate holding in Banco Santander exceeds 30% of the available voting rights or if its aggregate holding in Banco Santander is less than 30% of such voting rights, but within 24 months of the date on which it acquired that lower percentage, it nominates a number of directors that, when taken together with any directors it has previously nominated, represent more than half of the members of Banco Santander’s management body, in each case as a result of the conversion of the contingent convertible capital securities of any series into Common Shares.

Holders of contingent convertible capital securities of any series may be subject to disclosure obligations and/or may need approval by Banco Santander’s Regulators and other authorities under certain circumstances.

As the contingent convertible capital securities of any series are convertible into Common Shares in certain circumstances, an investment in the contingent convertible capital securities of any series may result in holders of the contingent convertible capital securities of such series, upon conversion of the contingent convertible capital securities of such series into Common Shares, having to comply with certain approval and/or disclosure requirements pursuant to Spanish and other laws and regulations. Non-compliance with such approval and/or disclosure requirements may lead to the incurrence by holders of contingent convertible capital securities of such series of substantial fines and/or suspension of voting rights associated with the Common Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the contingent convertible capital securities of any series, in respect of its existing shareholding and the level of holding it would have if it receives Common Shares following a Trigger Event.

There is no restriction under the contingent convertible capital securities indenture on the amount or type of further securities or indebtedness which Banco Santander may incur.

Except as provided under “Description of Contingent Convertible Capital Securities—Subordination”, there is no restriction under the contingent convertible capital securities indenture on the amount or type of further securities or indebtedness which Banco Santander may issue or incur which ranks senior to, or pari passu with, the contingent convertible capital securities of any series. The incurrence of any such further indebtedness may reduce the amount recoverable by holders contingent convertible capital securities of any series on a liquidation, dissolution or winding-up of Banco Santander in respect of the contingent convertible capital securities of such series and may limit the ability of Banco Santander to meet its obligations in respect of the contingent convertible capital securities of such series, and result in a holder of the contingent convertible capital securities of such series losing all or some of its investment in the contingent convertible capital securities of such series. In addition, the contingent convertible capital securities of any series do not contain any restriction on Banco Santander issuing securities that may have preferential rights to the Common Shares or securities ranking pari passu with the contingent convertible capital securities of such series and having similar or preferential terms to the contingent convertible capital securities of such series.

Prior to the issue and registration of the Common Shares to be delivered following the occurrence of the Trigger Event, holders of contingent convertible capital securities of any series will not be entitled to any rights with respect to such Common Shares, but will be subject to all changes made with respect to the Common Shares.

Any pecuniary rights with respect to the Common Shares, in particular the entitlement to dividends, shall only arise and the exercise of voting rights and rights related thereto with respect to any Common Shares is only possible after the date on which, following Trigger Conversion, as a matter of Spanish law the relevant Common Shares are issued and the person entitled to the Common Shares is registered as a shareholder in Iberclear and its participating entities in accordance with the provisions of, and subject to the limitations provided in, the articles of association of

Banco Santander. Therefore, any failure by Banco Santander to issue, or effect the registration of, the Common Shares after the occurrence of the Trigger Event would result in the holders of contingent convertible capital securities of the relevant series not receiving any benefits related to the holding of the Common Shares and, on a liquidation, dissolution or winding-up of Banco Santander, the entitlement of any such holders will be an entitlement to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such conversion had taken place immediately prior to such liquidation, dissolution or winding-up, as described in “Description of Contingent Convertible Capital Securities—Liquidation Distribution”.

The contingent convertible capital securities of any series are Banco Santander’s exclusive obligations.

The contingent convertible capital securities of any series are Banco Santander’s exclusive obligations. Banco Santander is a holding company and conducts a substantial portion of its operations through its subsidiaries. Banco Santander’s subsidiaries are separate and distinct legal entities, and have no obligations to pay any amounts due on the contingent convertible capital securities of any series or to provide Banco Santander with funds to meet any of its payment obligations. Banco Santander’s rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of the subsidiary’s creditors.

The contingent convertible capital securities of any series may not be a suitable investment for all investors.

The contingent convertible capital securities of any series are novel and complex financial instruments that involve a high degree of risk. As a result, an investment in the contingent convertible capital securities of any series and the Common Shares issuable following a Trigger Event will involve certain increased risks. Each potential investor in the contingent convertible capital securities of any series must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor may wish to consider, either on its own or with the help of its financial and other professional advisers, whether it:

(i) has sufficient knowledge and experience to make a meaningful evaluation of the contingent convertible capital securities of such series, the merits and risks of investing in the contingent convertible capital securities of such series and the information contained or incorporated by reference in this prospectus, taking into account that the contingent convertible capital securities of such series may only be a suitable investment for professional or institutional investors;

(ii) has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the contingent convertible capital securities of such series and the impact the contingent convertible capital securities of such series will have on its overall investment portfolio;

(iii) has sufficient financial resources and liquidity to bear all of the risks of an investment in the contingent convertible capital securities of such series, including where the currency for payments in respect of the contingent convertible capital securities of such series is different from the potential investor’s currency and the possibility that the entire Liquidation Preference of the contingent convertible capital securities of any series could be lost, including following the exercise by the relevant resolution authority of any Spanish Bail-in Power;

(iv) understands thoroughly the terms of the contingent convertible capital securities of such series, including the provisions relating to the payment and cancellation of Distributions and the Trigger Conversion of the contingent convertible capital securities of such series into Common Shares, and is familiar with the behavior of financial markets, including the possibility that the contingent convertible capital securities of any series may become subject to write down or conversion if the Spanish Bail-in Power is exercised; and

(v) is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the contingent convertible capital securities of any series unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the contingent convertible capital securities of such series will perform under changing conditions, the resulting effects on the likelihood of the Trigger Conversion into Common Shares and the value of the contingent convertible capital securities of such series, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus and the prospectus supplement or incorporated by reference herein.

The market value of the contingent convertible capital securities of any series may be influenced by unpredictable factors.

Certain factors, many of which are beyond Banco Santander’s control, will influence the value of the contingent convertible capital securities of any series and the price, if any, at which securities dealers may be willing to purchase or sell the contingent convertible capital securities of such series in the secondary market, including:

•	Banco Santander’s creditworthiness from time to time;

•	supply and demand for the contingent convertible capital securities of such series;

•	economic, financial, political or regulatory events or judicial decisions that affect Banco Santander, the Group or the financial markets generally, including the introduction of any financial transactions tax; and

•	the trading price of Banco Santander’s ordinary shares and/or ADSs.

Accordingly, if holders sell their contingent convertible capital securities of any series in the secondary market, they may not be able to obtain a price equal to the Liquidation Preference of the contingent convertible capital securities of such series or a price equal to the price that they paid for the contingent convertible capital securities of such series.

The contingent convertible capital securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The contingent convertible capital securities of any series, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for Banco Santander or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the contingent convertible capital securities of any series.

Credit ratings may not reflect all risks associated with an investment in the contingent convertible capital securities of any series.

Ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the contingent convertible capital securities of any series.

Similar ratings assigned to different types of securities do not necessarily mean the same thing and any rating assigned to the contingent convertible capital securities of any series does not address the likelihood that Distributions or any other payments in respect of the contingent convertible capital securities of such series will be made on any particular date or at all. Credit ratings also do not address the marketability or market price of securities.

Any change in the credit ratings assigned to the contingent convertible capital securities of any series may affect the market value of the contingent convertible capital securities of such series. Such change may, among other factors, be due to a change in the methodology applied by a rating agency to rating securities with similar structures to the contingent convertible capital securities of any series, as opposed to any revaluation of Banco Santander’s financial strength or other factors such as conditions affecting the financial services industry generally.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Potential investors should not rely on any rating of the contingent convertible capital securities of any series and should make their investment decision on the basis of considerations such as those outlined under “The contingent convertible capital securities of any series may not be a suitable investment for all investors”.

In general, European regulated investors are restricted under the CRA Regulation from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended), subject to transitional provisions that apply in certain circumstances whilst the registration application is pending. Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an EU-registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). Certain information with respect to the credit rating agencies and ratings will be disclosed in the relevant prospectus supplement.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors may be subject to law or review or regulation by certain authorities. Each potential investor should determine for itself, on the basis of professional advice where appropriate, whether and to what extent (i) the contingent convertible capital securities of any series are lawful investments for it, (ii) the contingent convertible capital securities of such series can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the contingent convertible capital securities of any series. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the contingent convertible capital securities of any series under any applicable risk-based capital or similar rules.

The contingent convertible capital securities of any series may trade with accrued Distributions, but under certain circumstances described above, such Distributions may be cancelled and not paid on the relevant Distribution Payment Date.

The contingent convertible capital securities of any series may trade, and/or the prices for the contingent convertible capital securities of any series may appear in the relevant trading systems with accrued Distributions. If this occurs, purchasers of contingent convertible capital securities of any series in the secondary market will pay a price that reflects such accrued Distributions upon purchase of the contingent convertible capital securities of such series. However, if a payment of Distributions on any Distribution Payment Date is cancelled or deemed cancelled (either in whole or in part) as described herein and thus is not due and payable, purchasers of such contingent convertible capital securities of such series will not be entitled to that Distribution (or cancelled portion thereof) on the relevant Distribution Payment Date. This may affect the value of holders’ investment in the contingent convertible capital securities of any series.

Following a Trigger Conversion, the contingent convertible capital securities of any series will remain in existence until the applicable Conversion Settlement Date for the sole purpose of evidencing a holders’ rights to receive Common Shares or, if they elect, ADSs, as applicable, from the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and the rights of holders of contingent convertible capital securities of any series will be limited accordingly.

Following a Trigger Conversion, the contingent convertible capital securities of any series will remain in existence until the applicable Conversion Settlement Date (at which point the contingent convertible capital securities of any series will be cancelled) for the sole purpose of evidencing the right of holders of contingent convertible capital securities of any series to receive Common Shares, or, if they elect, ADSs, as applicable, from the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series). If Banco Santander has been unable to appoint a Settlement Shares Depository, Banco Santander will effect, by means Banco Santander deems reasonable under the circumstances (including, without limitation, issuance of the Settlement Shares to another nominee or to the holders of the contingent convertible capital securities of any series directly), the issuance and/or delivery of the Settlement Shares, or, if they elect, ADSs, as applicable, to them. See also “—Holders of contingent convertible capital securities of any series will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Settlement Shares

Depository (or to the relevant recipient in accordance with terms of the contingent convertible capital securities of the relevant series) will constitute an irrevocable and automatic release of all of Banco Santander’s obligations in respect of the contingent convertible capital securities of such series”.

Although Banco Santander currently expects that beneficial interests in the contingent convertible capital securities of any series will be transferable between the Trigger Conversion and the Suspension Date and that any trades in the contingent convertible capital securities of any series would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the contingent convertible capital securities of any series are transferable following the Trigger Conversion, there is no guarantee that an active trading market will exist for the contingent convertible capital securities of any series following the Trigger Conversion. Accordingly, the price received for the sale of any beneficial interest in any contingent convertible capital securities of any series during this period may not reflect the market price of such contingent convertible capital securities or the Common Shares. Furthermore, transfers of beneficial interests in the contingent convertible capital securities of any series may be restricted following the Trigger Conversion. For example, if the clearance and settlement of transactions in the contingent convertible capital securities of any series is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the contingent convertible capital securities of such series in DTC and trading in the contingent convertible capital securities of such series may cease. The contingent convertible capital securities of any series may also cease to be admitted to the relevant stock exchange before or after the Suspension Date.

In addition, Banco Santander has been advised by DTC that it will suspend all clearance and settlement of transactions in the contingent convertible capital securities of any series on the Suspension Date. As a result, holders of contingent convertible capital securities of any series will not be able to settle the transfer of any contingent convertible capital securities of such series through DTC following the Suspension Date, and any sale or other transfer of the contingent convertible capital securities of any series that holders may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The contingent convertible capital securities of any series may cease to be admitted to trading on any stock exchange on which the contingent convertible capital securities of any series are then listed or admitted to trading after the Suspension Date.

Moreover, although holders of contingent convertible capital securities of any series will have a right to obtain their pro rata share of Settlement Shares upon the issuance of such Settlement Shares to the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of any series), the Settlement Shares will be registered in the name of the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of any series), and holders will not be able to sell or otherwise transfer any Settlement Shares until such time as they are delivered to them and registered in their name or to the account they specify.

Holders of contingent convertible capital securities of any series will be responsible for any taxes following a Trigger Conversion.

Neither Banco Santander nor any member of the Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the issue and delivery of Common Shares following a Trigger Conversion. Holders of contingent convertible capital securities of any series must pay any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion in connection with the issue and delivery of Common Shares to the Settlement Shares Depository on their behalf.

Limitations on gross-up obligation under the contingent convertible capital securities of any series

Banco Santander’s obligation to pay additional amounts in respect of any withholding or deduction in respect of taxes under the terms of the contingent convertible capital securities of any series applies only to payments of distributions due and paid under the contingent convertible capital securities of any series and not to payments of Liquidation Preference. As such, Banco Santander would not be required to pay any additional amounts under the terms of the contingent convertible capital securities of any series to the extent any withholding or deduction applied to payments of Liquidation Preference. Accordingly, if any such withholding or deduction were to apply to any payments of Liquidation Preference under the contingent convertible capital securities of any series, holders of contingent convertible capital securities of such series may receive less than the full amount due under the contingent convertible capital securities of such series, and the market value of the contingent convertible capital securities of any series may be adversely affected. In any case, increased payments to comply with gross-up obligations will only be made if and to the extent that they do not exceed Distributable Items.

Description of Debt Securities and guarantees

The following is a summary of the general terms that will apply to (i) any senior debt securities that may be offered by Santander US Debt and guaranteed on a senior basis by Banco Santander, and (ii) any subordinated debt securities that may be offered by Santander Issuances and guaranteed on a subordinated basis by Banco Santander. Consequently, references to “debt securities” in this prospectus refer to (i) the senior debt securities that may be issued by Santander US Debt, or (ii) the subordinated debt securities that may be offered by Santander Issuances. The term “debt securities” does not include the “contingent convertible capital securities” described under “Description of Contingent Convertible Capital Securities”.

Each time that the relevant issuer issues debt securities, Banco Santander and the relevant issuer will file a prospectus supplement and/or free writing prospectus with the SEC, which you should read carefully. The prospectus supplement and/or free writing prospectus will summarize specific financial terms of an investor’s security and may contain additional or different terms of those debt securities to those described in this prospectus. All references in this prospectus to a prospectus supplement in respect of any series of securities include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of such series. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements made below in this section may not apply to each investor’s debt security. Investors should also read the indentures under which the relevant issuers will issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Senior debt securities will be issued by Santander US Debt under the senior debt securities indenture and will be fully and unconditionally guaranteed on a senior basis by Banco Santander. Subordinated debt securities will be issued by Santander Issuances under the subordinated debt securities indenture and will be fully and unconditionally guaranteed on a subordinated basis by Banco Santander. Each indenture is a contract between Santander US Debt and Santander Issuances, as applicable, The Bank of New York Mellon, as trustee, and Banco Santander, as guarantor. Each indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The indentures are substantially similar, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt securities indenture. None of the indentures limit the relevant issuers’ or Banco Santander’s ability to incur additional indebtedness, including additional senior indebtedness.

In this description of debt securities, the following expressions have the following meanings:

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, those regulations, requirements, guidelines and policies relating to capital adequacy then in effect of the Regulator (whether or not such requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group).

“Business Day” means, unless otherwise provided for in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to the debt securities of that series are payable.

“Calculation Agent” means the trustee or such other person authorized by the relevant issuer as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) from time to time in relation to any series of debt securities as may be specified in the relevant prospectus supplement.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof.

“Principal Paying Agent” means any Person (which may include the relevant issuer or the guarantor) authorized by the relevant issuer to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, the debt securities of any series on behalf of the relevant issuer. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon acting through its London Branch will act as the Principal Paying Agent in respect of the debt securities of any series.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Regulator” means the European Central Bank, or such other or successor authority exercising primary bank supervisory authority, in each case with respect to prudential matters in relation to Banco Santander and/or the Group.

“Tier 1 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 1 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapters 1, 2 and 3 (Tier 1 Capital, Common Equity Tier 1 Capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“Tier 2 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 2 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, Spain or any other jurisdiction.

The debt securities will be direct, unconditional and unsecured debt obligations of the relevant issuer. The indentures do not limit the amount of debt securities that the relevant issuers may issue. The relevant issuers may issue debt securities in one or more series. The relevant prospectus supplement and any related issuer free writing prospectus for any particular series of debt securities will describe the terms of the offered debt securities, including but not limited to, some or all of the following terms:

•	whether Santander US Debt or Santander Issuances is the issuer of the relevant debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	the rank of such senior debt securities or subordinated debt securities if different from that set forth in this prospectus;

•	with respect to the subordinated debt securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, if different from those set forth in this prospectus, and the redemption terms and the events of default applicable to each series of the subordinated debt securities, if different from those set forth in this prospectus;

•	their specific designation, authorized denomination and aggregate principal amount (and any limitations of such aggregated principal amount);

•	the price or prices at which they will be issued;

•	the date or maturity of the debt securities;

•	the interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	any modifications or additions to mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which the relevant issuers will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•	whether and under what circumstances, if other than those described in this prospectus, the relevant issuers will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, the relevant issuers may redeem the debt securities following those developments;

•	the clearing system in which such debt securities will be settled and cleared; and

•	any listing on a securities exchange.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

Guarantee for Debt Securities Issued by Santander US Debt and Santander Issuances

Banco Santander will unconditionally and irrevocably guarantee to the holders of senior debt securities or subordinated debt securities issued by Santander US Debt and Santander Issuances, as applicable, the due and punctual payment in full of all the sums expressed to be payable under the applicable indenture. The guarantee is set forth in, and forms part of, the indentures under which senior debt securities or subordinated debt securities, as applicable, will be issued by Santander US Debt and Santander Issuances.

Senior Debt Securities

Banco Santander, as guarantor, will fully, unconditionally and irrevocably guarantee the due and punctual payment in full to the holders of the senior debt securities of any series of all amounts due and owing under the senior debt securities indenture, including as may be modified pursuant to the exercise of the Spanish Bail-in Power under the relevant indenture, and payment in full of such amounts to the trustee. The senior guarantee is set forth in, and forms part of, the senior debt securities indenture under which senior debt securities of any series will be issued by Santander US Debt and may be affixed to the relevant senior debt security of any series. If, for any reason, Santander US Debt does not make any required payment in respect of the senior debt securities of any series when due, Banco Santander will cause the payment to be made to the trustee for the benefit of the holders. Holders of the senior debt securities of any series issued by Santander US Debt may sue Banco Santander to enforce their rights under the senior guarantee without first suing any other person or entity. Pursuant to the terms of the senior debt securities indenture, Banco Santander may, without the consent of the holders of the senior debt securities of any series, assume all of Santander US Debt’s rights and obligations under the senior debt securities of such series and upon such assumption, Santander US Debt will be released from its liabilities under the senior debt securities indenture and the senior debt securities of such series.

The obligations of Banco Santander in respect of senior debt securities of any series constitute direct, unconditional, unsubordinated and unsecured obligations of Banco Santander and, upon the insolvency of Banco Santander (and unless they qualify as subordinated claims pursuant to Article 92 of Law 22/2003 (Ley Concursal) of 9 July 2003 (the “Spanish Insolvency Law” or “Law 22/2003”) or equivalent legal provision which replaces it in the future, and subject to any applicable legal and statutory exceptions), rank pari passu and rateably without preference among such obligations of Banco Santander in respect of senior debt securities and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of Banco Santander, present and future. In accordance with article 92 of Law 22/2003, the following are subordinated claims:

1. Claims that, having been lodged late, are included in the list of creditors by the insolvency administrators or that, not having been duly lodged, or having been lodged late, are included on that list by subsequent notifications, or by a Spanish Court of Law when resolving the motion to challenge it (article 92.1 Law 22/2003).

2. Claims that, under a contractual arrangement, are subordinated in nature with regard to all the other claims against the debtor (article 92.2 Law 22/2003).

3. Interest claims of any kind, including those for late payment, except for those claims with a security in rem, up to the sum of the respective guarantee (article 92.3 Law 22/2003).

4. Claims for fines and other monetary penalties (article 92.4 Law 22/2003).

5. The claims held by any of the persons especially related to Banco Santander as set forth in article 93 (article 92.5 Law 22/2003).

6. Claims in favour of whom the ruling has declared be in bad faith in the act contested as a consequence of the insolvency revocation (article 92.6 Law 22/2003).

7. Claims arising from the contracts with reciprocal obligations referred to in Articles 61, 62, 68 and 69 of Law 22/2003, when a Spanish Court of Law finds, following the report by the insolvency administrators, that the creditor has repeatedly hindered fulfilment of the contract to the detriment of the insolvency interests (article 92.7 Law 22/2003).

Subordinated Debt Securities

Banco Santander, as guarantor, will fully, unconditionally and irrevocably guarantee the due and punctual payment in full to the holders of the subordinated debt securities of any series of all amounts due and owing under the subordinated debt securities indenture, including as may be modified pursuant to the exercise of the Spanish Bail-in Power under the subordinated debt securities indenture, and payment in full of such amounts to the trustee. The subordinated guarantee is set forth in, and forms part of, the subordinated debt securities indenture under which subordinated debt securities of any series will be issued by Santander Issuances and may be affixed to the relevant subordinated debt security of any series. If, for any reason, Santander Issuances does not make any required payment in respect of the subordinated debt securities of any series when due, Banco Santander will cause the payment to be made to the trustee for the benefit of the holders. Holders of the subordinated debt securities of any series issued by Santander Issuances may sue Banco Santander to enforce their rights under the subordinated guarantee without first suing any other person or entity. Pursuant to the terms of the subordinated securities indenture, Banco Santander may, without the consent of the holders of the subordinated debt securities of any series, assume all of Santander Issuances’s rights and obligations under the subordinated debt securities of such series and upon such assumption, Santander Issuances will be released from its liabilities under the subordinated debt securities indenture and the subordinated debt securities of such series.

The obligations of Banco Santander with respect to any series of subordinated debt securities constitute direct, unconditional, subordinated and unsecured obligations of Banco Santander which, upon the insolvency of Banco Santander (and unless they qualify as more subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provision which replace them in the future, and subject to any applicable legal and statutory exceptions) shall rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future),

(i)	senior to (1) contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under the subordinated guarantees;

(ii)	pari passu with all other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander and any other subordinated obligations which by law and/or their terms, and to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under the subordinated guarantee; and

(iii)	junior to any non-subordinated obligations of Banco Santander, any other subordinated obligations which by law and/or their terms, and to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under the subordinated guarantees (including contractually subordinated obligations of principal related to instruments not qualifying as Tier 2 Capital or Tier 1 Capital of Banco Santander), and any claim on Banco Santander, that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

After payment in full of all unsubordinated debts but before distributions to shareholders, under article 92 of the Spanish Insolvency Law, Banco Santander will pay or satisfy subordinated credits (créditos subordinados) (as defined in the Spanish Insolvency Law) of Banco Santander in the following order and pro rata within each class: (i) claims related to senior indebtedness that have been belatedly or inaccurately communicated to the insolvency administrator or which, by administrative order or decision, are deemed to be included in those claims that have been belatedly or inaccurately communicated to the insolvency administrator; (ii) contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Spanish Insolvency Law) of Banco Santander and any other payments in respect of subordinated credits (créditos subordinados) (as defined in the Spanish Insolvency Law) of Banco Santander other than payments set forth in subparagraph (v) of this paragraph, to the extent they do not qualify as Tier 2 Capital or Tier 1 Capital; (iii) contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Spanish Insolvency Law) of Banco Santander qualifying as Tier 2 Capital (including any payment in respect of principal of the subordinated debt securities of any series due under the relevant subordinated guarantee); (iv) contractually subordinated payments of principal on subordinated credits (créditos subordinados) (as defined in the Spanish Insolvency Law) of Banco Santander qualifying as Tier 1 Capital (including any payment in respect of the Liquidation Preference of the contingent convertible capital securities of any series if no Trigger Event has occurred); (v) payments of interest of any kind, including those for late payments (excluding interest on secured indebtedness to the extent secured); (vi) fines or any other monetary penalties or sanctions; (vii) claims of creditors which are related to Banco Santander as set forth in article 93 of the Spanish Insolvency Law; (viii) indebtedness arising from transactions set aside by the Spanish court overseeing the insolvency proceeding (rescisión concursal) and in respect of which such court has determined that the relevant creditor has acted in bad faith; and (ix) indebtedness arising from the contracts with reciprocal obligations referred to in Articles 61, 62, 68 and 69 of Law 22/2003, when the Court of Law finds, following the report by the insolvency administrators, that the creditor has repeatedly hindered fulfilment of the contract to the detriment of the insolvency interests.

Banco Santander in the relevant subordinated guarantees agrees with respect to any series of subordinated debt securities and each holder of subordinated debt securities of any series, by his or her acceptance of a subordinated guarantee will be deemed to have agreed to the above described subordination of the subordinated guarantee. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated guarantee. In addition, each holder of subordinated debt securities of any series by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant subordinated guarantee as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

Payments of Interest

The relevant issuers will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that the relevant issuers set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. All payments in respect of the debt securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions described in “—Additional Amounts” below.

Status of the Debt Securities

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, the senior debt securities constitute direct, unconditional, unsubordinated and unsecured obligations of Santander US Debt and, upon the insolvency of Santander US Debt (and unless they qualify as subordinated claims pursuant to Article 92 of the Spanish Insolvency Law or equivalent legal provision which replaces it in the future, and subject to any applicable legal and statutory exceptions), rank pari passu and ratably without preference among themselves and the payment obligations of Santander US Debt under the senior debt securities of such series rank at least pari passu with all other unsecured and unsubordinated indebtedness and monetary obligations involving or otherwise related to borrowed money of Santander US Debt, present or future.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, the subordinated debt securities constitute direct, unconditional, subordinated and unsecured obligations of Santander Issuances and, upon the insolvency of Santander Issuances (and unless they qualify as subordinated claims pursuant to the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and subject to any applicable legal and statutory exceptions) rank, under Article 92.2 of the Spanish Insolvency Law (or equivalent legal provisions which replace, substitute or amend it in the future) pari passu without preference or priority among themselves and:

(i) senior to (1) those contractually subordinated obligations of principal related to instruments qualifying as Tier 1 Capital of Banco Santander, (2) those subordinated obligations which qualify as subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law or equivalent legal provisions which replace them in the future, and (3) any other subordinated obligations which by law or their terms, and to the extent permitted by Spanish law, rank junior to the subordinated debt securities of such series;

(ii) pari passu with all of Santander Issuances’s other contractually subordinated obligations of principal related to instruments qualifying as Tier 2 Capital of Banco Santander; and

(iii) junior to any non-subordinated obligations of Santander Issuances, any Senior Subordinated Obligations (as defined below) and any claim on Santander Issuances, that becomes subordinated as a consequence of article 92.1º of the Spanish Insolvency Law.

“Senior Subordinated Obligations” means any subordinated obligations of Santander Issuances which by law and/or their terms, and to the extent permitted by Spanish law (including contractually subordinated obligations of principal related to instruments not qualifying as Tier 2 Capital or Tier 1 Capital of Banco Santander), rank senior to the subordinated debt securities of any series.

Santander Issuances agrees with respect to any series of subordinated debt securities and each holder of subordinated debt securities of any series, by his or her acquisition of a subordinated debt security, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated debt security. In addition, each holder of subordinated debt securities of any series by his or her acquisition of the securities authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant subordinated debt securities as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of any series of debt securities and the related guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the relevant issuer or Banco Santander, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the holders of the debt securities of the particular series of such amounts as would have been received by them had no such withholding or deduction been required.

Neither the relevant issuer nor Banco Santander shall be required to pay any Additional Amounts in respect of any debt securities:

(i)	to, or to a third party on behalf of, a holder if the holder or the beneficial owner of debt securities is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with Spain other than the mere holding of such debt security; or

(ii)	to, or to a third party on behalf of, a holder in respect of whose series of debt securities the relevant issuer or Banco Santander does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations, including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation; or

(iii)	to, or to a third party on behalf of, a holder of debt securities of any series if the holder or beneficial owner failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of Spain as a condition to relief or exemption from such taxes;

(iv)	presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(v)	where the withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any Directive amending, supplementing or replacing such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vi)	presented for payment (where presentation is required) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

(vii)	to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain; or

(viii)	to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the debt securities of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(ix)	where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto; or

(x)	in the case of any combination of items listed in (i) through (ix) above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of (iv) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of debt securities, notice to that effect shall have been duly given to the holders of the relevant series of debt securities in accordance with the indenture.

Unless the context otherwise requires, any reference in this “Additional Amounts” section to “principal” shall include any premium payable, or Redemption Amount and any other amounts in the nature of principal payable pursuant to the relevant indenture and “interest” shall include all amounts payable described under “—Payments of Interest” above and any other amounts in the nature of interest payable under the relevant indenture.

As used in this “Additional Amounts” section, the term “Redemption Amount” means, as appropriate, the Maturity Redemption Amount, Early Redemption Amount (Tax), Early Redemption Amount (Capital Disqualification Event), Early Redemption Amount (Call), Early Redemption Amount (Put) and Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Except where the context requires otherwise, any reference in the prospectus supplement to payment of principal of or interest on a debt security shall be deemed to include any Additional Amounts payable with respect thereto.

Additional Issuances

The relevant issuers may, without the consent of the holders of the debt securities of any series, issue additional debt securities of such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the debt securities of such series described in the relevant prospectus supplement except for the price to the public, original interest accrual date, issue date and first interest payment date, provided however that such additional debt securities will not have the same CUSIP, ISIN or other identifying number as the outstanding debt securities of the relevant series unless the additional debt securities are fungible with the outstanding debt securities of the relevant series for U.S. federal income tax purposes. Any such additional debt securities, together with the debt securities of the relevant series offered by the relevant prospectus supplement, will constitute a single series of securities under the relevant indenture. There is no limitation on the amount of debt securities that the relevant issuers may issue under the relevant indentures.

Redemption and Repurchase

Early Redemption for Taxation Reasons

Unless otherwise specified in the relevant prospectus supplement, if, in relation to the debt securities of any series, (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the first issued debt securities of such series or any earlier date specified in the relevant prospectus supplement, Banco Santander or the relevant issuer shall determine that (a) the relevant issuer or the guarantor, as the case may be, would be required to pay additional amounts as described in “—Additional Amounts” above or (b) the relevant issuer would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on such series of debt securities or the value of such deduction to the relevant issuer would be materially reduced or (c) the applicable tax treatment of the debt securities of such series changes and (ii) such circumstances are evidenced by the delivery by the relevant issuer or Banco Santander, as the case may be, to the trustee of a certificate signed by two directors of the relevant issuer or Banco Santander, as the case may be, stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and, in the case of subordinated debt securities, a copy of the Regulator’s consent to the redemption, the relevant issuer may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of debt securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the debt securities of such series in accordance with the terms described under “—Notices” below (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding debt securities of such series (in the case of subordinated debt securities in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early tax redemption amount (the “Early Redemption Amount (Tax)”) (which shall be their principal amount or at such other Early Redemption Amount (Tax) as may be specified in or determined as described in the relevant prospectus supplement), together with accrued interest (if any) thereon; provided, however, that (i) in the case of (a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of debt securities which bear interest at a floating rate a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to the debt securities of such series plus 60 days) prior to the earliest date on which the relevant issuer or Banco Santander, as the case may be, would be obliged to pay such additional amounts were a payment in respect of the debt securities of such series then due and (ii) in the case of subordinated debt securities, redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and is subject to the prior consent of the Regulator with respect to the subordinated debt securities of such series.

Article 78(4) of the CRR provides that the Regulator may only permit the redemption of subordinated debt securities of any series before the fifth anniversary of the issue date of subordinated debt securities of such series for taxation reasons if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of Article 78(1) (as described below), there is a change in the applicable tax treatment of the subordinated debt securities of such series and the institution demonstrates to the satisfaction of the Regulator that such change is material and was not reasonably foreseeable at the issue date of subordinated debt securities of such series.

Early Redemption of Subordinated Debt Securities for Capital Disqualification Event

Unless otherwise specified in the relevant prospectus supplement, if, in relation to subordinated debt securities of any series, (i) there is a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that Banco Santander or Santander Issuances determines results or is likely to result in the entire outstanding aggregate principal amount of subordinated debt securities of such series ceasing to be included in, or counting towards, Banco Santander’s and/or the Group’s Tier 2 Capital and (ii) such circumstances are evidenced by the delivery by Santander Issuances or Banco Santander, as the case may be, to the trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, Santander Issuances may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of subordinated debt securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the subordinated debt securities of such series in accordance with the terms described under “—Notices” below (which notice shall be irrevocable), redeem in whole but not in part of the outstanding subordinated debt securities of such series in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early capital disqualification event redemption amount (the “Early Redemption Amount (Capital Disqualification Event)”) (which shall be their principal amount or such other Early Redemption Amount (Capital Disqualification Event) as may be specified in or determined in the relevant prospectus supplement), together with accrued interest (if any) thereon; provided, however, that the Regulator consents to redemption of the subordinated debt securities of such series.

Redemption for regulatory reasons is subject to the prior consent of the Regulator and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Article 78(4) of the CRR provides that the Regulator may only permit the redemption of subordinated debt securities of any series before the fifth anniversary of the issue date of the subordinated debt securities of such series for regulatory reasons if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of Article 78(1) (as described below), there is a change in the regulatory classification of the subordinated debt securities of such series that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Regulator considers such change to be sufficiently certain and the institution demonstrates to the satisfaction of the Regulator that the regulatory classification was not reasonably foreseeable at the issue date of the subordinated debt securities of such series.

Optional Early Redemption (Call)

Unless otherwise specified in the relevant prospectus supplement, the relevant issuer may, upon the expiration of the appropriate notice (described below) and subject to such conditions as may be specified in the relevant prospectus supplement (and subject, in the case of subordinated debt securities to the prior consent of the Regulator) redeem in whole (but not, unless and to the extent that the relevant prospectus supplement specifies otherwise, in part) the debt securities of such series at their call early redemption amount (the “Early Redemption Amount (Call)”) (which shall be their principal amount or such other Early Redemption Amount (Call) as may be specified in or determined in the relevant prospectus supplement), together with accrued interest (if any) thereon.

In the case of subordinated debt securities, redemption at the option of Santander Issuances is subject to the prior consent of the Regulator and may only take place in accordance with Applicable Banking Regulations in force at the relevant time. In accordance with Article 63(j) of the CRR, subordinated securities may not be called, redeemed or repurchased or repaid before five years after the date of issuance.

Article 78(1) of the CRR provides that the Regulator will give its consent to a redemption of subordinated debt securities such circumstances provided that either of the following conditions is met:

(a)	on or before such redemption of the subordinated debt securities, the institution replaces the subordinated debt securities with own funds instruments of an equal or higher quality on terms that are sustainable for the income capacity of the institution; or

(b)	the institution has demonstrated to the satisfaction of the Regulator that its own funds would, following such redemption, exceed the requirements laid down in Article 92(1) of the CRR and the combined buffer requirement as defined in point (6) of Article 128 of the CRD IV Directive by a margin that the Regulator may consider necessary on the basis of Article 104(3) of the CRD IV Directive.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC or such other directive as may come into effect in place thereof.

Partial Redemption

If the debt securities of any series are to be redeemed in part only on any date in accordance with “—Optional Early Redemption (Call)” above, the debt securities to be redeemed will be selected not more than 60 days nor less than 30 days prior to such redemption date by the trustee pro rata to their principal amounts, or by lot or by such method as the trustee deems fair and appropriate, provided that the amount redeemed in respect of the debt securities of such series shall be equal to the minimum authorized denomination or an integral multiple thereof, subject always to compliance with all applicable laws and the requirements of any clearing system on which the debt securities of such series may be cleared and of any listing authority, stock exchange and/or quotation system on which the debt securities of such series may be listed and/or quoted. In the case of debt securities issued in global form, DTC shall select Book-Entry Interests in such debt securities as described under “—Form of Securities; Book-Entry System” below. The trustee shall not be liable for selections made by it in accordance with this paragraph or for selections made by DTC. No debt securities of $2,000 or less can be redeemed in part.

In the case of subordinated debt securities partial redemption is subject to the prior consent of the Regulator and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Optional Early Redemption (Put) of Senior Debt Securities

Unless otherwise specified in the relevant prospectus supplement, Santander US Debt shall, upon the exercise of the relevant option by a holder of senior debt securities of any series, redeem the senior debt securities of such series on the date or the dates specified in the relevant prospectus supplement at the put early redemption amount (the “Early Redemption Amount (Put)”) (which shall be the principal amount or such other Early Redemption Amount (Put) as may be specified in or determined in the relevant prospectus supplement), together with accrued interest (if any) thereon. In order to exercise such option, the holder of the senior debt securities of such series must, not less than 60 days before the date so specified (or such other period as may be specified in the relevant prospectus supplement), deposit a duly completed redemption notice in the form which is available from the specified office of the trustee specifying the aggregate principal amount in respect of which such option is exercised (which must be the minimum denomination specified in the relevant prospectus supplement or an integral multiple thereof). Such notice must also be delivered in accordance with the requirements of the applicable clearing system. No option exercised may be withdrawn (except as provided in the relevant indenture).

The Early Redemption (Put) shall not apply in the case of subordinated debt securities of any series and holders of subordinated debt securities of any series may not redeem the subordinated debt securities of such series prior to the maturity date of such series.

A holder of any series of senior debt securities may not exercise such option in respect of any series of debt securities which is the subject of an exercise by Santander US Debt of its option to redeem such series of senior debt securities under “—Early Redemption for Taxation Reasons”, “—Early Redemption of Subordinated Debt Securities for Capital Disqualification Event” or “—Optional Early Redemption (Call)” above.

Notice of Redemption

For purposes of this section “—Redemption and Repurchase”, the appropriate notice to be given by the relevant issuer to the trustee and the holders of the debt securities of such series, shall be signed by two duly authorized officers of the relevant issuer and shall specify:

-	the series of debt securities subject to redemption;

-	whether such series of debt securities is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the debt securities series which is to be redeemed, except in the case of “—Early Redemption for Taxation Reasons”, “—Early Redemption of Subordinated Debt Securities for Capital Disqualification Event”, which must be redeemed in full;

-	the due date for such redemption which shall be a Business Day, which shall be not less than 30 days nor more than 60 days (or such lesser period as may be specified in the relevant prospectus supplement) after the date on which such notice is validly given and which is, in the case of debt securities which bear interest at a floating rate, a date upon which interest is payable; and

-	the Early Redemption Amount (Tax), Early Redemption Amount (Capital Disqualification Event), Early Redemption Amount (Call) or Early Redemption Amount (Put), as applicable, at which the debt securities of such series are to be redeemed.

Any such notice shall be irrevocable, and the delivery thereof shall oblige the relevant issuer to make the redemption therein specified (unless the Spanish Bail-in Power is exercised by the relevant resolution authority before the occurrence of such redemption).

Repurchase of Debt Securities

Santander US Debt, Santander Issuances and Banco Santander and any of their respective subsidiaries or any third party designated by any of them, may at any time repurchase debt securities in the open market or otherwise and at any price.

In the case of subordinated debt securities of any series, the repurchase of the subordinated debt securities of such series by Santander Issuances, Banco Santander or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time. Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator (Article 77(b) of CRR) to effect the repurchase of Tier 2 instruments, and these may not be repurchased before five years after the date of issuance (Article 63(j) of CRR).

Modification and Waiver

Modification

The relevant issuer and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities of that series, including for, but not limited to, any of the following purposes:

•	to evidence the succession of another corporation to the relevant issuer or the guarantor and the assumption by any such successor of the covenants of the relevant issuer or the guarantor under the relevant indenture and in the debt securities of any series;

•	to add to the covenants of the relevant issuer or the guarantor for the benefit of the holders of all or any series of debt securities (and, if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the relevant issuer or the guarantor under the relevant indenture;

•	to add any additional Events of Default;

•	to change or eliminate any of the provisions of the relevant indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

•	to secure the debt securities of any series;

•	to change any place of payment under certain circumstances, so long as a place of payment as required by the relevant indenture is maintained;

•	to cure any ambiguity, to correct or supplement any provision in the relevant indenture which may be defective or inconsistent with any other provision of the relevant indenture or in any supplemental indenture;

•	to evidence and provide for the acceptance of appointment under the relevant indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the relevant indenture as shall be necessary to provide for or facilitate the administration of the trusts under the relevant indenture by more than one trustee, pursuant to the requirements of the relevant indenture;

•	to change or eliminate any provision of the relevant indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•	with respect to any debt security (including a global security), to amend any such debt security to conform to the description of the terms of such debt security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such debt security.

In addition to the permitted amendments described in the preceding paragraph, the relevant issuer and the trustee may amend or supplement the relevant indenture or the debt securities of any series and the related supplemental indenture without the consent of any holders of the debt securities of such series to conform the provisions of the relevant indenture to this “Description of Debt Securities and Guarantees” section in this registration statement and the applicable prospectus supplement.

The relevant issuer may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, the relevant issuer may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any subordinated debt security;

•	reduce the principal amount of or the interest rates, or any premium payable upon the redemption of, or any missed payments, with respect to any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default or Subordinated Debt Security Event of Default (as such terms are defined below and described in the relevant prospectus supplement);

•	modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default, (as those terms are defined under “—Events of Default and Defaults; Limitations of Remedies” below), may require the non-objection from, or consent of, the Regulator or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

(i)	Non-payment: default is made in the payment of any interest or principal due in respect of the senior debt securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement); or

(ii)	Breach of other obligations: Santander US Debt or Banco Santander fails to perform or observe any of its other obligations under or in respect of the senior debt securities of such series, the relevant guarantee or the senior debt securities indenture and (except in any case where such failure is incapable of remedy when no such continuation as is hereinafter mentioned will be required) the failure continues for a period of 30-days next following the service by the trustee on Santander US Debt or Banco Santander, as applicable, of a notice requiring the same to be remedied; or

(iii)	Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Santander US Debt or Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the senior debt securities of that series or a merger with another institution in this case even without being approved by holders of the senior debt securities of such series, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of Santander US Debt or Banco Santander, as the case may be, at the time of such merger); or

(iv)	Cessation of business: Santander US Debt or Banco Santander ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of a reorganization (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the senior debt securities of that series or a merger with another financial institution in such case even without being approved by holders of the senior debt securities of such series, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of Santander US Debt or Banco Santander, as the case may be, at the time of such merger), or Santander US Debt or Banco Santander stops or threatens to stop payment of, or is unable to, or admits in writing inability to, pay, its debts (or any class thereof) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(v)	Insolvency proceedings: (a) proceedings are initiated against Santander US Debt or Banco Santander under any applicable liquidation, insolvency, composition, reorganization or other similar laws, or an application made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to Santander US Debt or Banco Santander or in relation to the whole or a part of the undertaking or assets of either of them, or an encumbrancer takes possession of the whole or a part of the undertaking or assets of either of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued or put in force against the whole or a part of the undertaking or assets or any of them and (b) in any case is not discharged within 14 days; or

(vi)	Arrangements with creditors: Santander US Debt or Banco Santander initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganization or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors); or

(vii)	Guarantee: the guarantee with respect to such series of senior debt securities ceases to be a valid and binding obligation of Banco Santander or it becomes unlawful for Banco Santander to perform its obligations under such guarantee or such guarantee is claimed by Santander US Debt or Banco Santander not to be in full force and effect.

Under the terms of the senior debt securities indenture, no exercise of a resolution tool by the relevant resolution authority or any action in compliance therewith shall constitute an event of default.

If any Senior Debt Security Event of Default shall occur in relation to any series of senior debt securities, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare that the senior debt securities of such series and all interest then accrued thereon shall be forthwith due and payable, whereupon the same shall become immediately due and payable at its early termination amount (the “Early Termination Amount”) (which shall be its principal amount or such other Early Termination Amount as may be specified in or determined in accordance with the relevant prospectus supplement, together with all interest (if any) accrued thereon), without presentment, demand, protest or other notice of any kind, all of which Santander US Debt will expressly waive, anything contained in the senior debt securities of such series to the contrary notwithstanding, unless, prior thereto, all Senior Debt Security Events of Default in respect of the senior debt securities of such series shall have been cured.

Notwithstanding the preceding paragraph, under Spanish law, interest on debt instruments accruing after commencement of insolvency proceedings against the issuer may not be declared as due and payable after the commencement of insolvency proceedings against the issuer.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Subordinated Debt Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, subject to the conditions described below, if any of the following events occurs and is continuing with respect to the subordinated debt securities of any series it shall constitute a “Subordinated Debt Security Event of Default”:

(i)	Non-payment: default is made in the payment of any interest or principal due in respect of the subordinated debt securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement).

(ii)	Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of Santander Issuances or Banco Santander (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the subordinated debt securities of that series or a merger with another institution in this case even without being approved by holders of the subordinated debt securities of such series, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of Santander Issuances or Banco Santander, as the case may be, at the time of such merger).

Under the terms of the subordinated debt securities indenture, no exercise of a resolution tool by the relevant resolution authority or any action in compliance therewith shall constitute an event of default.

If a Subordinated Debt Security Event of Default occurs as set forth in paragraph (i) above, then the trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of that series may institute proceedings for the winding up or dissolution of Santander Issuances or Banco Santander but may take no further action in respect of such default.

If a Subordinated Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of that series may declare the subordinated debt securities of such series immediately due and payable whereupon the subordinated debt securities of such series shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their Early Termination Amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of any series may at their discretion and without further notice, institute such proceedings against Santander Issuances or Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Santander Issuances or Banco Santander under the subordinated debt securities of such series, provided that, except as provided in (ii) winding up above, neither Santander Issuances nor Banco Santander shall as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the subordinated debt securities of such series sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities of any series.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default or Subordinated Debt Security Event of Default, except a Senior Debt Security Event of Default or Subordinated Debt Security Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default or Subordinated Debt Security Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered indemnity satisfactory to the trustee in its sole discretion. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default or Subordinated Debt Security Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of such series notice of the Senior Debt Security Event of Default or Subordinated Debt Security Event of Default of which the Trustee has received written notice, unless the Senior Debt Security Event of Default or Subordinated Debt Security Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

Substitution of Issuer

Banco Santander or the relevant issuers may, without the consent of the holders of any of the debt securities of any series, consolidate or amalgamate with, merge into any other corporation or convey or transfer or lease Banco Santander’s or the relevant issuer’s properties and assets substantially as an entirety to any person, provided that (a) any successor corporation formed by any such consolidation, amalgamation or merger, or any transferee or lessee of such assets, is a company organized under the laws of any part of the European Union that assumes, by a supplemental indenture, Banco Santander’s or the relevant issuer’s obligations on the debt securities of such series and under the applicable indenture, and such supplemental indenture is executed by the relevant issuer and such successor entity, if applicable, and delivered to the trustee, in form satisfactory to the trustee; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance or transfer, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (c) the relevant issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture, as the case may be, comply with the indenture and all conditions precedent have been complied with; and (d) if the successor entity is not Banco Santander, Banco Santander shall, by amendment to the relevant indenture, unconditionally guarantee all of the obligations of such successor entity under the debt securities of such series and the relevant indenture as so modified by such amendment.

Banco Santander or any wholly-owned subsidiary of Banco Santander may assume the obligations of the relevant issuer under the debt securities, subject to the prior consent of the European Central Bank, if required, with respect to any series of subordinated debt securities, without the consent of the holders of the any series of debt securities, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the relevant indenture, executed by the relevant issuer and such successor entity, if applicable, and delivered to the trustee, in form satisfactory to the trustee, and if the successor entity is not Banco Santander, Banco Santander shall, by amendment to the relevant indenture, unconditionally guarantee all of the obligations of such successor entity under the debt securities of such series and the relevant indenture as so modified by such amendment; (b)

immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (c) the relevant issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the relevant indenture. Any series of debt securities so assumed, except if assumed by Banco Santander, will have the benefit of the related debt security guarantees. In the event of an assumption of the obligations of a relevant issuer by Banco Santander, the subordination provisions of the subordinated guarantee will apply to the subordinated debt securities of such series so assumed and the subordination provisions of the subordinated debt securities of such series will no longer apply.

In the event of any assumption, Additional Amounts under the debt securities of any series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. Additional Amounts for payments of interest or principal due prior to the date of the assumption will be payable only for taxes imposed by Spain. The assuming corporation will also be entitled to redeem the debt securities of any series in the circumstances described above under the section “—Early Redemption for Taxation Reasons” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, the relevant issuer will be released from all its obligations under the applicable debt securities and indentures.

An assumption of the obligations of a relevant issuer under any series of debt securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the debt securities of such series for new debt securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that the authorization and execution by Banco Santander, Santander US Debt and Santander Issuances of the indentures, the debt securities and the guarantees, and certain provisions of the subordinated debt securities and the subordinated indenture related to the subordination of the subordinated debt securities shall be governed by and construed in accordance with Spanish law.

Agreement and Acknowledgement With Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the debt securities of any series or any other agreements, arrangements, or understandings between the relevant issuer and any holder of the debt securities of any series, by its acquisition of the debt securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of any series) acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the relevant resolution authority, which exercise may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the Amounts Due on the debt securities of such series;

(ii) the conversion of all, or a portion, of the Amounts Due on the debt securities of such series into ordinary shares, other securities or other obligations of the relevant issuer, Banco Santander or another person (and the issue to or conferral on the holder of the debt securities of such series of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities of such series;

(iii) the cancellation of the debt securities of such series;

(iv) the amendment or alteration of the maturity of the debt securities of such series or amendment of the amount of interest payable on the debt securities of such series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b) the variation of the terms of the debt securities of such series, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Amounts Due” are the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the debt securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time, (“BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms, as amended from time to time (“Law 11/2015”), and up to 31 December 2015 (inclusive), Law 9/2012, of 14 November, on restructuring and resolution of credit institutions, (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period).

A reference to a “regulated entity” is to any entity to which Law 11/2015 applies as provided under article 1.2 of Law 11/2015, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

A reference to the “relevant resolution authority” is to the Spanish Fund for the Orderly Restructuring of Banks (the “FROB”), the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

No repayment or payment of Amounts Due on the debt securities of any series, will become due and payable or be paid after the exercise of any Spanish Bail-in Power by the relevant resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of the relevant issuer, Banco Santander or another person, as a result of the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the relevant issuer or Banco Santander, nor the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the debt securities of any series will be an event of default.

Upon the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the debt securities of any series, the relevant issuer or Banco Santander will provide a written notice to the holders of the debt securities of such series through DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power. The relevant issuer or Banco Santander will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the debt securities of any series, each holder of the debt securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of such series), to the extent permitted by the Trust Indenture Act of 1939 (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the debt securities of such series.

Additionally, by its acquisition of the debt securities of any series, each holder of the debt securities of such series acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the relevant resolution authority:

(i) the trustee will not be required to take any further directions from the holders of the debt securities of such series with respect to any portion of the debt securities of such series that are written-down, converted to equity and/or cancelled under the relevant indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the debt securities of such series to direct certain actions relating to the debt securities of such series; and

(ii) the relevant indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the relevant resolution authority;

provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the relevant resolution authority, so long as the debt securities of any series remain outstanding, there will at all times be a trustee for the debt securities of such series in accordance with the relevant indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of the debt securities of any series, each holder of the debt securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the debt securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing the debt securities of any series, each holder (including each beneficial owner) of the debt securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the debt securities of such series to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the debt securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Discharge, Defeasance and Covenant Defeasance

The relevant issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of the relevant issuer, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the debt securities of such series, including principal, interest, premium and any additional amounts to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date of the debt securities of such series, as the case may be.

The relevant issuer may also elect to have its obligations under the relevant indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that the relevant issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the relevant indenture, except for:

•	the rights of holders of the outstanding debt securities of the relevant series to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•	the obligations of the relevant issuer to issue temporary debt securities, register the transfer of debt securities, replace temporary or mutilated, destroyed, lost or stolen debt securities, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, the relevant issuer may elect to have its obligations released with respect only to certain covenants in the relevant indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the debt securities of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of or within any series:

•	the relevant issuer must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which the debt securities of such series are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to the debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants expressed in written certification thereof delivered to the trustee, to pay and discharge when due all of the principal, interest and any premium of the debt securities of such series and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which the relevant issuer is a party or by which it is bound;

•	no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding debt securities of such series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	the relevant issuer must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance of debt securities whose stated maturity is not within one year only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by the relevant issuer or Banco Santander, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture;

•	the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant debt securities are in default within the meaning of such Act);

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•	in the case of the subordinated debt securities of any series, the relevant issuer shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of senior indebtedness, including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the relevant issuer, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the relevant prospectus supplement, if, after the relevant issuer has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to the debt securities of any series,

•	the holder of a debt security of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by the debt securities of such series shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal or interest, premium, and any additional amounts on the debt securities of such series as they becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which the debt securities of such series become payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event the relevant issuer effects covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. In this case, the relevant issuer will remain liable to make payment of such amounts due at the time of acceleration.

The relevant prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Upon the exercise of the Spanish Bail-in Power with respect to a series of debt securities which results in the cancellation, or the conversion into other securities, of all the principal amount of, and interest on the debt securities of such series or the debt securities of such series otherwise ceasing to be outstanding, the relevant indenture shall be satisfied and discharged as to such series.

Limitation on Suits

No holder of debt securities will be entitled to proceed directly against the relevant issuer or Banco Santander, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of debt securities, before a holder of the debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must have given the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding aggregate principal amount of the debt securities of the relevant series must make a written request that the trustee institute proceedings because of the

Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the debt securities indenture or the relevant debt securities, the right of any holder of debt securities to receive payment of the principal amount of and interest on, the debt securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

If and for so long as the debt securities of the relevant series are admitted to trading on a stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange.

No Obligations to Beneficial Owners

None of Banco Santander, the relevant issuer, trustee, the paying agent or the debt security registrar shall have any responsibility or obligation to any beneficial owner in a global security, an agent member or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the debt securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such debt securities. All notices and communications to be given to the holders and all payments to be made to holders under the debt securities and the respective indenture shall be given or made only to or upon the order of the registered holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. Banco Santander, the relevant issuer, the trustee, the paying agent and the debt security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners. Banco Santander, the relevant issuer, the trustee, the paying agent and the debt security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the indenture relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Banco Santander, the relevant issuer, the trustee, the paying agent or the debt security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent Banco Santander, the relevant issuer, the trustee, or any agent of Banco Santander, the relevant issuer or the trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of the debt securities of any series or beneficial interests therein that acquire the debt securities of such series in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the debt securities of such series that acquire the debt securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the debt securities of such series, including in relation to the Spanish Bail-in Power.

The Trustee

The Bank of New York Mellon acting through its London Branch, is the trustee under the indentures with respect to the debt securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.  Subject to the provisions of the relevant indentures and the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities, unless offered indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby.  Banco Santander and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of their business.  The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to Banco Santander’s debt securities.

Description of Contingent Convertible Capital Securities

The following is a summary of the general terms that will apply to any contingent convertible capital securities that may be offered by Banco Santander.

Each time that Banco Santander issues contingent convertible capital securities, it will file a prospectus supplement and/or free writing prospectus with the SEC, which investors should read carefully. The prospectus supplement and/or free writing prospectus will summarize specific financial terms of your security and may contain additional or different terms of those contingent convertible capital securities to those described in this prospectus. All references in this prospectus to a prospectus supplement in respect of any series of securities include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of such series. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements made below in this section may not apply to each investor’s contingent convertible capital security. Contingent convertible capital securities will be issued by Banco Santander under a contingent convertible capital securities indenture. The contingent convertible capital securities indenture is a contract between Banco Santander, as issuer, and The Bank of New York Mellon, as trustee. The contingent convertible capital securities indenture does not limit Banco Santander’s ability to incur additional indebtedness, including the issuance of further contingent convertible capital securities. Investors should also read the contingent convertible capital securities indenture and any related supplemental indenture establishing such contingent convertible capital convertible securities, which have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

The contingent convertible capital securities are Banco Santander’s perpetual subordinated convertible debt securities mandatorily convertible into Banco Santander’s ordinary shares only upon the occurrence of certain events. The contingent convertible capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the Kingdom of Spain.

Banco Santander may issue contingent convertible capital securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible capital securities will describe the terms of the offered contingent convertible capital securities, including, but not limited to, some or all of the following terms, to the extent such terms differ from or are in addition to those set forth in this prospectus:

•	the specific designation and Liquidation Preference of the contingent convertible capital securities;

•	how to calculate Distributions;

•	the date or dates from which Distributions, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the price or prices at which they will be issued;

•	the terms on which the contingent convertible capital securities may or are required to convert into ordinary shares of Banco Santander and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any Distributions are payable;

•	the terms and conditions of any mandatory redemption;

•	the terms and conditions, if any, under which Banco Santander may elect to substitute or vary the terms of the contingent convertible capital securities;

•	the currency or currencies in which Liquidation Preference and Distributions are denominated and in which Banco Santander will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible capital securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible capital securities;

•	whether and under what circumstances, if other than those described in this prospectus, Banco Santander will pay additional amounts on the contingent convertible capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, Banco Santander may redeem the contingent convertible capital securities following those developments;

•	the clearing system or systems on which the contingent convertible capital securities will be cleared and settled; and

•	any listing on a securities exchange.

Holders of contingent convertible capital securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such contingent convertible capital securities are converted into Banco Santander’s ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares”.

Certain Defined Terms

In this “Description of Contingent Convertible Capital Securities” the following terms have the following meanings:

“Accounting Currency” means EUR or such other primary currency used in the presentation of the Group’s accounts from time to time;

“ADS Depositary” means J.P. Morgan Chase & Co., as the depositary under Banco Santander’s ordinary share American Depository Facility or any successor ADS depositary;

“Agents” means the agents appointed in accordance with the contingent convertible capital securities indenture or applicable supplemental indenture;

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, those regulations, requirements, guidelines and policies relating to capital adequacy then in effect of the Regulator (whether or not such requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group);

“Available Distributable Items” means, in respect of the payment of a Distribution at any time, those profits and reserves (if any) of Banco Santander which are available, in accordance with applicable law and regulation for the time being, for the payment of such Distribution.

As at the date of this registration statement, article 4(1)(128) of the CRR provides as follows:

“Distributable Items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the Liquidation Preference of, or any Distributions on, or any Additional Amounts with respect to the contingent convertible capital securities of that series are payable.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to any series of contingent convertible capital securities.

“Capital Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that Banco Santander determines results or is likely to result in the entire outstanding aggregate Liquidation Preference of the contingent convertible capital securities of the relevant series ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;

“CET1 Capital” means at any time, the Common Equity Tier 1 Capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“CET1 ratio” means, at any time, with respect to Banco Santander or the Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the CET1 Capital of Banco Santander or the Group, respectively, at such time divided by the Risk Weighted Assets Amount of Banco Santander or the Group, respectively, at such time, all as calculated by Banco Santander;

“Clearing System” means DTC or any of the European Clearing Systems, as applicable;

“Clearing System Contingent Convertible Capital Securities” means, for so long as any contingent convertible capital securities of a series is represented by a global contingent convertible capital security held by or on behalf of a Clearing System, any particular Liquidation Preference of such series of the contingent convertible capital securities shown in the records of a Clearing System as being held by a holder of the contingent convertible capital securities of such series;

“CNMV” means the Spanish Market Securities Commission (Comisión Nacional del Mercado de Valores);

“Common Shares” means ordinary shares in the capital of Banco Santander, each of which confers on the holder one vote at general meetings of Banco Santander and is credited as fully paid up;

“Conversion Price” means, in respect of the Trigger Event Notice Date, if the Common Shares are:

(a) then admitted to trading on a Relevant Stock Exchange, the higher of:

(i) the Current Market Price of a Common Share, translated into U.S. dollars at the Prevailing Rate;

(ii) the Floor Price; and

(iii) the nominal value of a Common Share, in each case on the Trigger Event Notice Date, translated into U.S. dollars at the Prevailing Rate; or

(b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above;

For the avoidance of doubt, the translation into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered on Trigger Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Trigger Event Notice Date and notice of the expected Conversion Settlement Date and of the Conversion Price shall be given to holders of contingent convertible capital securities in accordance with “—Notices” below not more than 10 Business Days following the Trigger Event Notice Date;

“Conversion Shares” means the number of Common Shares to be issued on Trigger Conversion in respect of each contingent convertible capital security of any series to be converted;

“CRD IV” means any or any combination of the CRD IV Directive, the CRR, and any CRD IV Implementing Measures;

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC or such other directive as may come into effect in place thereof;

“CRD IV Implementing Measures” means any regulatory capital rules implementing the CRD IV Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to Banco Santander (on a standalone basis) or the Group (on a consolidated basis);

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof;

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the 5 consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(a) if the Common Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement; or

(b) if the Common Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that:

(i) if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii) if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser;

In making any calculation or determination of Current Market Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalisation of profits or reserves, or any like or similar event.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Delivery Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent or in such form as may be acceptable to DTC from time to time, which contains the relevant account and related details for the delivery of any ADSs or Common Shares and all relevant certifications and/or representations as may be required by applicable law and regulations (or is deemed to constitute the confirmation thereof), and which are required to be delivered in connection with a conversion of the contingent convertible capital securities and the delivery of the ADSs or Common Shares;

“Distribution” means the non-cumulative cash distribution in respect of the contingent convertible capital securities and a Distribution Period determined in accordance with “—Distributions” below;

“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement;

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;

“Distribution Rate” means the rate at which the contingent convertible capital securities accrue Distributions in accordance with “—Distributions” below;

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital provided that:

(a) where:

(i) a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalisation or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii) there shall be any issue of Common Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b) any issue of Common Shares falling within subparagraphs (a) and (b) of “—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below shall be disregarded;

(c) a purchase or redemption or buy back of share capital of Banco Santander by or on behalf of Banco Santander in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of Banco Santander by or on behalf of Banco Santander or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of Banco Santander or any member of the Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent the average of the daily Volume Weighted Average Price of a Common Share on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by Banco Santander or, as the case may be, any member of the Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105 per cent of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d) if Banco Santander or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e) where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by Banco Santander for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) Banco Santander, such dividend or distribution shall for the purposes of these contingent convertible capital securities of any series be treated as a dividend or distribution made or paid to Shareholders by Banco Santander, and the provisions of the contingent convertible capital securities and the contingent convertible capital securities indenture, including references to Banco Santander paying or making a dividend, shall be construed accordingly;

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;

“EUR”, “€” and “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended;

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);

“Existing Shareholders” has the meaning given in the definition of “Newco Scheme”;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of 5 dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities,

Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Floor Price” means the price per Common Share determined in the relevant prospectus supplement, subject to adjustment in accordance with “—Anti-Dilution Adjustment of the Floor Price” below;

“Further Contingent Convertible Capital Securities” means any securities which are contingently convertible into Common Shares of Banco Santander pursuant to their terms in the event that the CET1 ratio of Banco Santander or the Group is less than a specified percentage;

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A., Sociedad Unipersonal);

“Independent Financial Adviser” means an independent financial institution of international repute appointed by Banco Santander at its own expense;

“Initial Margin” means the per cent per annum determined in the relevant prospectus supplement;

“Liquidation Distribution” means the Liquidation Preference per contingent convertible capital security plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution;

“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement;

“Maximum Distributable Amount” means any maximum distributable amount required to be calculated in accordance with article 48 of Law 10/2014 and articles 73 and 74 of Royal Decree 84/2015, each interpreted in light of article 141 of the CRD IV Directive;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (Scheme of Arrangement which effects the interposition of a limited liability company (“Newco”) between the Shareholders of Banco Santander immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and Banco Santander, provided that:

(a) only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b) immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of Banco Santander;

(d) all Subsidiaries of Banco Santander immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of Banco Santander (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e) immediately after completion of the Scheme of Arrangement, Banco Santander (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by Banco Santander immediately prior to the Scheme of Arrangement.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

“Parity Securities” means any preferred securities (participaciones preferentes) issued under Law 13/1985 and/or RD-L 14/2013 and/or Law 10/2014, such as the contingent convertible capital securities and/or under the CRR from time to time by Banco Santander or by any Subsidiary and which are guaranteed by Banco Santander or any preferential participations, preferential shares or preference shares (acciones preferentes) ranking pari passu with any preferred securities (participaciones preferentes) issued from time to time by Banco Santander or by any Subsidiary and which are guaranteed by Banco Santander or any other instrument issued or guaranteed by Banco Santander ranking pari passu with the contingent convertible capital securities;

“Paying and Conversion Agent” means the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible capital securities indenture or any supplemental indenture and includes any successors thereto appointed from time to time in accordance with the contingent convertible capital securities indenture or any supplemental indenture;

“Payment Business Day” means (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London and (ii) in the case of contingent convertible capital securities in definitive form only, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of presentation;

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe;

“Principal Paying Agent” means any Person (which may include Banco Santander) authorized by Banco Santander to pay the Liquidation Preference of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible capital securities of any series on behalf of Banco Santander. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon, acting through its London Branch will act as Principal Paying Agent in respect of the contingent convertible capital securities of any series;

“Recognised Stock Exchange” means a regulated regularly operating, recognised stock exchange or securities market in an OECD member state;

“Redemption Price” means, per contingent convertible capital security, the Liquidation Preference plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in “—Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the contingent convertible capital securities of the relevant series;

“Reference Page” means the relevant page on Bloomberg or Reuters or such other information service provider that displays the relevant information;

“Regulator” means the European Central Bank or such other or successor authority exercising primary bank supervisory authority, in each case with respect to prudential matters in relation to Banco Santander and/or the Group;

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Risk Weighted Assets Amount” means at any time, with respect to Banco Santander or the Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of Banco Santander or the Group, respectively, calculated in accordance with Applicable Banking Regulations at such time;

“Scheme of Arrangement” has the meaning given in the definition of “Newco Scheme”;

“Securities” means any securities including, without limitation, shares in the capital of Banco Santander, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of Banco Santander;

“Settlement Shares Depository” means a reputable independent financial institution, trust company or similar entity to be appointed by Banco Santander on or prior to any date when a function ascribed to the Settlement Shares Depository is required to be performed to perform such functions and who will hold Common Shares in Iberclear or any of its participating entities in a designated trust or custody account for the benefit of the holders of the contingent convertible capital securities of any series and otherwise on terms consistent with the terms of the contingent convertible capital securities and the contingent convertible capital securities indenture;

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination;

“Shareholders” means the holders of Common Shares;

“Spanish Companies Act” means the Royal Decree Legislative 1/2010, of 2 July 2010, approving the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital);

“Spanish Stock Exchanges” means the Madrid, Barcelona, Bilbao and Valencia stock exchanges and the Automated Quotation System -Continuous Market (Sistema de Interconexión Bursátil -Mercado Continuo (SIBE));

“Specified Date” has the meanings given in sub-paragraphs (d), (f), (g) and (h) of “—Anti-Dilution Adjustment of the Floor Price” below, as applicable;

“Spin-Off” means:

(a) a distribution of Spin-Off Securities by Banco Santander to Shareholders as a class; or

(b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than Banco Santander) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with Banco Santander or any member of the Group;

“Spin-Off Securities” means equity share capital of an entity other than Banco Santander or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than Banco Santander;

“Subsidiary” means any entity over which Banco Santander may have, directly or indirectly, control in accordance with Applicable Banking Regulations;

“Tax Event” in respect of any series of contingent convertible capital securities, means that as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the contingent convertible capital securities of such series Banco Santander shall determine that (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts (as defined below), or (c) the applicable tax treatment of the contingent convertible capital securities of such series changes;

“Tier 1 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 1 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapters 1, 2 and 3 (Tier 1 Capital, Common Equity Tier 1 Capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“Tier 2 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 2 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Trigger Conversion” has the meaning given in “—Conversion Procedures” below;

“Trigger Event” means if, at any time, as determined by Banco Santander, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125 per cent;

“Trigger Event Notice” has the meaning given in “—Conversion Procedures” below;

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is given;

“U.S.$” and “U.S. dollars” means the lawful currency of the United States of America;

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in U.S. government securities;

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of Banco Santander (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Payments

Banco Santander will make any payments of Distributions and Liquidation Preference on any particular series of contingent convertible capital securities on the dates and, in the case of payments of Distributions, in the amounts that are determined by the method of calculation described in, the relevant prospectus supplement. All payments in respect of the contingent convertible capital securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions of “—Additional Amounts” below.

Distributions

The contingent convertible capital securities of any series will accrue non-cumulative cash distributions (“Distributions”) as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Distributions Discretionary

Banco Santander may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason.

Distributions on the contingent convertible capital securities will be non-cumulative. Accordingly, if any Distribution (or part thereof) is not paid in respect of the contingent convertible capital securities of any series as a result of any election of Banco Santander to cancel such Distribution pursuant this section “—Distributions Discretionary” or the limitations on payment set out in “—Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and Banco Santander will have no obligation to pay such Distribution (or part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible capital securities of such series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or part thereof) or non-payment of any Distribution (or part thereof) as a result of the limitations on payment set out in “—Restrictions on Payments” below will constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of Banco Santander or in any way limit or restrict Banco Santander from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible capital securities of such series (including, without limitation, any CET1 Capital of Banco Santander or the Group) or in respect of any other Parity Security or other security.

Restrictions on Payments

To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the contingent convertible capital securities of such series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the Regulator, in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the contingent convertible capital securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible capital securities of such series.

No payment will be made on the contingent convertible capital securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded.

Agreement to Distribution Cancellation

By acquiring contingent convertible capital securities, holders and beneficial owners of the contingent convertible capital securities acknowledge and agree that:

(a) Distributions are payable solely at Banco Santander’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled by Banco Santander at Banco Santander’s sole discretion and/or deemed cancelled as a result of our having insufficient Available Distributable Items or as a result of the Regulator requiring Banco Santander to cancel the Distributions or as a result of exceeding the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group; and

(b) a cancellation or deemed cancellation of Distributions (in each case, in whole or in part) in accordance with the terms of the contingent convertible capital securities indenture or applicable supplemental indenture and the contingent convertible capital securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible capital securities or the contingent convertible capital securities indenture or applicable supplemental indenture.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “—Distributions”, “—Liquidation Distribution” and “—Conversion Upon Trigger Event”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible capital securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Notice of Distribution Cancellation

If practicable, Banco Santander will provide notice of any cancellation or deemed cancellation of Distributions (in each case, in whole or in part) to the holders of the contingent convertible capital securities through the relevant Clearing System (or, if the contingent convertible capital securities are held in definitive form, to the holders of the contingent convertible capital securities directly at their addresses shown on the register for the contingent convertible capital securities) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), or give the holders of the contingent convertible capital securities any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation of Banco Santander (a “Liquidation Event”), holders of the contingent convertible capital securities of any series (unless previously converted into Common Shares pursuant to “—Conversion Upon Trigger Event” below) shall be entitled to receive out of the assets of Banco Santander available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of Banco Santander ranking junior to the contingent convertible capital securities of such series.

If, before the occurrence of a Liquidation Event, the Trigger Event occurs but the relevant conversion of the contingent convertible capital securities of such series into Common Shares pursuant to “—Conversion Upon

Trigger Event” below is still to take place, holders of the contingent convertible capital securities of such series will be entitled to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of such contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such conversion had taken place immediately prior to such liquidation.

After payment of the relevant entitlement in respect of a contingent convertible capital security as described in this section, such contingent convertible capital security will confer no further right or claim to any of the remaining assets of Banco Santander.

Subordination

Unless previously converted into Common Shares pursuant to section “—Conversion Upon Trigger Event” below, the contingent convertible capital securities are unsecured and subordinated obligations of Banco Santander and rank (1) senior to (i) those subordinated obligations which qualify as more subordinated claims pursuant to Articles 92.3 to 92.7 of the Spanish Insolvency Law, or equivalent legal provisions which replace them in the future, (ii) the Common Shares and (iii) any other instruments issued or guaranteed by Banco Santander ranking junior to the contingent convertible capital securities, (2) pari passu with each other and with any Parity Securities and (3) junior to (i) any other liabilities of Banco Santander including subordinated liabilities other than Parity Securities and (ii) instruments issued or guaranteed by Banco Santander ranking senior to the contingent convertible capital securities.

Banco Santander agrees with respect to any series of contingent convertible capital securities and each holder of contingent convertible capital securities of any series, by his or her acquisition of a contingent convertible capital security, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible capital security. In addition, each holder of contingent convertible capital securities of any series by his or her acquisition of the securities authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible capital securities as provided in the contingent convertible capital securities indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

Banco Santander may not issue, or guarantee the issue of, any Parity Securities or other instruments equivalent to Parity Securities ranking, either directly or through a guarantee, senior to the contingent convertible capital securities of any series, unless the terms and conditions of the contingent convertible capital securities of such series are amended so as to rank pari passu with any such issue of senior securities.

Redemption and Repurchase

The contingent convertible capital securities are perpetual and are only redeemable in accordance with the following provisions of the contingent convertible capital securities indenture described in this section “—Redemption and Repurchase”.

Optional Redemption

Unless otherwise provided in the applicable prospectus supplement, subject to certain exceptions described further below, the contingent convertible capital securities shall not be redeemable prior to the date specified in the relevant prospectus supplement. The contingent convertible capital securities of any series may be redeemed by Banco Santander following such date in whole but not in part, unless otherwise provided by the applicable prospectus supplement, subject to (i) the prior consent of the Regulator and (ii) the final paragraph of “Redemption Procedures” below, on the date or dates specified in the relevant prospectus supplement at the Redemption Price (and otherwise in accordance with Applicable Banking Regulations then in force).

Pre-Conditions to Redemptions and Repurchases

Article 78(1) of the CRR provides that the Regulator will give its consent to a redemption of the contingent convertible capital securities provided that either of the following conditions is met:

(a) on or before such redemption of the contingent convertible capital securities, Banco Santander replaces the contingent convertible capital securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or

(b) Banco Santander has demonstrated to the satisfaction of the Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption, exceed the requirements set forth in article 92(1) of the CRR and the combined buffer requirement as defined in point (6) of article 128 of the CRD IV Directive by a margin that the Regulator may consider necessary on the basis of article 104(3) of the CRD IV Directive.

Redemption Due to a Capital Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible capital securities of any series, (i) there is a Capital Event, and (ii) such circumstances are evidenced by the delivery by Banco Santander to the trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, the contingent convertible capital securities of such series may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the Regulator and otherwise in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Article 78(4) provides that the Regulator may only permit Banco Santander to redeem any series contingent convertible capital securities before the fifth anniversary of the date of issuance of contingent convertible capital securities of such series in the case of a Capital Event if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of article 78(1) (as described above), there is a change in the regulatory classification of the contingent convertible capital securities of such series that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Regulator considers such change to be sufficiently certain and Banco Santander demonstrates to the satisfaction of the Regulator that the regulatory classification was not reasonably foreseeable at the date of issuance of contingent convertible capital securities of such series.

Redemption Due to a Tax Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the date of issuance of any series of contingent convertible capital securities, (i) there is a Tax Event, and (ii) such circumstances are evidenced by the delivery by Banco Santander to the trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, the contingent convertible capital securities of such series may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the Regulator and otherwise in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price per contingent convertible capital security.

Article 78(4) provides that the Regulator may only permit Banco Santander to redeem the contingent convertible capital securities of any series before the fifth anniversary of the date of issuance of contingent convertible capital securities of such series in the case of a Tax Event if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of article 78(1) (as described above), there is a change in the applicable tax treatment of the contingent convertible capital securities of such series and Banco Santander demonstrates to the satisfaction of the Regulator that such Tax Event is material and was not reasonably foreseeable at the date of issuance of contingent convertible capital securities of such series.

Redemption Procedures

The decision to redeem the contingent convertible capital securities must be irrevocably notified by Banco Santander to holders of the contingent convertible capital securities of such series upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date (i) through the filing of a relevant event (hecho relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “—Notices” below, and to the trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the trustee.

Any notice of redemption will state: the redemption date; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible capital securities indenture become due and payable upon each contingent convertible capital security being redeemed and that, subject to certain exceptions, Distributions will cease to accrue on or after that date; the place or places where the contingent convertible capital securities are to be surrendered for payment of the redemption price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible capital securities being redeemed.

If Banco Santander gives notice of redemption of the contingent convertible capital securities of any series, then by 12:00 noon (London time) on the relevant redemption date, Banco Santander will:

(a) irrevocably deposit with the Principal Paying Agent funds sufficient to pay the Redemption Price; and

(b) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders.

If the notice of redemption has been given on any series of contingent convertible capital securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(a) Distributions on the contingent convertible capital securities of such series shall cease to accrue;

(b) such contingent convertible capital securities of such series will no longer be considered outstanding; and

(c) the holders of contingent convertible capital securities of such series will no longer have any rights as holders except the right to receive the Redemption Price.

Non-payment of Redemption Price

If in connection with any series of contingent convertible capital securities either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if Banco Santander improperly withholds or refuses to pay the Redemption Price of the contingent convertible capital securities of such series, Distributions will continue to accrue, subject as provided in “—Distributions” above, at the rate specified from (and including) the redemption date to (but excluding) the date of actual payment of the Redemption Price.

Banco Santander may not give a notice of redemption pursuant to this section “—Redemption and Repurchase” if a Trigger Event Notice has been given. If a Trigger Event Notice is given after a notice of redemption shall have been given by Banco Santander but before the redemption has occurred, such notice of redemption shall automatically be revoked and be null and void and the relevant redemption shall not be made.

Repurchases of Contingent Convertible Capital Securities

Unless otherwise provided in the relevant indenture, Banco Santander or any member of the Group, may repurchase or otherwise acquire any of the outstanding contingent convertible capital securities of any series at any price in the open market or otherwise in accordance with Applicable Banking Regulations in force at the relevant time.

Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator (article 77, b of CRR) to effect the repurchase of Additional Tier 1 instruments, and these may not be repurchased before five years after the date of issuance (article 52.1(i) of CRR).

Notwithstanding any other provision of “—Settlement Procedures” below and subject to compliance with the provisions of the Spanish Companies Act and/or with any Applicable Banking Regulations, Banco Santander or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of Banco Santander (including Conversion Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then Banco Santander will:

(a) not declare or pay any Distribution on the contingent convertible capital securities of such series, including any accrued and unpaid Distributions, which shall be cancelled by Banco Santander in accordance with “—Distributions—Restrictions on Payments” above; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders of contingent convertible capital securities of such series) convert all the contingent convertible capital securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible capital securities of any series will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, Banco Santander will (A) calculate the CET1 ratio based on information (whether or not published) available to management of Banco Santander, including information internally reported within Banco Santander pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of Banco Santander and the Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. Banco Santander’s calculation shall be binding on the trustee and the holders of the relevant series of contingent convertible capital securities.

Except as provided below with respect to fractions, the number of Conversion Shares shall be determined by dividing the Liquidation Preference of such contingent convertible capital security by the relevant Conversion Price in effect on the relevant Trigger Event Notice Date. Fractions of Common Shares will not be issued on Trigger Conversion and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible capital securities are received by or on behalf of the Paying and Conversion Agent such that the Conversion Shares or related ADSs to be delivered by or on behalf of the Settlement Shares Depository are to be registered in the same name or delivered to the same Clearing Agency participant account, the number of such Conversion Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible capital securities being so converted and rounded down to the nearest whole number of Common Shares or related ADSs, as applicable.

Upon any Trigger Event of any series of contingent convertible capital securities, holders shall have no claim against Banco Santander in respect of (i) any Liquidation Preference of such series of contingent convertible capital securities or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of contingent convertible capital securities of such series and the contingent convertible capital securities of such series shall cease to represent any right other than the right to receive Common Shares, if elected, or ADSs from or on behalf of the Settlement Shares Depository.

On the Conversion Settlement Date, Banco Santander shall deliver to the Settlement Shares Depository such number of Common Shares as is required to satisfy in full Banco Santander’s obligation to deliver Common Shares in respect of the Trigger Conversion of the aggregate Liquidation Preference of contingent convertible capital securities of such series outstanding on the Trigger Event Notice Date.

The obligation of Banco Santander to issue and deliver Conversion Shares to a holder of contingent convertible capital securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Conversion Shares to the Settlement Shares Depository on behalf of the relevant holder. Receipt of the relevant Conversion Shares by the Settlement Shares Depository shall discharge Banco Santander’s obligations in respect of such contingent convertible capital securities.

Holders of any series of contingent convertible capital securities shall have recourse to Banco Santander only for the issue and delivery of the relevant Conversion Shares to the Settlement Shares Depository. After such delivery, holders of any series of contingent convertible capital securities shall have recourse to the Settlement Shares Depository only for the delivery to them of such Conversion Shares or related ADSs, in the circumstances described in “—Settlement Procedures” below.

Conversion Price

“Conversion Price” means, on the Trigger Event Notice Date, if the Common Shares are:

(a) then admitted to trading on a Relevant Stock Exchange, the higher of:

(i) the Current Market Price of a Common Share;

(ii) the Floor Price; and

(iii) the nominal value of a Common Share, in each case on the Trigger Event Notice Date; or

(b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Anti-Dilution Adjustment of the Floor Price

For the purposes of this section “—Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of Contingent Convertible Capital Securities”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of Banco Santander or any member of the Group, and (b) Common Shares held by or on behalf of Banco Santander or any member of the Group (and which, in the case of sub-paragraphs (d) and (f) below, do not rank for the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of contingent convertible capital securities shall be adjusted as follows:

(a) If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

A B

where:

A is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever Banco Santander shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Cash Dividend which Shareholders would or could otherwise have elected to receive, (ii) where Shareholders may elect to receive a Cash Dividend in lieu of such Common Shares or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A B

where:

A is the aggregate number of Common Shares in issue immediately before such issue; and

B is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the first day on which Common Shares are traded ex-rights on the relevant Stock Exchange.

(c) (i) If and whenever Banco Santander shall pay any Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B A – C

where:

A is the Current Market Price of one Common Share on the Effective Date;

B is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend; and

C is the amount (if any) by which the Reference Amount determined in respect of the Relevant Dividend exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends per Common Share paid or made in such Relevant Year (where C shall equal zero if such previous Cash Dividends per Common Share are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Dividend where no previous Cash Dividends per Common Share have been paid or made in such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means (i) any Cash Dividend which is expressly declared by Banco Santander to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders or any analogous or similar term (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend; or (ii) any Cash Dividend (the “Relevant Dividend”) paid or made in a financial year of Banco Santander (the “Relevant Year”) if (A) the Fair Market Value of the Relevant Dividend per Common Share or (B) the sum of (I) the Fair Market Value of the Relevant Dividend per Common Share and (II) an amount equal to the aggregate of the Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends per Common Share paid or made in the Relevant Year

(other than any Cash Dividend or part thereof previously determined to be an Extraordinary Dividend paid or made in such Relevant Year), exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be the amount by which the Reference Amount is so exceeded.

“Reference Amount” means an amount per Ordinary Share that is consistent with the dividend policy of Banco Santander as applied or to be applied for a period or projected period of at least three years.

(ii) If and whenever Banco Santander shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of Banco Santander or any member of the Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of Banco Santander or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(iii) For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv) In making any calculations for the purposes of this paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalisation of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in the Relevant Year in question.

(d) If and whenever Banco Santander shall issue Common Shares to its shareholders as a class by way of rights,or Banco Santander or any member of the Group or (at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue or grant to its shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95 per cent of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A is the number of Common Shares in issue on the Effective Date;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if at the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange (as used in this sub-paragraph(d), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e) If and whenever Banco Santander or any member of the Group or (at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to its shareholders as a class by way of rights or grant to its shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor

Price in force immediately prior to the Effective Date by the following fraction:

A – B A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(f) If and whenever Banco Santander shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of the any series of contingent convertible capital securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever Banco Santander or any member of the Group or (at the direction or request or pursuance to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible capital securities of any series, which for this purpose include any Further Contingent Convertible Capital Securities), in each case at a price per Common Share which is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the time of issue of such Common Shares or date of issue or grant of such options, warrants or rights (as used in this sub-paragraph (f), the “Specified Date”), such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(g) If and whenever Banco Santander or any member of the Group or (at the direction or request of or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible capital securities of any series) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95 per cent of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by Banco Santander or any member of the Group (or at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Common Share; and

C is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/redesignation;

provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (g), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible capital securities of any series) as are mentioned in sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95 per cent of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by Banco Santander or any member of the Group (or at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;

provided that if at the time of such modification (as used in this sub-paragraph (h), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i) If and whenever Banco Santander or any member of the Group or (at the direction or request of or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall offer any Securities in connection with which its shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(j) If Banco Santander determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible capital securities of such relevant series) in such manner and with effect from such date as Banco Santander shall determine and notify to the holders of the relevant series of contingent convertible capital securities.

Notwithstanding the foregoing provisions:

(i)	where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of Banco Santander, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(ii)	such modification shall be made as may be determined in good faith by an Independent

Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(ii)	(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by Banco Santander to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (I) or (II) above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of (I) above) or the relevant date of first public announcement (in the case of (II) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to Banco Santander or another entity.

If the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in sub-paragraph (a) above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i)

above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) and (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, shall be after the Trigger Event Notice Date in relation to the conversion of any contingent convertible capital security of any series but before the date on which the resolution of issuance of the relevant Common Shares is approved, then Banco Santander shall procure the execution of the corresponding adjustment mechanism pursuant to this section “—Anti-Dilution Adjustment of the Floor Price” so that there shall be issued and delivered to the Settlement Shares Depository, for onward delivery to the holders of the relevant contingent convertible capital securities, in accordance with the instructions contained in the Delivery Notices received by the Settlement Shares Depository, such number of Common Shares that could be required to be issued and delivered on such conversion taking into account the relevant adjustment to the Floor Price pursuant to this section “—Anti-Dilution Adjustment of the Floor Price” and all references to the issue and/or delivery of Common Shares or Conversion Shares in this prospectus and the contingent convertible capital securities indenture shall be construed accordingly.

If any doubt shall arise as to whether an adjustment falls to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, and following consultation between Banco Santander and an Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of wilful default, bad faith or manifest error.

No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of Banco Santander or any of member of the Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

On any adjustment, the resultant Floor Price, if a number of more decimal places than the initial Floor Price, shall be rounded down to such decimal place. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1 per cent of the Floor Price then in effect. Any adjustment not required to be made and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by Banco Santander to holders of the contingent convertible capital securities of any series through the filing of a relevant event (hecho relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with “—Notices” below promptly after the determination thereof.

Conversion Procedures

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then Banco Santander will: notify the Regulator and holders of such series of contingent convertible capital securities immediately through (i) the filing of a relevant event (hecho relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) to the Regulator, holders and the trustee in accordance with “—Notices” below (the “Trigger Event Notice”);

A Trigger Event Notice shall be a written notice specifying the following information:

•	that a Trigger Event has occurred;

•	the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under “—Anti-Dilution Adjustment of the Floor Price”);

•	the Conversion Settlement Date;

•	the date on which Banco Santander expects DTC to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures (the “Suspension Date”);

•	the contact details of the Settlement Shares Depository (if one has been appointed) and Paying and Conversion Agent and the procedures holders of the contingent convertible capital securities must follow to obtain delivery of the Conversion Shares or related ADSs;

•	if Banco Santander has been unable to appoint a Settlement Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the contingent convertible capital securities of such series as it shall consider reasonable in the circumstances;

•	that the contingent convertible capital securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Common Shares or related ADSs from or on behalf of the Settlement Shares Depository.

The date on which the Trigger Event Notice shall be deemed to have been given shall be the date on which it is dispatched by Banco Santander to DTC.

Upon Banco Santander’s determination that a Trigger Event has occurred, it shall immediately inform the Regulator and shall, prior to giving a Trigger Event Notice, deliver to the trustee a certificate stating that a Trigger Event has occurred, which the trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the trustee, the holders and beneficial owners of the contingent convertible capital securities of such series.

Within two (2) Business Days after its receipt of the Trigger Event Notice, the trustee shall transmit the Trigger Event Notice to DTC and promptly following its receipt of the Trigger Event Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Trigger Event Notice to its Reorganization Inquiry for Participants System.

Notwithstanding anything set forth in this prospectus to the contrary, once Banco Santander has delivered a Trigger Event Notice following the occurrence of a Trigger Event, (i) subject to the right of holders of the contingent convertible capital securities of the relevant series relating to a breach of the Performance Obligation (as defined below) in the event of a failure by Banco Santander to issue and deliver any Common Shares to the Settlement Shares Depository on the Conversion Settlement Date, the contingent convertible capital securities indenture shall impose no duties upon the trustee whatsoever with regard to a Trigger Conversion and the holders of the contingent convertible capital securities of such series shall have no rights whatsoever under the contingent convertible capital securities indenture or the contingent convertible capital securities of such series to instruct the trustee to take any action whatsoever and (ii) as of the date of the Trigger Event Notice, except for any indemnity and/or security provided by any holders of the contingent convertible capital securities of such series in such direction or related to such direction, any direction previously given to the trustee by any holders of the contingent convertible capital securities of such series shall cease automatically and shall be null and void and of no further effect.

Banco Santander’s obligations to indemnify the trustee in accordance with the contingent convertible capital securities indenture shall survive any Trigger Conversion.

Agreement and Waiver with Respect to a Trigger Conversion

The contingent convertible capital securities of any series are not convertible into Common Shares at the option of holders of contingent convertible capital securities of any series at any time and are not redeemable in cash as a result of a Trigger Event. Notwithstanding any other provision herein, by its acquisition of the contingent convertible capital securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible capital securities of such series, including, without limitation, those related to (x) Trigger Conversion following a Trigger Event and (y) the appointment of the Settlement Shares Depository, the issuance of the Settlement Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders of the contingent convertible capital securities of such series or the trustee, (ii) agreed that effective upon, and following, the Trigger Conversion, no amount shall be due and payable to the holders of the contingent convertible capital securities of such series, and Banco Santander’s liability to pay any such amounts (including the Liquidation Preference of, or any Distribution in respect of, the contingent convertible capital securities of such series), except as noted under “—Settlement Procedures” with respect to certain stamp and similar taxes, shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Trigger Event and any related Trigger Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible capital securities indenture and in connection with the contingent convertible capital securities of such series, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Trigger Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary through which it holds such contingent convertible capital securities to take any and all necessary action, if required, to implement the Trigger Conversion without any further action or direction on the part of such holder or beneficial owner of the contingent convertible capital securities of such series or the trustee.

Settlement Procedures

Delivery of the Common Shares to the holders of any series of contingent convertible capital securities upon a Trigger Event shall be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

Holders of any series of contingent convertible capital securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if at the time of any Trigger Conversion Banco Santander continues to maintain an ADS depositary facility. For further information on the ADSs and Banco Santander’s current ADS deposit agreement, see “Description of American Depositary Shares”.

DTC Suspension.  The Trigger Event Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the relevant series of contingent convertible capital securities. As a result, holders of the contingent convertible capital securities of such series will not be able to settle any transfers of any contingent convertible capital securities of such series following the Suspension Date, and any sale or other transfer of the contingent convertible capital securities of such series that a holder of the contingent convertible capital securities of such series may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The contingent convertible capital securities of such series may cease to be admitted to trading on any stock exchange on which the contingent convertible capital securities of such series are then listed or admitted to trading after the Suspension Date.

Settlement Request Notice.  On the Suspension Date, Banco Santander shall deliver a notice in accordance with “—Notices” below to the trustee and to the holders of the contingent convertible capital securities of the relevant series (a “Settlement Request Notice”) requesting that holders and beneficial owners of the contingent convertible capital securities of such series complete a notice to be delivered to the Paying and Conversion Agent, with a copy to the trustee (a “Delivery Notice”). The Settlement Request Notice shall specify the date by which the Delivery Notice must be received by the Paying and Conversion Agent (the “Notice Cut-off Date”) and (ii) the date on which the Contingent Convertible Capital Securities of such series in relation to which no Delivery Notice has been received by the Paying and Conversion Agent on or before the Notice Cut-off Date shall be cancelled, which will be no more than twelve Business Days after the Conversion Settlement Date (the “Final Cancellation Date”), as set forth in “—Failure to Deliver a Delivery Notice” below.

Delivery Notice.  In order to obtain delivery of the relevant Common Shares, or, if the holder elects, ADSs, a holder or beneficial owner must deliver its contingent convertible capital securities and Delivery Notice to the Paying and Conversion Agent (including, the delivery of such contingent convertible capital securities and Delivery Notice to the Paying and Conversion Agent through DTC) on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Paying and Conversion Agent, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Delivery Notice shall contain: (i) the name of the holder or beneficial owner of the applicable series of contingent convertible capital securities; (ii) the aggregate Liquidation Preference held by such holder or beneficial owner of such series of contingent convertible capital securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable (iv) whether Common Shares or ADSs are to be delivered to the holder or beneficial owner of such series of contingent convertible capital securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the ADSs or Common Shares are to be credited, details of the registered account in Banco Santander’s ADS facility if direct registration ADSs are to be issued, or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and (vi) such other details as may be required by the Paying and Conversion Agent.

The Delivery Notice must be given and the contingent convertible capital securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible capital securities may result in such Delivery Notice being treated as null and void and Banco Santander shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with this section “—Settlement Procedures”. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “—Settlement Procedures” shall be made by Banco Santander in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders.

Subject as provided herein and provided the contingent convertible capital securities and Delivery Notice are delivered on or before the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Settlement Shares Depository that the Settlement Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit such relevant Common Shares with the ADS Depositary on behalf of, the holder or beneficial owner of the relevant contingent convertible capital securities completing the relevant Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Delivery of ADSs.  In respect of any Conversion Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Settlement Shares Depository shall deposit with the custodian for the ADS Depositary the number of Conversion Shares to be issued upon Trigger Conversion of the relevant series of contingent convertible capital securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-ordinary share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Conversion Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. For further information on the ADSs or the ADS deposit agreement, see “Description of American Depositary Shares”.

Failure to Deliver a Delivery Notice.  If a duly completed Delivery Notice and the relevant contingent convertible capital securities are not delivered to the Paying and Conversion Agent as provided above on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the 10th Business Day after the Conversion Settlement Date Banco Santander may in its sole and absolute discretion (and the relevant holders of such contingent convertible capital securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Settlement Shares Depository in respect of which the applicable contingent convertible capital securities and completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable. If the applicable contingent convertible capital securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date, the Settlement Shares Depository shall continue to hold any Conversion Shares not sold by the Selling Agent until a Delivery Notice is so delivered or the Final Cancellation Date (as defined below), whichever is earlier. However, any holder or beneficial owner of the contingent convertible capital securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Settlement Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale thereof, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed rateably to the relevant holders in such manner and at such time as Banco Santander shall determine and notify to the relevant holders.

Such payment shall for all purposes discharge the obligations of Banco Santander, the Settlement Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the Trigger Conversion.

Banco Santander, the Settlement Shares Depository and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “—Settlement Procedures” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares.

If Banco Santander does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “Settlement Procedures”, such Common Shares for which a Delivery Notice has not been received will be cancelled on the Final Cancellation Date.

Certain Taxes

A holder of the contingent convertible capital securities of any series or Selling Agent (as defined below) must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale referred to in “—Failure to Deliver a Delivery Notice” below) any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Trigger Conversion (other than any taxes or capital, issue and registration and transfer taxes or stamp duties payable in Spain by Banco Santander in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the contingent convertible capital securities indenture which shall be paid by Banco Santander) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a contingent convertible capital security or interest therein.

If Banco Santander shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and Banco Santander as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

Status of the Conversion Shares

The Common Shares issued on Trigger Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the Trigger Event Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, dividends or payments the record date or other due date for the establishment of entitlement for which falls prior to the date that the resolution of issuance of the relevant Common Shares is approved.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all payments of Distributions and other amounts payable in respect of contingent convertible capital securities by Banco Santander will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, Banco Santander shall pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference) such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible capital securities receiving such amounts as they would have received had no such withholding or deduction been required.

Banco Santander shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible capital securities:

(a) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible capital securities is liable for such Taxes in respect of such contingent convertible capital security by reason of his having some connection with Spain other than the mere holding of such contingent convertible capital security; or

(b) to, or to a third party on behalf of, a holder in respect of whose contingent convertible capital securities Banco Santander does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations (as amended or restated from time to time), including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation; or

(c) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible capital securities of any series failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction of Banco Santander as a condition to relief or exemption from such taxes; or

(d) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(e) where the withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(f) presented for payment (where presentation is required) by or on behalf of a holder of a contingent convertible capital security who would have been able to avoid such withholding or deduction by presenting the contingent convertible capital security to another paying agent in a Member State of the European Union; or

(g) to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain; or

(h) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the contingent convertible capital securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(i) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (i) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of this section:

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect is duly given to the holders in accordance with“—Notices” below.

Except where the context requires otherwise, any reference in this prospectus and the relevant prospectus supplement to Distributions in respect of the contingent convertible capital securities shall include any Additional Amounts payable with respect thereto.

Undertakings

So long as any contingent convertible capital security of a series remains outstanding, Banco Santander shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Trigger Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agents and, where such an offer or scheme has been recommended by the board of directors of Banco Santander, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of the Trigger Conversion;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible capital securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible capital securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible capital securities indenture and the ordinary shares of Newco are:

(i) admitted to the Relevant Stock Exchange; or

(ii) listed and/or admitted to trading on another Recognised Stock Exchange;

and the holders of the contingent convertible capital securities of the relevant series irrevocably authorise Banco Santander to make such amendments to the contingent convertible capital securities indenture without the need for any further authorization from the holders of the contingent convertible capital securities of such series;

(d) issue, allot and deliver Common Shares upon Trigger Conversion subject to and as provided in “—Conversion Upon Trigger Event” above;

(e) use all reasonable endeavours to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Trigger Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognised Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Trigger Conversion of the contingent convertible capital securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of “—Conversion Upon Trigger Event” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Settlement Shares Depository or a Paying and Conversion Agent, Banco Santander shall use all reasonable endeavours promptly to appoint such persons for such purposes.

Modification and Waiver

Banco Santander and the trustee may make certain modifications and amendments to the contingent convertible capital securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible capital securities of that series without the consent of the holders of such contingent convertible capital securities, including for, but not limited to, any of the following purposes:

•	to evidence the succession of another corporation to Banco Santander and the assumption by any such successor of the covenants of Banco Santander in the contingent convertible capital securities indenture and in the contingent convertible capital securities of any series;

•	to add to the covenants of Banco Santander for the benefit of the holders of all or any series of contingent convertible capital securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible capital securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon Banco Santander by the contingent convertible capital securities indenture;

•	to add any additional Enforcement Events;

•	to make changes to procedures relating to Trigger Conversion, delivery of the Common Shares, or ADSs, as applicable;

•	to change or eliminate any of the provisions of the contingent convertible capital securities indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no outstanding contingent convertible capital security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

•	to secure the contingent convertible capital securities;

•	to change any place of payment, so long as a place of payment as required by the contingent convertible capital securities indenture is maintained;

•	to cure any ambiguity, to correct or supplement any provision of the contingent convertible capital securities indenture which may be defective or inconsistent with any other provision of the contingent convertible capital securities indenture or in any supplemental indenture;

•	to evidence and provide for the acceptance of appointment under the contingent convertible capital securities indenture by a successor trustee with respect to the contingent convertible capital securities of one or more series and to add to or change any of the provisions of the contingent convertible capital securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible capital securities indenture by more than one trustee, pursuant to the requirements of the contingent convertible capital securities indenture;

•	to change or eliminate any provision of the contingent convertible capital securities indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•	with respect to any contingent convertible capital security (including a global security), to amend any such contingent convertible capital security to conform to the description of the terms of such contingent convertible capital security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible capital security; and

•	to change or modify any provision of the contingent convertible capital securities indenture as necessary to ensure that the contingent convertible capital securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Other modifications and amendments may be made to the contingent convertible capital securities indenture and any applicable supplemental indenture with the consent of not less than a majority in aggregate outstanding Liquidation Preference of the contingent convertible capital securities of the series outstanding under the contingent convertible capital securities indenture and any applicable supplemental indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible capital security affected that would:

•	change the terms of any contingent convertible capital security to include a stated maturity date;

•	reduce the Liquidation Preference of, the Distribution rates of, or the payments with respect to any contingent convertible capital security, other than as permitted under the contingent convertible capital securities indenture and any applicable supplemental indenture;

•	change Banco Santander’s (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	reduce the percentage in aggregate Liquidation Preference of outstanding contingent convertible capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the contingent convertible capital securities indenture and any applicable supplemental indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	modify the subordination provisions or the terms of Banco Santander’s obligations in respect of the payment of amounts due and payable on the contingent convertible capital securities in a manner adverse to the holders, in each case other than as permitted under the contingent convertible capital securities indenture or applicable supplemental indenture;

•	modify the provisions of the contingent convertible capital securities indenture affecting the calculation of, and any adjustment to, the Conversion Price; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, Banco Santander and the trustee may amend or supplement the contingent convertible capital securities indenture or the contingent convertible capital securities of any series and the related supplemental indenture without the consent of any holders of the contingent convertible capital securities of such series to conform the provisions of the contingent convertible capital securities indenture to this “Description of Contingent Convertible Capital Securities” section in this registration statement and the applicable prospectus supplement.

Any agreements, arrangements or understandings between Banco Santander and any holder and beneficial owner of the contingent convertible capital securities of any series with respect to the contingent convertible capital securities of such series must be entered into in accordance with the terms of the contingent convertible capital securities indenture and any applicable supplemental indenture.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible capital securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible capital securities, can only be made in accordance with the rules and requirements of the Regulator, as and to the extent applicable from time to time.

No vote of the outstanding holders of the contingent convertible capital securities of any series will be required for Banco Santander to redeem and cancel the contingent convertible capital securities of such series.

Notwithstanding that the contingent convertible capital securities of any series confer an entitlement to vote under any of the circumstances described above, neither Banco Santander nor any Subsidiary, to the extent that it is a holder of the contingent convertible capital securities of such series of Banco Santander, shall be so entitled to vote.

The holders of any series of contingent convertible capital securities of any series will have no voting rights at any extraordinary or ordinary meetings of Shareholders of Banco Santander.

Additional Issuances

Banco Santander may, without the consent of the holders of the contingent convertible capital securities of any series, issue additional contingent convertible capital securities of such series having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible capital securities of such series described in the relevant prospectus supplement except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date, provided however that such additional contingent convertible capital securities will not have the same CUSIP, ISIN or other identifying number as the outstanding contingent convertible capital securities of the relevant series unless the additional contingent convertible capital securities are fungible with the outstanding contingent convertible capital securities of the relevant series for U.S. federal income tax purposes. Any such additional contingent convertible capital securities, together with the contingent convertible capital securities of the relevant series offered by the relevant prospectus supplement, will constitute a single series of securities under the contingent convertible capital securities indenture. There is no limitation on the amount of contingent convertible capital securities that Banco Santander may issue under the contingent convertible capital securities indenture.

Banco Santander may without the consent or sanction of the holders of the relevant series of contingent convertible capital securities: (i) take any action required to issue additional Parity Securities or authorise, create and issue one or more other series of Parity Securities ranking equally with the contingent convertible capital securities of such series, as to the participation in the profits and/or assets of Banco Santander, without limit as to the amount; or (ii) take any action required to authorise, create and issue one or more other classes or series of shares of Banco Santander or securities mandatorily convertible into Common Shares of Banco Santander ranking junior to the contingent convertible capital securities of any series, as to the participation in the profits and/or assets of Banco Santander.

By acquiring a contingent convertible capital security of any series, each holder of contingent convertible capital securities of such series agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any holder of such other Parity Securities issued by Banco Santander from time to time.

The contingent convertible capital securities of any series do not grant the holders the contingent convertible capital securities of such series pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Substitution of Issuer

Banco Santander may, without the consent of the holders of any of the contingent convertible capital securities of any series, consolidate with, amalgamate, merge into or transfer or lease Banco Santander’s assets substantially as an entirety to any person, provided that (a) any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of o Banco Santander’s assets, is a company organized under the laws of any part of the European Union that expressly assumes, by a supplemental indenture, Banco Santander’s obligations on the contingent convertible capital securities of such series and under the contingent convertible capital securities indenture, and such supplemental indenture to be executed by Banco Santander and such successor entity, if applicable, and delivered to the trustee, in form satisfactory to the trustee; (b) immediately after giving effect to such consolidation, amalgamation or merger, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) Banco Santander shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the relevant indenture. In such event, Additional Amounts under the contingent convertible capital securities of such series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

A holding company of Banco Santander may assume the obligations of Banco Santander under the contingent convertible capital securities of any series, subject to the prior consent of the European Central Bank, if required, with respect to any series of contingent convertible capital securities, without the consent of the holders of the any series of contingent convertible capital securities, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the relevant indenture, executed by Banco Santander and such successor entity, if applicable, and delivered to the trustee, in form satisfactory to the trustee; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible capital securities indenture. In the event of any assumption, Additional Amounts under the contingent convertible capital securities of such series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

Additional Amounts for payments of Distributions or Liquidation Preference due prior to the date of the assumption will be payable only for taxes imposed by Spain. The assuming corporation will also be entitled to redeem the contingent convertible capital securities of any series in the circumstances described above under the section “—Redemption Due to a Tax Event” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, Banco Santander will be released from all its obligations under the applicable contingent convertible capital securities and contingent convertible capital securities indenture and any supplemental indentures.

An assumption of the obligations of Banco Santander under any series of contingent convertible capital securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the contingent convertible capital securities of such series for new contingent convertible capital securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible capital securities of any series, the contingent convertible capital securities indenture and any supplemental indentures will be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by Banco Santander of the indentures and the contingent convertible capital securities, certain provisions of the contingent convertible capital securities and the contingent convertible capital securities indenture related to the subordination of the contingent convertible capital securities as well as the price at which contingent convertible capital securities can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed by and construed in accordance with Spanish law.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the contingent convertible capital securities of any series nor the trustee acting on behalf of the holders of the contingent convertible capital securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the contingent convertible capital securities of such series or the contingent convertible capital securities indenture and each holder and beneficial owner of the contingent convertible capital securities of such series, by virtue of its holding of any contingent convertible capital securities of such series or any interest therein, and the trustee acting on behalf of the holders of the contingent convertible capital securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible capital security of any series or any interest therein by Banco Santander in respect of, or arising under, the contingent convertible capital securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event (as defined below) shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Trustee and Agents

Unless stated otherwise in the relevant prospectus supplement, the trustee for the contingent convertible capital securities of any series will be The Bank of New York Mellon acting through its London Branch. The trustee makes no representations, and shall not be liable with respect to, the information set forth in this registration statement.

Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon acting through its London Branch will initially act as Principal Paying Agent and Calculation Agent for the contingent convertible capital securities of any series. Banco Santander may appoint additional or successor agents (together, the “Agents”).

Banco Santander will procure that there will at all times be a Principal Paying Agent and a Calculation Agent. Banco Santander may change the Principal Paying Agent without prior notice to the holders of the contingent convertible capital securities of any series, and in such an event Banco Santander may act as Principal Paying Agent. Banco Santander is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, Banco Santander may appoint a financial adviser with appropriate expertise. Furthermore, Banco Santander is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, Banco

Santander will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial adviser with appropriate expertise as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the contingent convertible capital securities indenture or, should this not be possible, be published in another appropriate manner.

Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the contingent convertible capital securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the contingent convertible capital securities of any series, by its acquisition of the contingent convertible capital securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of any series) acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the relevant resolution authority, which exercise may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the Amounts Due on the contingent convertible capital securities of such series;

(ii) the conversion of all, or a portion, of the Amounts Due on the contingent convertible capital securities of such series into ordinary shares, other securities or other obligations of Banco Santander or another person (and the issue to or conferral on the holder of the contingent convertible capital securities of such series of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible capital securities of such series;

(iii) the cancellation of the contingent convertible capital securities of such series;

(iv) the amendment or alteration of the Liquidation Preference of the contingent convertible capital securities of such series or amendment of the amount of Distributions payable on the contingent convertible capital securities of such series, or the date on which the Distributions become payable, including by suspending payment for a temporary period; and

(b) the variation of the terms of the contingent convertible capital securities of such series, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Amounts Due” are the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the contingent convertible capital securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the relevant resolution authority.

For these purposes, the “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time, (“BRRD”), including but not limited to Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms, as amended from time to time (“Law 11/2015”), and up to 31 December 2015 (inclusive), Law 9/2012, of 14 November, on restructuring and resolution of credit institutions, (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period).

A reference to a “regulated entity” is to any entity to which Law 11/2015 applies as provided under article 1.2 of Law 11/2015, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

A reference to the “relevant resolution authority” is to the Spanish Fund for the Orderly Restructuring of Banks (the “FROB”), the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

No repayment or payment of Amounts Due on the contingent convertible capital securities of any series, will become due and payable or be paid after the exercise of any Spanish Bail-in Power by the relevant resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of Banco Santander or another person, as a result of the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to Banco Santander, nor the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the contingent convertible capital securities of any series will be an Enforcement Event.

Upon the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the contingent convertible capital securities of any series, Banco Santander will provide a written notice to the holders of the contingent convertible capital securities of such series through DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power. Banco Santander will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of such series), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the contingent convertible capital securities of such series.

Additionally, by its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the relevant resolution authority:

(i) the trustee will not be required to take any further directions from the holders of the contingent convertible capital securities of such series with respect to any portion of the contingent convertible capital securities of such series that are written-down, converted to equity and/or cancelled under the contingent convertible capital securities indenture, which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible capital securities of such series to direct certain actions relating to the contingent convertible capital securities of such series; and

(ii) the contingent convertible capital securities indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the relevant resolution authority;

provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the relevant resolution authority, so long as the contingent convertible capital securities of any series remain outstanding, there will at all times be a trustee for the contingent convertible capital securities of such series in accordance with the contingent convertible capital securities indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the contingent convertible capital securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible capital securities of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Spanish Bail-in Power by the relevant resolution authority with respect to the contingent convertible capital securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing the contingent convertible capital securities of any series, each holder (including each beneficial owner) of the contingent convertible capital securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds contingent convertible capital securities of such series to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the contingent convertible capital securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Enforcement Events and Remedies

There are no events of default under any series of contingent convertible capital securities. In addition, under the terms of the contingent convertible capital securities indenture neither the Trigger Conversion nor the exercise of the Spanish Bail-in Power or any other resolution tools by the relevant resolution authority or any action in compliance therewith will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event” with respect to the contingent convertible capital securities of any series:

(i) non-payment of Redemption Price when due as further described in “—Redemption and Repurchase — Non-payment of Redemption Price” above;

(ii) the breach of any term, obligation or condition binding on Banco Santander under the contingent convertible capital securities of any series or the contingent convertible capital securities indenture (other than any of Banco Santander’s payment obligations under or arising from the contingent convertible capital securities of any series or the contingent convertible capital securities indenture, including payment of any Liquidation Preference or Distributions, including any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(iii) the occurrence of a Liquidation Event prior to the occurrence of a Trigger Event.

Remedies

The sole remedies of the holders of the contingent convertible capital securities of a series and the trustee under the contingent convertible capital securities of such series or the contingent convertible capital securities indenture upon the occurrence of an Enforcement Event shall be (1) to seek enforcement of Banco Santander’s obligation to pay the Redemption Price of the securities of such series if not paid within 14 days of the date fixed for redemption (provided that the applicable conditions described under “—Redemption and Repurchase” above shall have been satisfied), (2) to seek enforcement of a Performance Obligation, and (3) to enforce the entitlement described under “—Liquidation Distribution” above. The foregoing shall not prevent the holders of the contingent convertible capital securities of such series or the trustee from instituting proceedings for the bankruptcy of Banco Santander.

For the avoidance of doubt, the breach by Banco Santander of any Performance Obligation shall not give the trustee and/or the holders of the contingent convertible capital securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the trustee and/or the holders of the contingent convertible capital securities of such series may seek under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture is specific performance under New York law. By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series will acknowledge and agree that such holder will not seek, and will not direct the trustee to seek, a claim for damages against Banco Santander in respect of a breach by Banco Santander of a Performance Obligation and that the sole and exclusive remedy that such holder and the trustee may seek under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture for a breach by Banco Santander of a Performance Obligation is specific performance under New York law.

No Other Remedies

Other than the limited remedies specified above, no remedy against Banco Santander shall be available to the trustee (acting on behalf of the holders of the contingent convertible capital securities of any series) or to the holders of the contingent convertible capital securities of such series, provided that (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible capital securities indenture and (2) nothing shall impair the rights of a holder of the contingent convertible capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid in respect of the contingent convertible capital securities, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the contingent convertible capital securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible capital securities of such series shall be subject to the subordination provisions of the contingent convertible capital securities indenture. For the avoidance of doubt, such limitations shall not apply to Banco Santander’s obligations to pay the fees and expenses of, and to indemnify, the trustee.

The contingent convertible capital securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible capital securities of any series may not require any redemption of the contingent convertible capital securities of such series at any time.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the contingent convertible capital securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series may on behalf of all holders of the contingent convertible capital securities of such series waive any past Enforcement Event that results from a breach by Banco Santander of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series may not waive any past Enforcement Events that result from a Liquidation Event or non-payment of Redemption Price when due.

If an Enforcement Event has occurred and is continuing, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible capital securities of any series, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible capital securities of such series. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible capital securities indenture and (b) must not be unjustly prejudicial to the holders of the contingent convertible capital securities of such series not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

By acquiring the contingent convertible capital securities of any series, the holders and beneficial owners will acknowledge and agree that neither a Trigger Conversion, a cancellation or deemed cancellation of Distributions, (in each case, in whole or in part) in accordance with the terms of the contingent convertible capital securities indenture and the contingent convertible capital securities of such series nor the exercise of the Spanish Bail-in Power or any other resolution tools by the relevant resolution authority or any action in compliance therewith will give rise to a default for the purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limitation on Suits

No holder of contingent convertible capital securities will be entitled to proceed directly against Banco Santander, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible capital securities, before a holder of the contingent convertible capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must have given the trustee written notice that a continuing Enforcement Event has occurred and remains uncured.

•	The holders of not less than 25% in outstanding Liquidation Preference of the contingent convertible capital securities of the relevant series must make a written request that the trustee institute proceedings because of the Enforcement Event, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in Liquidation Preference of all outstanding contingent convertible capital securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible capital securities indenture or the contingent convertible capital securities, the right of any holder of contingent convertible capital securities to receive payment of the Liquidation Preference of and Distributions on, the contingent convertible capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Notices

All notices to holders of registered contingent convertible capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

If and for so long as the contingent convertible capital securities of the relevant series are admitted to trading on a stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange.

No Obligations to Beneficial Owners

None of Banco Santander, the trustee, the paying agent or the contingent convertible capital security registrar shall have any responsibility or obligation to any beneficial owner in a global security, an agent member or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible capital securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible capital securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible capital securities and the respective indenture shall be given or made only to or upon the order of the registered holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. Banco Santander, the trustee, the paying agent and the contingent convertible capital security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners. Banco Santander, the trustee, the paying agent and the contingent convertible capital security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the indenture relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Banco Santander, the trustee, the paying agent or the contingent convertible capital security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent Banco Santander, the trustee, or any agent of Banco Santander or the trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of the contingent convertible capital securities of any series that acquire the contingent convertible capital securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the contingent convertible capital securities of such series that acquire the contingent convertible capital securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible capital securities of such series, including in relation to Distribution cancellation, the Trigger Conversion, the Spanish Bail-in Power and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

The Trustee

The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible capital securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the contingent convertible capital securities indenture at the request of any holder of contingent convertible capital securities, unless offered indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. Banco Santander and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to Banco Santander’s contingent convertible capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of Banco Santander’s preference shares and Banco Santander’s ordinary shares.

Consent to Service of Process

Under the contingent convertible capital securities indenture, Banco Santander irrevocably designates Banco Santander, S.A., New York Branch, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the contingent convertible capital securities indenture or any supplemental indentures or any contingent convertible capital securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

Description of Certain Provisions Relating to Debt Securities and
Contingent Convertible Capital Securities

Agreement and Acknowledgement with Respect to the Exercise of Resolution Tools

Notwithstanding any other term of the securities of any series or any other agreements, arrangements, or understandings between the relevant issuer or Banco Santander and any holder of the securities of any series, by its acquisition of the securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the securities of any series) acknowledges, accepts, consents and agrees to be bound by the effect of the exercise of any resolution tools (including but not limited to the sale of business tool, the bridge institution tool and the asset separation tool) by the relevant resolution authority in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of BRRD, including but not limited to Law 11/2015, (ii) the SRM Regulation and (iii) the instruments, rules and standards created thereunder.

By its acquisition of the securities of any series, each holder of the securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the securities of such series), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of any resolution power by the relevant resolution authority.

Additionally, by its acquisition of the securities of any series, each holder of the securities of such series acknowledges and agrees that, upon the exercise of any resolution power by the relevant resolution authority the relevant indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any resolution tool by the relevant resolution authority (including no duty whatsoever to take any directions from the holders of the securities of such series); provided, however, that notwithstanding the exercise of any resolution tool by the relevant resolution authority, so long as the securities of any series remain outstanding, there will at all times be a trustee for the securities of such series in accordance with the relevant indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the securities of such series remain outstanding following the completion of the exercise of the resolution tool.

By its acquisition of the securities of any series, each holder (including each beneficial owner) of the securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the securities of such series to take any and all necessary action, if required, to implement the exercise of any resolution tool with respect to the securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Form of Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries identified in the applicable prospectus supplement, including, without limitation, DTC, Euroclear Bank, as operator of Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Unless and until the securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the relevant indentures. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have securities registered in its name, receive or be entitled to receive physical delivery of securities in definitive form or be considered the owner or holder of the securities under the relevant indentures. Each person having an ownership or other interest in securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the applicable indentures or the securities.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act 1934, as amended (“Exchange Act”). DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the Principal Paying Agent to the depositary. Payments will be made to beneficial owners of securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream Luxembourg

We understand that investors that hold securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest or Distributions, as applicable, on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest or Distributions, as applicable, on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities or to receive or make a payment or delivery of the securities on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of securities such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the securities of such series, or, in the case of DTC, the depositary ceases to be a clearing agency registered under the Exchange Act;

•	the relevant issuer or Banco Santander is liquidated and we fail to make a payment on the securities when due, other than in connection with a cancelled Distribution, Trigger Conversion or any exercise of Spanish Bail-in Power; or

•	at any time the relevant issuer or Banco Santander determines in its option and in its sole discretion that the global securities of a particular series of securities should be exchanged for definitive securities of that series in registered form.

Each person having an ownership or other interest in a security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit the relevant issuers to determine at any time and in their sole discretion that securities shall no longer be represented by global securities. DTC has advised the relevant issuers that, under its current practices, it would notify its participants of the relevant issuer’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. The relevant issuers would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive securities will be issued in registered form only. To the extent permitted by law, the relevant issuers, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series securities. Payments will be made in respect of the securities by check drawn on a bank in New York or London or, if the holder requests, by transfer to the holder’s account in New York or London. Definitive securities should be presented to the paying agent for redemption.

If the relevant issuers issue definitive securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Description of Ordinary Shares

Banco Santander refers to “Item 10. Additional Information — B. Memorandum and articles of association” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2014 for a summary of the material terms of Banco Santander’s By-laws and applicable Spanish corporate law in effect as of the date of this prospectus regarding Banco Santander’s ordinary shares and the holders thereof. Such summary describes Banco Santander’s By-laws which were approved at the shareholders’ meeting held on June 21, 2008, filed with the office of the Commercial Registry of Santander on August 11, 2008 and became effective immediately thereafter. Subsequently, several articles have been amended and sub-subsections 1 and 2 of Article 5 of Banco Santander’s Bylaws have been updated several times to show the current share capital and the number of shares outstanding. The most recent of such amendments corresponds to the one required by the share capital increase carried out on April 30, 2015 and filed with the office of the Mercantile Registry on the following day. This summary may not contain all of the information that is important to prospective investors. To understand them fully, prospective investors should read Banco Santander’s By-laws, a copy of which has been included in Exhibit 1.1 and Exhibit 1.2 of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2014.

As of October 5, 2015, Banco Santander’s paid in share capital was €7,158,316,402.50 represented by a single class of 14,316,632,805 ordinary shares having a par value of fifty euro cents (€ 0.50) each, represented by means of book entries.

Description of American Depositary Shares

This prospectus incorporates by reference the description of Banco Santander’s ADSs under the heading “Description of Santander American Depositary Shares” in Banco Santander’s registration statement under the Securities Act (as defined below) on Form F-4, filed on November 17, 2008, and as amended on December 15, 2008 and December 19, 2008.

As of October 5, 2015, there were 501,638,808 ADSs outstanding.

Taxation

Spanish Tax Considerations

The following is a general description of material Spanish tax considerations relating to the holders who are the beneficial owners of the securities (the “holders”, the “investors”, the “purchasers” or the “shareholders”, as the case may be). It does not purport to be a complete analysis of all tax considerations relating to these securities.

Prospective purchasers of securities should consult their own tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Spain of acquiring, holding and disposing of securities and receiving any payments under the securities. The information contained within this section is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date (which may have retroactive effects).

This analysis is a general description of the tax treatment under the currently in force Spanish legislation applicable in the common territory of Spain and, hence, it does not describe the regional tax regimes in the Historical Territories of the Basque Country and the Community of Navarre or the provisions passed by Autonomous Communities which may apply to investors for certain taxes.

In addition, investors should note that the appointment by an investor in securities or any person through which an investor holds securities, of a custodian, collection agent or similar person in relation to such securities in any jurisdiction may have tax implications. Investors should consult their own tax advisors in relation to the tax consequences for them of any such appointment.

Introduction

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this document:

a)	of general application, First Additional Provision of Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) and Royal Decree 1065/2007;

b)	for individuals resident for tax purposes in Spain who are subject to the Individual Income Tax (“IIT”), Law 35/2006 of 28 November, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, as amended, and Royal Decree 439/2007, of 30 March, promulgating the IIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax, as amended, Law 36/2014, of 26 December, of General State Budget for 2015 and Law 29/1987, of 18 December on the Inheritance and Gift Tax;

c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014, of 27 November, on Corporate Income Tax and Royal Decree 634/2015, of 10 July, promulgating the CIT Regulations; and

d)	for individuals and entities who are not resident for tax purposes in Spain that are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5 March, promulgating the Consolidated Text of the NRIT Law, as amended, and Royal Decree 1776/2004 of 30 July promulgating the NRIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax as amended, Law 36/2014, of 26 December, of General State Budget for 2015 and Law 29/1987, of 18 December, on the Inheritance and Gift Tax.

A.	TAXATION IN SPAIN OF DEBT SECURITIES

1.	Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayment of the debt securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and generally taxed at a flat rate of 19% on the first EUR 6,000 (exceptionally 19.5% during fiscal year 2015); 21% from EUR 6,000.01 up to EUR 50,000 (exceptionally 21.5% during fiscal year 2015) and 23% for any amount in excess of EUR 50,000 (exceptionally 23.5% during fiscal year 2015).

Income from the transfer of the debt securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the debt securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the debt securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the debt securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5 of Royal Decree 1065/2007, and in the opinion of each issuer and the guarantor, as the case may be, the relevant issuer will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information about the debt securities required by Exhibit I is submitted by the relevant paying agent, notwithstanding the information obligations of each issuer under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by the issuer of the debt securities may also be paid without withholding on account of IIT under the same conditions.

However, income derived from the transfer of the debt securities may be subject to withholding tax at the general rate of 19% (exceptionally, during the fiscal year 2015, the withholding tax rate applicable is 19.5%). Furthermore, in the case of debt securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by the issuer of the debt securities may be subject to withholding tax at the general rate of 19% which will be made by the depositary or custodian (exceptionally, during the fiscal year 2015, the withholding tax rate applicable is 19.5%). Any amounts withheld on account of IIT may be credited against the final IIT liability.

1.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are subject to Net Wealth Tax to the extent that their net worth exceeds EUR 700,000. Therefore, they should take into account the value of the debt securities which they hold as at 31 December of each year, the applicable rates ranging between 0.2% and 2.5%. The Autonomous Communities may have different provisions on this respect.

1.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any debt securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6% depending on relevant factors.

2.	Legal Entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

Both interest received periodically and income derived from the transfer, redemption or repayment of the debt securities are subject to CIT at the current general tax rate of 25% (exceptionally 28% during fiscal year 2015) in accordance with the rules for this tax.

Pursuant to Section 44.5 of Royal Decree 1065/2007, and in the opinion the issuer and the guarantor, as the case may be, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds).

Consequently, the issuer will not withhold tax on interest payments to Spanish CIT taxpayers provided that the information about the debt securities required by Exhibit I is submitted, notwithstanding the information obligations of the issuer under general provisions of Spanish tax legislation.

However, income derived from the debt securities may be subject to withholding tax at the generally applicable rate of 19% (exceptionally, 19.5% during fiscal year 2015), if the debt securities do not comply with the exemption requirements specified in the Reply to the Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004. In case the debt securities are held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, this withholding tax will be generally levied by that depositary or custodian.

Notwithstanding the above, amounts withheld, if any, may be credited by the relevant investors against its final CIT liability.

2.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities resident in Spain for tax purposes are not subject to Net Wealth Tax.

2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the debt securities in their taxable income for Spanish CIT purposes.

3.	Individuals and Legal Entities with no tax residency in Spain

3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

If the debt securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such debt securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “Taxation in Spain of Debt Securities—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the debt securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Both interest payments received periodically and income derived from the transfer, redemption or repayment of the debt securities, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the debt securities, through a permanent establishment in Spain, are exempt from NRIT and therefore no withholding on account of NRIT will be levied on such income provided certain requirements are met.

In order for the exemption to apply, it is necessary to comply with certain information obligations relating to the debt securities, in the manner detailed under “—Information about the debt securities in connection with payments” as laid down in Section 44.5 of Royal Decree 1065/2007. If these information obligations are not complied with in the manner indicated, the issuer will withhold at the general rate of 19% (exceptionally 19.5% during fiscal year 2015) and the issuer will not pay additional amounts.

Holders not resident in Spain for tax purposes and entitled to exemption from NRIT but where the issuer or the guarantor, as the case may be, does not timely receive the information about the debt securities in accordance with the procedure described in detail as set forth in Exhibit I hereto would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled, according to the procedures set forth in the Spanish NRIT Law and the relevant regulations.

3.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax would generally not be subject to such tax. The U.S. – Spain Income Tax Treaty (the “Treaty”) does not address Net Wealth Tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory exceed EUR700,000 would be subject to Net Wealth Tax, the applicable rates ranging between 0.2% and 2.5%. Individuals who are non-resident in Spain for tax purposes who are resident in an European Union or European Economic Area Member State may apply the rules approved by the autonomous region where the assets and rights with more value are situated. All such prospective investors should consult their tax advisers.

However, non-Spanish resident individuals will be exempt from Net Wealth Tax in respect of the debt securities which income is exempt from NRIT as described above.

3.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over debt securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant double tax treaty will apply. The U.S. and Spain have not entered into a double tax treaty in relation to Inheritance and Gift Tax. Generally, individuals who are non-resident in Spain for tax purposes are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if the deceased or the donee are resident in an European Union or European Economic Area Member State, the applicable rules will be those corresponding to the relevant autonomous regions according to their law. As such, prospective investors should consult their tax advisers.

Non-Spanish resident legal entities which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income solely in the country of tax residence of the holder of the debt securities.

4.	Tax Rules for debt securities not Listed on a regulated market, a multilateral trading facility or an organised market in an OECD Country

4.1 Withholding on Account of IIT, CIT and NRIT

If the debt securities are not listed on a regulated market, a multilateral trading facility or an organized market in an OECD country on any payment date, interest or income from the transfer, redemption or repayment obtained by holders in respect of the debt securities will be subject to withholding tax at the general rate of 19% (exceptionally, during the tax period 2015, the withholding tax rate applicable is 19.5%), except in the case of holders which are: (a) resident in a Member State of the European Union other than Spain and obtain the interest income either directly or through a permanent establishment located in another Member State of the European Union, provided that such holders (i) do not obtain the interest income on the debt securities through a permanent establishment in Spain and (ii) are not resident of, or are not located in, nor obtain income through, a tax haven (as currently defined by Royal Decree 1080/1991, of 5 July, as amended) or (b) resident for tax purposes of a country which has entered into a convention for the avoidance of double taxation with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder. The withholding rate under the Treaty is generally 10%.

Individuals and entities that may benefit from such exemptions or reduced tax rates would have to apply directly to the Spanish tax authorities in order to obtain a refund of any amounts to which they may be entitled.

4.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

See “Individuals with Tax Residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)” and “Individuals and Legal Entities with no tax residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)”.

5.	Tax Rules for payments made by the guarantor

On the basis that payments of principal and interest made the guarantor in respect of the debt securities are characterized as an indemnity under Spanish law, such payments may be made without withholding or deduction on account of any Spanish Tax. However, although there is no clear precedent, statement of law, or regulation on this matter, if the Spanish Tax Authorities take the position that the relevant guarantor has validly, legally and effectively assumed all the obligations of the issuer under the debt securities (whether contractually or by any other means), the Spanish Tax Authorities may determine that payments made by the guarantor relating to the debt securities will be subject to the same tax rules set out above for payments made by the issuer.

6.	Information about the debt securities in connection with payments

As described above, interest and other income paid by the issuer with respect to the debt securities will not be subject to Spanish withholding tax provided the procedures for delivering to the relevant issuer and/or the guarantor the information described in Exhibit I of this prospectus are complied with.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 44.5 of Royal Decree 1065/2007 (“Section 44.5”). In accordance with Section 44.5, the following information with respect to the debt securities must be submitted to the issuer and the guarantor before the close of business on the business day immediately preceding the date on which any payment of interest, principal or of any amounts in respect of the early redemption of the debt securities (each, a “Payment Date”) is due.

Such information comprises:

(i)	identification of the debt securities;

(ii)	income payment date (or refund if the debt securities are issued at discount or are segregated);

(iii)	total amount of income (or total amount to be refunded if the debt securities are issued at discount or are segregated); and

(iv)	total amount of the income corresponding to each clearing system located outside Spain.

In particular, the issue and paying agent must certify the information above about the debt securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit I of this prospectus.

In light of the above, the issuer, the guarantor and the issue and paying agent, as the case may be, have arranged certain procedures to facilitate the collection of information concerning the debt securities by the close of business on the business day immediately preceding each relevant Payment Date. If, despite these procedures, the relevant information is not received by the relevant issuer or, as the case may be, the guarantor on each Payment Date, such issuer or, as the case may be, the guarantor will withhold tax at the then-applicable rate, currently 19% (exceptionally, during the tax period 2015 the withholding tax rate applicable is 19.5%) from any payment in respect of the relevant debt securities. None of the issuers or the guarantor will pay any additional amounts with respect to any such withholding.

If, before the tenth day of the month following the month in which interest is paid, the issue and paying agent provides such information, the relevant issuer or, as the case may be, the guarantor, will reimburse the amounts withheld.

Prospective holders of debt securities should note that none of the issuers, the guarantor or the dealers accepts any responsibility relating to the procedures established for the collection of information concerning the debt securities. Accordingly, none the issuers, the guarantor or the dealers will be liable for any damage or loss suffered by any holder of the debt securities who would otherwise be entitled to an exemption from Spanish withholding tax but whose income payments are nonetheless paid net of Spanish withholding tax because these procedures prove ineffective. Moreover, none of the issuers or the guarantor will pay any additional amounts with respect to any such withholding.

7.	Indirect taxation

The acquisition and transfer of the debt securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of 24 September and exempt from Value Added Tax, in accordance with Law 37/1992, of 28 December regulating such tax.

B.	TAXATION IN SPAIN OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

1.	Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayments of the contingent convertible capital securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and generally taxed at a flat rate of 19% on the first EUR 6,000 (exceptionally 19.5% during fiscal year 2015); (ii) 21% from EUR 6,000.01 up to EUR 50,000 (exceptionally 21.5% during fiscal year 2015) and 23% for any amount in excess of EUR 50,000 (exceptionally 23.5% during fiscal year 2015).

Income from the transfer of the contingent convertible capital securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the contingent convertible capital securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the contingent convertible capital securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the contingent convertible capital securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5 of Royal Decree 1065/2007, and in the opinion of each issuer, the relevant issuer will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information about the contingent convertible capital securities required by Exhibit I is submitted by the relevant paying agent, notwithstanding the information obligations of each issuer under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by the issuer of the contingent convertible capital securities may also be paid without withholding on account of IIT under the same conditions.

However, income derived from the transfer of the contingent convertible capital securities may be subject to withholding tax at the general rate of 19% (exceptionally, during the fiscal year 2015, the withholding tax rate applicable is 19.5%). Furthermore, in the case of contingent convertible capital securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by the issuer of the contingent convertible capital securities may be subject to withholding tax at the general rate of 19% which will be made by the depositary or custodian (exceptionally, during the fiscal year 2015, the withholding tax rate applicable is 19.5%). Any amounts withheld on account of IIT may be credited against the final IIT liability.

1.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are subject to Net Wealth Tax to the extent that their net worth exceeds EUR 700,000. Therefore, they should take into account the value of the contingent convertible capital securities which they hold as at each 31 December, the applicable rates ranging between 0.2% and 2.5%. The Autonomous Communities may have different provisions on this respect.

1.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any contingent convertible capital securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6% depending on relevant factors.

2.	Legal Entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

Both interest received periodically and income derived from the transfer, redemption or repayment of the contingent convertible capital securities are subject to CIT (at the current general tax rate of 25%, exceptionally 28% during fiscal year 2015) in accordance with the rules for this tax.

Pursuant to Section 44.5 of Royal Decree 1065/2007, and in the opinion the issuer, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds).

Consequently, the issuer will not withhold tax on interest payments to Spanish CIT taxpayers provided that the information about the contingent convertible capital securities required by Exhibit I is submitted, notwithstanding the information obligations of the issuer under general provisions of Spanish tax legislation.

However, income derived from the contingent convertible capital securities may be subject to withholding tax at the generally applicable rate of 19% (exceptionally, 19.5% during fiscal year 2015), if the contingent convertible capital securities do not comply with the exemption requirements specified in the Reply to the Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004. In case the contingent convertible capital securities are held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, this withholding tax will be generally levied by that depositary or custodian.

Notwithstanding the above, amounts withheld, if any, may be credited by the relevant investors against its final CIT liability.

2.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities resident in Spain for tax purposes are not subject to Net Wealth Tax.

2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the contingent convertible capital securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the contingent convertible capital securities in their taxable income for Spanish CIT purposes.

3.	Individuals and Legal Entities with no tax residency in Spain

3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

If the contingent convertible capital securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such contingent convertible capital securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible capital securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Both interest payments received periodically and income derived from the transfer, redemption or repayment of the contingent convertible capital securities, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the contingent convertible capital securities, through a permanent establishment in Spain, are exempt from NRIT and therefore no withholding on account of NRIT will be levied on such income provided certain requirements are met.

In order for the exemption to apply, it is necessary to comply with certain information obligations relating to the contingent convertible capital securities, in the manner detailed under “—Information about the contingent convertible capital securities in connection with payments” as laid down in Section 44.5 of Royal Decree 1065/2007. If these information obligations are not complied with in the manner indicated, the issuer will withhold at the general rate of 19% (exceptionally 19.5% during fiscal year 2015) and the issuer will not pay additional amounts.

Holders not resident in Spain for tax purposes and entitled to exemption from NRIT but where the issuer does not timely receive the information about the contingent convertible capital securities in accordance with the procedure described in detail as set forth in Exhibit I to this prospectus hereto would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled, according to the procedures set forth in the Spanish NRIT Law and the relevant regulations.

3.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax would generally not be subject to such tax. The Treaty does not address Net Wealth Tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory exceed EUR700,000 would be subject during the tax year 2015 to Net Wealth Tax, the applicable rates ranging between 0.2% and 2.5%. Individuals who are non-resident in Spain for tax purposes who are resident in an European Union or European Economic Area Member State may apply the rules approved by the autonomous region where the assets and rights with more value are situated. All such prospective investors should consult their tax advisers.

However, non-Spanish resident individuals will be exempt from Net Wealth Tax in respect of the contingent convertible capital securities which income is exempt from NRIT as described above.

3.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over contingent convertible capital securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant double tax treaty will apply. The U.S. and Spain have not entered into a double tax treaty in relation to Inheritance and Gift Tax. Generally, individuals who are non-resident in Spain for tax purposes are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if the deceased or the donee are resident in an European Union or European Economic Area Member State, the applicable rules will be those corresponding to the relevant autonomous regions according to their law. As such, prospective investors should consult their tax advisers.

Non-Spanish resident legal entities which acquire ownership or other rights over the contingent convertible capital securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income solely in the country of tax residence of the holder of the contingent convertible capital securities.

4.	Tax Rules for contingent convertible capital securities not Listed on an regulated market, a multilateral trading facility or an organised market in an OECD Country

4.1 Withholding on Account of IIT, CIT and NRIT

If the contingent convertible capital securities are not listed on a regulated market, a multilateral trading facility or an organized market in an OECD country on any payment date, interest or income from the transfer, redemption or repayment obtained by holders in respect of the contingent convertible capital securities will be subject to withholding tax at the general rate of 19% (exceptionally, during the tax period 2015, the withholding tax rate applicable is 19.5%), except in the case of holders which are: (a) resident in a Member State of the European Union other than Spain and obtain the interest income either directly or through a permanent establishment located in another Member State of the European Union, provided that such holders (i) do not obtain the interest income on the contingent convertible capital securities through a permanent establishment in Spain and (ii) are not resident of, or are not located in, nor obtain income through, a tax haven (as currently defined by Royal Decree 1080/1991, of 5 July, as amended) or (b) resident for tax purposes of a country which has entered into a convention for the avoidance of double taxation with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder. The withholding tax rate under the Treaty is generally 10%.

Individuals and entities that may benefit from such exemptions or reduced tax rates would have to apply directly to the Spanish tax authorities in order to obtain a refund of any amounts to which they may be entitled.

4.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

See “—Individuals with Tax Residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)” and “—Individuals and legal entities with no tax residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)”.

5.	Information about the contingent convertible capital securities in connection with payments

As described above, interest and other income paid with respect to the contingent convertible capital securities will not be subject to Spanish withholding tax provided that the procedures for delivering to the relevant issuer the information described in Exhibit I of this prospectus are complied with.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 44.5. In accordance with Section 44.5, the following information with respect to the contingent convertible capital securities must be submitted to the issuer before the close of business on the business day immediately preceding the date on which any payment of interest, principal or of any amounts in respect of the early redemption of the contingent convertible capital securities (each, a “Payment Date”) is due.

Such information comprises:

(i)	identification of the contingent convertible capital securities;

(ii)	income payment date (or refund if the contingent convertible capital securities are issued at discount or are segregated);

(iii)	total amount of income (or total amount to be refunded if the contingent convertible capital securities are issued at discount or are segregated); and

(iv)	total amount of the income corresponding to each clearing system located outside Spain.

In particular, the issue and paying agent must certify the information above about the contingent convertible capital securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit I of this prospectus.

In light of the above, the issuer and the issue and paying agent, as the case may be, have arranged certain procedures to facilitate the collection of information concerning the contingent convertible capital securities by the close of business on the business day immediately preceding each relevant Payment Date. If, despite these procedures, the relevant information is not received by the relevant issuer on each Payment Date, such issuer will withhold tax at the then-applicable rate, currently 19% (exceptionally, during the tax period 2015 the withholding tax rate applicable is 19.5%) from any payment in respect of the relevant contingent convertible capital securities. The issuers will not pay any additional amounts with respect to any such withholding.

If, before the tenth day of the month following the month in which interest is paid, the issue and paying agent provides such information, the relevant issuer will reimburse the amounts withheld.

Prospective holders of contingent convertible capital securities should note that none of the issuers or the dealers accepts any responsibility relating to the procedures established for the collection of information concerning the contingent convertible capital securities. Accordingly, none the issuers or the dealers will be liable for any damage or loss suffered by any holder of contingent convertible capital securities who would otherwise be entitled to an exemption from Spanish withholding tax but whose income payments are nonetheless paid net of Spanish withholding tax because these procedures prove ineffective. Moreover, the issuers will not pay any additional amounts with respect to any such withholding.

6.	Indirect taxation

The acquisition and transfer of the contingent convertible capital securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of 24 September and exempt from Value Added Tax, in accordance with Law 37/1992, of 28 December regulating such tax.

C.	TAXATION IN SPAIN OF THE CONVERSION OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INTO ORDINARY SHARES OR ADSs

1.	Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained on the conversion of the contingent convertible capital securities into ordinary shares, computed as the difference between the market value of the ordinary shares received and the acquisition or subscription value of the contingent convertible capital securities delivered in exchange, will be considered as a return on investment obtained from the transfer of own capital to third parties in accordance with the provisions of Section 25.2 of the PIT Law.

The tax treatment will be the one referred to in section B.1.1 above. Any income obtained in the conversion will not be subject to withholding tax on account of IIT.

2.	Legal Entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

Subject to the applicable accounting regulations, income derived from the conversion of the contingent convertible capital securities into ordinary shares will be computed as the difference between the market value of the ordinary shares received and the book value of the contingent convertible capital securities delivered in exchange. Such income will be subject to CIT at the current general rate of 25% (exceptionally 28% during fiscal year 2015).

The tax treatment will be the one referred to in section B.2.1 above. Any income obtained in the conversion will not be subject to withholding tax on account of CIT.

3.	Individuals and Legal Entities with no tax residency in Spain

3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

Non-Spanish tax resident investors operating through a permanent establishment in Spain are subject to the same tax treatment that applies to Spanish CIT taxpayers.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Income obtained by non-Spanish tax resident investors on the conversion of the contingent convertible capital securities into ordinary shares or ADSs will be exempt from such NRIT and from withholding tax on account of NRIT, provided the contingent convertible capital securities are admitted to trading on an regulated market, a multilateral trading facility or an organised market in an OECD Country.

The tax treatment applicable to the income obtained will be the one described in section B.3.1.(b) above.

D.	TAXATION IN SPAIN ON OWNERSHIP AND TRANSFER OF ORDINARY SHARES AND ADSs

1.	Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

a)	Taxation of dividends

According to the Spanish PIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the shares and any other income received in his position as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management); the net amount is included in the relevant Spanish shareholder’s savings taxable base and currently taxed at a flat rate of 19% on the first EUR 6,000 (exceptionally 19.5% during fiscal year 2015); 21% from EUR 6,000.01 up to EUR 50,000 (exceptionally 21.5% during fiscal year 2015) and 23% for any amount in excess of EUR 50,000 (exceptionally 23.5% during fiscal year 2015).

Gross capital income will be reduced by any administration and custody expenses (but not by those incurred in individualised portfolio management) and the net amount must be included in the relevant Spanish shareholder savings taxable base.

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the rate of 19% (exceptionally, 19.5% during fiscal year 2015). Such withholding tax is creditable from the PIT payable (cuota líquida); if the amount of tax withheld is greater than the amount of the net PIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with the PIT Law.

b)	Taxation of capital gains

Gains or losses recorded by a shareholder subject to IIT as a result of the transfer of ordinary shares qualify for the purposes of the PIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base and currently taxed at a flat rate of 19% on the first EUR 6,000 (exceptionally 19.5% during fiscal year 2015); 21% from EUR 6,000.01 up to EUR 50,000 (exceptionally 21.5% during fiscal year 2015) and 23% for any amount in excess of EUR 50,000 (exceptionally 23.5% during fiscal year 2015).

Capital gains arising from the transfer of shares are not subject to withholding tax on account of PIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

1.2 Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are subject to Net Wealth Tax to the extent that their net worth exceeds EUR 700,000. Therefore, they should take into account the value of the ordinary shares which they hold as at 31 December of each year, the applicable rates ranging between 0.2% and 2.5%. The Autonomous Communities may have different provisions on this respect.

1.3 Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any ordinary shares by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6% depending on relevant factors.

2.	Legal entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

a)	Taxation of dividends

Dividends from the issuer received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is 25% (exceptionally, 28% for fiscal year 2015).

Dividends in respect of the shares obtained by the shareholders that (i) hold, directly or indirectly, at least 5% in the issuer’s stock or have an acquisition cost in the ordinary shares higher than €20 million; and (ii) hold such participation for at least one year prior to the relevant distribution date or commits to hold the participation for the time needed to complete such one-year holding period, may be exempt from CIT on that dividend as a general rule.

In case the issuer obtains dividends, profit distributions or income derived from transfer of shares in entities in an amount higher than 70% of the issuer’s revenues, the application of the participation exemption may be subject to particularly complex requirements, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of the issuer’s subsidiaries. Prospective investors should consult their own tax advisors in order to determine whether those requirements are complied with by the relevant shareholders.

In case the conditions to apply this exemption applies to the relevant shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the ordinary shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a 19% withholding will apply (exceptionally 19.5% during fiscal year 2015). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld.

b)	Taxation of capital gains

Gains or losses arising from the sale of the ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is 25% (exceptionally, 28% for fiscal year 2015). Gains arising from the sale of the ordinary shares will not be subject to withholding tax on account of CIT.

For CIT payers that (i) hold, directly or indirectly, at least 5% in the issuer’s stock or have an acquisition cost higher than €20 million; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains will be exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.

In case the issuer obtains dividends, profit distributions or income derived from transfer of shares in entities in an amount higher than 70% of the issuer’s revenues, the application of the participation exemption may be subject to particularly complex requirements, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of the issuer’s subsidiaries. Prospective investors should consult their own tax advisors in order to determine whether those requirements are complied with by the relevant shareholders.

2.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities resident in Spain for tax purposes are not subject to Net Wealth Tax.

2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the ordinary shares in their taxable income for Spanish CIT purposes.

3.	Individuals and legal entities with no tax residency in Spain

3.1 Non-Residents Income Tax (Impuesto sobre la Renta de No Residentes)

a)	Non-Spanish tax resident investors acting through a permanent establishment in Spain

Taxation on dividends

If the ordinary shares or ADSs form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares or ADSs are the same as those for legal entities with tax residency in Spain described in section D.2.1(a) above.

Ownership of the ordinary shares or ADSs by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Taxation of capital gains

If the ordinary shares or ADSs form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares or ADSs are the same as those for legal entities with tax residency in Spain described section D.2.1(b) above.

b)	Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Taxation of dividends

According to the NRIT Law, dividends paid by a Spanish resident company to a non-Spanish tax resident shareholder not holding the ordinary shares through a permanent establishment located in Spain are subject to NRIT, withheld at the source on the gross amount of dividends, at 19% rate (exceptionally, 19.5% during fiscal year 2015).

This taxation can be eliminated as per the application of the NRIT exemption implementing the EU Council Directive 2011/96/EU of 30 November 2011, on the common system of taxation applicable to parent companies and subsidiaries of different Member States (the “EU Parent-Subsidiary Directive”). Under the EU Parent-Subsidiary Directive exemption, no Spanish withholding taxes should be levied on the dividends distributed by a Spanish subsidiary to its European Union (“EU”) parent company, to the extent that the following requirements are met:

-	the EU parent company maintains a direct or indirect holding in the capital of the Spanish subsidiary of at least 5% or has an acquisition cost exceeding €20 million. The holding must have been maintained uninterruptedly during the year prior to the date on which the distributed profit is due or, failing that, be maintained for the time required to complete such period (in the latter case, the withholding tax must be levied, although the EU parent company may request its refund from the Spanish Tax Authorities once the one-year period has been completed);

-	the EU parent company is incorporated under the laws of a EU Member State, under one of the corporate forms listed in Annex I, Part A, of the EU Parent-Subsidiary Directive, and is subject to a Member State Corporate Income Tax (as listed in Annex I, Part B, of the EU Parent-Subsidiary Directive), without the possibility of being exempt; and

-	the dividends distributed do not derive from the subsidiary’s liquidation.

The EU Parent Subsidiary exemption will be applicable, subject to the compliance of certain requirements (similar to those indicated above), to dividends distributed by a Spanish subsidiary to its European Economic Area parent company provided that there is an effective exchange of tax information with such European Economic Area parent company’s country.

However, this exemption contains specific anti-abuse rules (whereby this exemption might not be applicable if the shareholder is located in a tax haven or when the majority of the voting rights of the EU parent company are held, directly or indirectly, by an individual or legal entity not resident in the EU or in a member country of the European Economic Area with which there is an effective exchange of information in the terms described in the Spanish Law 36/2006, to prevent tax fraud, except in the latter case if the shareholder has been incorporated and operates for valid economic reasons and substantive business reasons) that need to be analyzed on a case-by-case basis and procedural formalities, such as the supply of a tax authorities-issued tax residence certificate.

In addition, shareholders resident in certain countries may be entitled to the benefits of a tax treaty (“TT”), in effect between Spain and their country of tax residence providing for a reduced tax rate or an exemption on dividends, subject to the satisfaction of any conditions specified in the relevant TT, including providing evidence of the tax residence of the shareholder by means of a certificate of tax residence duly issued by the tax authorities of its country of tax residence (the U.S. Internal Revenue Service (“IRS”) for U.S. shareholders) indicating that the relevant investor is a resident therein within the meaning of the relevant TT (or equivalent specific form required under an applicable TT). From a Spanish tax perspective, tax residence certificates issued by a foreign tax authority (or equivalent TT forms) are generally deemed to be valid only for one year as from their date of issuance. The withholding tax rate applicable to dividends under the Treaty is generally 15%.

In accordance with the Order of the Ministry of Finance and Taxation of 13 April 2000, upon distribution of a dividend, the issuer or the issuer’s paying agent will withhold an amount equal to the NRIT amount required to be withheld according to the general rules set forth above, transferring the resulting net amount to the financial institution acting as a depositary of the ordinary shares held by such shareholder. If the applicable depositary is resident, domiciled or represented in Spain and it provides timely evidence (including a valid certificate of tax residence for purposes of the exemption of reduction of withholding tax being claimed, or equivalent form under the applicable TT), the depositary will immediately receive the amount withheld, which will be credited to the relevant shareholder. In order to benefit from the Treaty’s reduced rate of 15%, a U.S. holder of ADSs must provide our depositary with a certificate from the IRS stating that to the knowledge of the IRS, the U.S. holder is a resident of the United States within the meaning of the Treaty. The IRS certificate is valid for a period of one year. For these purposes, the relevant certificate of residence (or equivalent TT form) must be provided before the tenth day following the end of the month in which the dividends were paid. If such certificate of tax residence or, as the case may be, the equivalent TT form referred to above, is not provided to us by the relevant depositary within the mentioned time frame the relevant NRIT withheld will be paid to the Spanish tax authorities, and a shareholder or ADS holder entitled to an exemption or reduction of NRIT pursuant to the NRIT Law or pursuant to an applicable TT may subsequently request a refund of the amounts withheld in excess from the Spanish tax authorities, following the standard refund procedure described below under “—Spanish refund procedure”.

Spanish refund procedure

According to Royal Decree 1776/2004, dated July 30 and the Order of the Ministry of Finance and Taxation EHA/3316/2010, of December 17, a refund of an amount withheld in excess of any applicable NRIT (taking into account an available exemption or reduction under the NRIT Law or applicable TT) can be requested and obtained directly from the relevant Spanish tax authorities.

To pursue the refund claim, the shareholder or holder of ADSs is required to file inter alia:

-	the corresponding Spanish tax refund form (currently, tax form 210);

-	a valid certificate of tax residence issued by the relevant tax authorities of the country of residence of the relevant shareholder or holder of ADSs stating that the investor is a resident of such country (and, in case an exemption or reduction of NRIT is claimed pursuant to a TT, such certificate must indicate that the relevant investor is a resident therein within the meaning of the relevant TT) or, as the case may be, the equivalent TT form; and

-	documentary evidence of the bank account to which the excess amount withheld should be paid.

For the purposes of this section, a shareholder or holder of ADSs must file the Form 210 (together with the corresponding documentation) during the period from February 1 of the year following the year in which the NRIT was withheld, and ending on the expiration of the 4-year period which commenced with the end of the corresponding filing period in which the issuer reported and paid such withholding taxes.

The Spanish Revenue Office must make the refund within the six months after the filing of the refund claim. If such period elapses without the shareholder receiving the refund, the shareholder is entitled to receive interest for late payment on the amount of the refund claimed.

For further details, prospective shareholders or holders of ADSs should consult their own tax advisors.

Taxation of capital gains

Capital gains derived from the transfer or sale of the ordinary shares or ADSs will be deemed to be income arising in Spain, and, therefore, subject to NRIT, at 19% rate (exceptionally, 19.5% during fiscal year 2015). Gains arising from the sale of the ordinary shares or ADSs are not currently subject to withholding tax on account of NRIT.

As a general rule, capital gains and losses will be calculated separately for each transaction and it is not possible to offset losses derived from a given transfer of shares against capital gains obtained upon another transfer of shares.

However, capital gains derived from the transfer of ordinary shares will be exempt from NRIT in Spain in any of the three following cases:

-	Capital gains derived from a transfer of the ordinary shares carried out on an official Spanish secondary stock market (the Spanish Stock Exchanges), by any shareholder who is tax resident in a country that has entered into a TT with Spain containing an “exchange of tax information” clause, must be exempt from NRIT. This exemption is not applicable to capital gains obtained by a shareholder through a country or territory that is classified as a tax haven under the Spanish tax regulations (currently defined by Royal Decree 1080/1991, of 5 July, as amended), nor by a shareholder holding the ordinary shares through a permanent establishment located in Spain.

-	Capital gains obtained directly by any shareholder resident of another EU Member State (other than Spain) or indirectly through a permanent establishment of such shareholder in a EU Member State (other than Spain), provided that the gain is not obtained through a country or territory defined as a tax haven under the applicable Spanish tax regulations or through a permanent establishment in Spain, shall be exempt from taxation in Spain if:

i.	the issuer’s assets do not mainly consist of, directly or indirectly, real estate property located in Spain;

ii.	in the case of a non-resident individual, the shareholder has not held a direct or indirect interest of at least 25% in the issuer’s capital or net equity during the twelve months preceding the transfer;

iii.	in the case of non-resident entities, the transfer fulfils the requirements set out in article 21 of CIT Law.

-	Capital gains realised by a shareholder or holder of ADSs who benefit from a TT entered into between their country of tax residence and Spain that provides for taxation of capital gains derived from the transfer of the ordinary shares only in the country of tax residence of such ordinary shares shareholder or holder of ADSs. As a result, capital gains realized by a U.S. investor entitled to the benefits of the Treaty will generally not be subject to Spanish taxation.

According to the Order dated December 17, 2010, shareholders or holders of ADSs, as the case may be, will be obliged to submit a Spanish tax form (currently tax form 210) within:

-	the first 20 calendar days of April, July, October and January, in respect of capital gains accrued in the preceding quarter, if there is a tax payment to be made; or

-	the first 20 calendar days of January of the year following that in which the relevant capital gain is accrued, if no tax is due (i.e., if qualifying for a tax exemption).

In order for the exemptions mentioned above to apply, a shareholder must timely file the applicable NRIT tax return before the Spanish tax authorities, and attach to it a certificate of tax residence issued by the tax authority of its country of residence (which, if applicable, must state that the shareholder of ordinary shares is a resident of such country within the meaning of the relevant TT) or, as the case may be, equivalent TT form. U.S. investors should attach to the NRIT tax return an IRS certificate stating that to the knowledge of the IRS the U.S. investor is a resident of the United States within the meaning of the Treaty. As mentioned above, certificates of tax residence (or equivalent TT forms) will be generally valid only for a period of one year after their date of issuance.

Prospective shareholders should consult their own tax advisors to obtain detailed information regarding NRIT filings they may be required to make before the Spanish Tax Authorities.

3.2 Net Wealth Tax (Impuesto sobre el Patrimonio)

Non-Spanish tax resident individuals are subject to the Spanish Wealth Tax on the assets located in Spain (including the ordinary shares and ADSs) as of 31 December each year, unless an applicable TT provides otherwise. The Treaty does not address Net Wealth Tax.

Spanish Wealth Tax Law provides that the first EUR 700,000 of assets owned in Spain by Spanish non-resident tax individuals will be exempt from taxation, while the rest of the wealth will be taxed at a rate ranging between 0.2% and 2.5% although some reductions may apply. Individuals who are non-resident in Spain for tax purposes who are resident in an European Union or European Economic Area Member State may apply the rules approved by the autonomous region where the assets and rights with more value are situated. All such prospective investors should consult their tax advisers.

Non-Spanish tax resident entities are not subject to Wealth Tax.

3.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Non-Spanish tax resident individuals who acquire ownership or other rights over the ordinary shares or ADSs by inheritance, gift or legacy, and who reside in a country with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax will be subject to the provisions of the relevant double tax treaty. The U.S. and Spain have not entered into a double tax treaty in relation to Inheritance and Gift Tax.

If the provisions of the foregoing paragraph do not apply, such individuals will be subject to Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules. Generally, individuals who are non-resident in Spain for tax purposes are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if the deceased or the donee are resident in an European Union or European Economic Area Member State, the applicable rules will be those corresponding to the relevant autonomous regions according to their law. As such, prospective investors should consult their tax advisers.

Non-Spanish resident legal entities which acquire ownership or other rights over the ordinary shares or ADSs by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable TT entered into by Spain. In general, TT provide for the taxation of this type of income solely in the country of tax residence of the shareholder of the ordinary shares or holder of ADSs.

4.	Indirect taxation

The subscription, acquisition and transfer of the ordinary shares will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of 24 September and exempt from Value Added Tax, in accordance with Law 37/1992, of 28 December regulating such tax.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences of the ownership and disposition of contingent convertible capital securities and any Conversion Shares or ADSs representing Conversion Shares, or debt securities denominated in U.S. dollars, to the U.S. Holders described below. This summary applies only to the U.S. Holders described below that (i) hold contingent convertible capital securities and any Conversion Shares or ADSs representing Conversion Shares, or debt securities, as capital assets for U.S. federal income tax purposes and (ii) purchase the contingent convertible capital securities or debt securities in their offering, and in the case of debt securities, at their “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities of such series is sold for money. To the extent this discussion relates to debt securities, it only applies to debt securities that are treated as debt for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including the alternative minimum tax and the Medicare contribution tax on net investment income, as well as tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or certain traders in securities;

•	persons holding contingent convertible capital securities, ADSs, Conversion Shares, or debt securities as part of a straddle, wash sale, conversion transaction or integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, “individual retirements accounts” or “Roth IRAs”;

•	persons who own or are deemed to own 10% or more of our voting shares; or

•	persons holding debt securities, contingent convertible capital securities, Conversion Shares or ADSs in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns contingent convertible capital securities, ADSs, Conversion Shares or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning contingent convertible capital securities, ADSs, ordinary shares, or debt securities and partners in such partnerships should consult their tax advisers as to the U.S. federal income tax consequences of owning and disposing of the contingent convertible capital securities, ADSs, Conversion Shares, or debt securities in their particular circumstances.

As used herein, a “U.S. Holder” is a beneficial owner of contingent convertible capital securities, ADSs, Conversion Shares, or debt securities, as applicable, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the treaty between the United States and Spain (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

Persons considering the purchase of contingent convertible capital securities of any series or debt securities of any series should consult their tax advisers with regard to the application of the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the securities offered hereunder in their particular situations. The applicable prospectus supplement may include a summary of additional or alternative U.S. federal income tax considerations that are not described herein and that may be relevant to a particular series of contingent convertible capital securities or a particular series of debt securities. For example, the applicable prospectus supplement will include a summary of U.S. federal income tax consequences to U.S. Holders of owning and disposing of debt securities that are not U.S. dollar-denominated or debt securities that are subject to the rules applicable to contingent payment debt instruments. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

Except as specifically discussed under “—Passive Foreign Investment Company Rules” below, this discussion assumes that Banco Santander is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

Taxation of Debt Securities

Characterization of the Subordinated Debt Securities

There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument that is denominated as a subordinated debt instrument and has significant debt features, but that is subject to statutory bail-in powers such as the Regulatory Bail-in Power. Therefore, prospective investors should consult their tax advisors as to the proper characterization of the subordinated debt securities for U.S. federal income tax purposes. We believe that the subordinated debt securities should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Stated Interest

Stated interest on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes and, without duplication, any payments of Additional Amounts paid with respect thereto. Interest income (and any original issue discount described below) will constitute foreign-source income for foreign tax credit purposes. Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish taxes withheld from interest income on a debt security at a rate not exceeding any applicable rate under the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish taxes withheld in excess of any applicable rate under the Treaty will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. U.S. Holders should consult their own tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Special rules applicable to certain “OID debt securities,” “floating rate debt securities” and “short-term debt securities” are described below.

Original Issue Discount

If a debt security’s “issue price” (as described above) is less than its “stated redemption price at maturity”, the debt security will be considered to have been issued at an original issue discount (“OID”) for U.S. federal income tax purposes (“OID debt security”) unless the debt security satisfies a de minimis threshold, as described below. A debt security’s stated redemption price at maturity will equal the sum of all payments under the debt security, other than payments of “qualified stated interest”. Generally, “qualified stated interest” is stated interest unconditionally payable at least annually during the entire term of the debt security at a single fixed rate or, if certain conditions are met, at a variable rate. See “—Floating Rate Debt Securities” below for a discussion regarding the treatment of certain variable rates as qualified stated interest.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount (generally 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity), the debt security will not be considered to have OID. A U.S. Holder of OID debt securities will be required to include any qualified stated interest in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, as described in “—Stated Interest” above. In addition, a U.S. Holder of OID debt securities will be required to include in income the sum of the daily portions of the OID for each day on which the U.S. Holder held the OID debt securities. The U.S. holder will be required to include such OID as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received and regardless of such U.S. Holder’s regular method of tax accounting. Under this method, U.S. Holders of OID debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

For purposes of applying the OID rules and determining whether a debt security is issued with OID, if the issuer or a holder has an unconditional option to redeem a debt security prior to its stated maturity date and certain other conditions are met, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the stated redemption price at maturity, in the case of the issuer’s option, the yield on the debt security would be lower than its yield to the stated maturity date or, in the case of the holder’s option, the yield on the debt security would be higher than its yield to the stated maturity date. If this option is not in fact exercised, the debt security would be treated, solely for purposes of calculating original issue discount, as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date. The adjusted issue price of a debt security is generally the issue price of the debt security, increased by the amount of original issue discount previously includible in gross income and decreased by the amount of any payment previously made, other than a payment of qualified stated interest.

A U.S. Holder may make an election to include in income all interest that accrues on a debt security (including stated interest, original issue discount and de minimis original issue discount), as adjusted by any amortizable bond premium (as described below), in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). The constant yield election will apply only to the debt securities with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service.

Floating Rate Debt Securities

The discussion below addresses floating rate debt securities that pay interest at a rate equal to a LIBOR, plus a fixed spread, throughout the term of the debt security which is unconditionally payable at least annually in cash. If a floating rate debt security of any series is issued with different terms, the applicable prospectus supplement may describe relevant U.S. federal income tax consequences to U.S. Holders.

All stated interest on a floating rate debt security will constitute qualified stated interest and will be taxed as described in “—Stated Interest” above. Thus, a floating rate debt security generally will not be treated as issued with OID, unless the floating rate debt security is issued at an issue price below its principal amount and the difference between the issue price and the principal amount equals or is in excess of the specified de minimis amount described in “—Original Issue Discount” above. In general, if a floating rate debt security is issued with OID, the amount of qualified stated interest and the amount of OID that accrues during an accrual period will be determined under the rules applicable to fixed rate debt instruments, as discussed under “—Stated Interest” and “—Original Issue Discount” above, by assuming that the variable rate is a fixed rate equal to the value, as of the issue date, of the LIBOR plus the applicable fixed spread. The qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing sentence.

Short-Term Debt Securities

A debt security that matures one year or less from its date of issuance taking into account the last possible date on which the debt security could be outstanding (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the short-term debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but will be required to include in income any interest paid to such U.S. Holder). U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount that has not been included in income.

Prior Accrued Interest on Additional Debt Securities

Under the terms of the debt securities, if an issuer issues additional debt securities that have the same CUSIP, ISIN or other identifying number of the outstanding debt securities (“additional debt securities”), the additional debt securities and the outstanding debt securities must be fungible for U.S. federal income tax purposes. U.S. Holders that purchase additional debt securities from an issuer upon their issuance may elect to exclude from income the portion of the interest paid on the first interest date on additional debt securities that relates to the period from the preceding interest payment date on the outstanding debt securities to the issue date of the additional debt securities (“prior accrued interest”). Prior accrued interest not included in income will not form part of any amortizable bond premium (as described under “––Amortizable Bond Premium” below). A U.S. Holder’s tax basis in an additional debt securities will generally equal the cost of such additional debt security to the U.S. Holder, reduced by any prior accrued interest excluded from income.

Amortizable Bond Premium

If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium. In general, the amount of amortizable bond premium will be equal to the excess of the purchase price over the sum of all amounts payable on the debt security other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the debt security. The amortization of bond premium on a debt security with an unconditional early redemption put or call option may be deferred. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such U.S. Holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the amortized premium. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a U.S. Holder makes a constant yield election (as described in “—Original Issue Discount” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

Sale, Retirement or Other Taxable Disposition of the Debt Securities

Upon the sale, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, retirement or disposition and the U.S. Holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest will be taxed as interest as described in “—Stated Interest” above. A U.S. Holder’s adjusted tax basis in the debt securities will generally equal the cost of such debt security to the U.S. Holder, increased by the amount of any OID included in income, decreased by the amount of any payment on the debt securities other than payments of qualified stated interest, and further decreased by any amortized bond premium.

Except as described under “Short-Term Debt Securities” above, gain or loss recognized on the sale, retirement or other taxable disposition of a debt security will generally be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, retirement or taxable disposition the U.S. Holder has held the debt security for more than one year. Gain or loss will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. The deductibility of capital losses may be subject to limitations.

Substitution of Issuer

An assumption of the obligations of a relevant issuer under any series of debt securities as described in “Description of Debt Securities and Guarantees—Substitution of Issuer” may be considered for U.S. federal income tax purposes to be a taxable exchange by U.S. Holders of the debt securities for new debt securities, resulting in recognition of taxable gain or loss for U.S. federal income tax purposes and other possible adverse tax consequences. U.S. Holders should consult their tax advisers regarding the U.S. federal, state, local and other tax consequences of any assumption of the relevant issuer’s obligations under the debt securities.

Taxation of Contingent Convertible Capital Securities

Characterization of the Contingent Convertible Capital Securities

Banco Santander believes, and the remainder of this discussion assumes, that the contingent convertible capital securities will be treated as equity for U.S. federal income tax purposes.

Taxation of Distributions

Distributions with respect to contingent convertible capital securities (including Spanish taxes withheld and, without duplication, any Additional Amounts paid with respect thereto), generally will be treated as dividends to the extent paid out of Banco Santander’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Because Banco Santander does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends.

Distributions will be treated as foreign-source dividend income for foreign tax credit purposes and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, distributions received by certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at reduced rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their own tax advisors regarding the availability of the long-term capital gains rate on dividends in their particular circumstances.

Distributions will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the distribution. The amount of dividend income will include any Spanish taxes withheld and, without duplication, any Additional Amounts paid with respect thereto. Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish taxes withheld from distributions at a rate not exceeding any applicable rate under the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish taxes withheld in excess of any applicable rate under the Treaty will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. U.S. Holders should consult their own tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Sale, Redemption or Other Taxable Disposition

A U.S. Holder will generally recognize capital gain or loss on the sale, redemption or other disposition of contingent convertible capital securities (other than the receipt of Conversion Shares or ADSs upon Conversion, which will be treated as described below under “Consequences of a Conversion”), assuming that in the case of a redemption, the U.S. Holder does not own, and is not deemed to own any of our Common Shares at such time. The gain or loss will be long-term capital gain or loss if the U.S. Holder has held the contingent convertible capital securities for more than one year. The amount of the U.S. Holder’s gain or loss will equal the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the contingent convertible capital securities. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Substitution of Issuer

An assumption of the obligations of Banco Santander under any series of contingent convertible capital securities as described under “Description of Contingent Convertible Capital Securities—Substitution of Issuer” might be considered for U.S. federal income tax purposes to be an exchange by the U.S. Holders of the contingent convertible capital securities of such series for new contingent convertible capital securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such U.S. Holders. U.S. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Consequences of a Trigger Conversion

A conversion of contingent convertible capital securities into Conversion Shares or ADSs generally will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder’s tax basis in, and holding period for, the Conversion Shares or ADSs received upon conversion will generally be the same as the U.S. Holder’s tax basis in, and holding period of, the contingent convertible capital securities.

Taxation of ADSs and Conversion Shares

This discussion, to the extent it relates to the ADSs, is based in part on representations by the ADS Depositary and assumes that each obligation under the Deposit Agreement and any related agreement or undertaking will be performed in accordance with its terms. In general, a U.S. Holder who owns ADSs will be treated as the owner of the Conversion Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Conversion Shares represented by those ADSs.

The U.S. Treasury has expressed concern that parties to whom American depositary shares are released before shares are delivered to the depositary, or intermediaries in the chain of ownership between holders and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax described above applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Spanish taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Subject to the discussion above regarding concerns expressed by the U.S. Treasury, distributions paid on the Conversion Shares or ADSs (other than certain pro-rata distributions of Common Shares) will generally be treated in the manner described above under “—Taxation of Contingent Convertible Capital Securities—Taxation of Distributions” with the following modifications. In the case of ADSs, a dividend will be included in a U.S. Holder’s income on the date of the Depositary’s receipt of the dividend. The amount of any dividend paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt by the U.S. Holder, or in the case of ADSs, by the Depositary, regardless of whether the payment is converted into U.S. dollars on the date of receipt. The amount of any scrip dividend (see “Item 4. Information on the Company—A. History and development of the company—Principal Capital expenditures and Divestures—Recent Events” in Banco

Santander’s Annual Report on Form 20-F for the year ended December 31, 2014) will be the U.S. dollar fair market value of the Common Shares on the date of receipt. If a cash dividend is converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend payment. A U.S. Holder may have foreign currency gain or loss if a cash dividend is converted into U.S. dollars after the date of receipt. Any foreign currency gain or loss realized by a U.S. Holder on a sale or other disposition of the foreign currency will be U.S.-source ordinary income or loss.

Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish taxes withheld from distributions at a rate not exceeding any applicable rate under the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish taxes withheld in excess of any applicable rate under the Treaty will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. U.S. Holders should consult their own tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Sale and Other Taxable Disposition of ADSs or Ordinary Shares

A U.S. Holder’s sale or other taxable disposition of Conversion Shares or ADSs will generally be treated in the manner described above under “—Taxation of Contingent Convertible Capital Securities—Sale, Redemption or Other Taxable Disposition,” with the U.S. Holder’s adjusted basis and amount realized each determined in U.S. dollars.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations that are not yet in effect, but are generally proposed to become effective for taxable years beginning after December 31, 1994, Banco Santander does not expect to be a PFIC for U.S. federal income tax purposes for its current taxable year or for the foreseeable future. However, since PFIC status depends upon the composition of Banco Santander’s income and assets and the market value of its assets from time to time, there can be no assurance that Banco Santander will not be a PFIC for any taxable year.

If Banco Santander were a PFIC for any taxable year during which a U.S. Holder held contingent convertible capital securities, ADSs or Conversion Shares, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder. Generally, gain recognized by a U.S. Holder on a sale, redemption or other disposition (including under certain circumstances, a pledge) of contingent convertible capital securities, ADSs or Conversion Shares would be allocated ratably over the U.S. Holder’s holding period for the contingent convertible capital securities, ADSs or Conversion Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before Banco Santander became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Further, any payments or distributions in respect of contingent convertible capital securities, ADSs or Conversion Shares in excess of 125% of the average of the annual payments or distributions on such contingent convertible capital securities, ADSs or Conversion Shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the same manner as gain, as described immediately above. Certain elections may be available that would result in alternative treatments (such as the mark-to-market election) of the contingent convertible capital securities, ADSs and Conversion Shares if Banco Santander were a PFIC.

U.S. Holders should consult their tax advisors regarding the PFIC rules.

Information Reporting and Backup Withholding

Payments of interest, dividends and proceeds from the sale, redemption or other disposition of debt securities, contingent convertible capital securities, ADSs or Conversion Shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding, unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (and under proposed Treasury regulations, certain entities) may be required to report information relating to their ownership of an interest in certain foreign financial assets, including securities of a non-U.S. entity subject to certain exceptions (including an exception for securities held in accounts at financial institutions, in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to the debt securities, contingent convertible capital securities, ADSs or Conversion Shares.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Plan of Distribution (Conflicts of Interest)

We may sell debt securities, contingent convertible capital securities or ordinary shares (including ADSs) to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933 (“Securities Act”). Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities, ordinary shares and contingent convertible capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase ordinary shares, debt securities or contingent convertible capital securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Legal Opinions

The validity of the securities will be passed upon by Davis Polk & Wardwell LLP as to matters of U.S. federal and New York law, and by Uría Menéndez as to matters of Spanish law.

Experts

The consolidated financial statements as of December 31, 2014, 2013 and 2012, and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from the Group’s Annual Report on Form 20-F filed with the SEC on April 29, 2015 (the “2014 Annual Report”) and the effectiveness of the Group’s internal control over financial reporting have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Enforcement of Civil Liabilities

Each of Banco Santander and the subsidiary issuers is a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Banco Santander and all of the directors of the subsidiary issuers, and certain of the experts named in this prospectus, are not residents of the United States. A substantial majority of the assets of Banco Santander and substantially all of the assets of the subsidiary issuers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. Banco Santander and the subsidiary issuers are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Banco Santander and the subsidiary issuers have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the securities and have appointed Banco Santander, S.A., New York Branch, as agent in New York City to accept service of process in any such action.

Where You Can Find More Information

Ongoing Reporting

We file reports and other information with the SEC. You can read and copy these reports and other information that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, United States. You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States, on which certain of our securities are listed.

We will provide the trustee for any debt securities and contingent convertible capital securities and the ADR depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, the trustee or the ADR depositary will mail the reports to all record holders of the debt securities, contingent convertible capital securities or ordinary shares. In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities, contingent convertible capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, contingent convertible capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference the Group’s 2014 Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 29, 2015 and the Group’s Report on Form 6-K including the Group’s results for the interim period ended June 30, 2015 filed with the SEC on September 30, 2015.

We also incorporate by reference all subsequent annual reports of the Group filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (telephone: (011) 34-91-259-6520).

Cautionary Statement on Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

You should understand that the following important factors could affect our future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

•	general economic or industry conditions in Spain, the U.K., the U.S., other European countries, Brazil, other Latin American countries and the other areas in which we have significant business activities or investments;

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•	a worsening of the economic environment in Spain, the U.K., other European countries, Brazil, other Latin American countries, and the U.S., and an increase of the volatility in the capital markets;

•	the effects of a continued decline in real estate prices, particularly in Spain and the U.K.;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR model we use;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions or restructurings of businesses that may not perform in accordance with our expectations;

•	changes in demographics, consumer spending, investment or saving habits;

•	potential losses associated with prepayment of our loan and investment portfolio, declines in the value of collateral securing our loan portfolio, and counterparty risk; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Group’s 2014 Annual Report or any of its interim reports filed on Form 6-K incorporated by reference herein, to be a complete set of all potential risks or uncertainties.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.

Set out below is Exhibit I. The information set out in Exhibit I has been translated from the original Spanish and has been presented in this document in English only as the language of this prospectus is English. However, only the Spanish language text of Exhibit I is recognised under Spanish law. In the event of any discrepancy between the English language translation of the information in Exhibit I appearing herein, and the Spanish language information appearing in the corresponding certificate provided by the Paying Agent to the relevant issue, the Spanish language information shall prevail.

EXHIBIT I

Annex to Royal Decree 1065/2007, of 27 July, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes Declaration form referred to in paragraphs 3, 4 and 5 of Article 44 of the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Mr. (name), with tax identification number (...)(1), in the name and on behalf of (entity), with tax identification number (....)(1) and address in (...) as (function - mark as applicable):

(a) Management Entity of the Public Debt Market in book entry form.

(b) Entity that manages the clearing and settlement system of securities resident in a foreign country.

(c) Other entities that hold securities on behalf of third parties within clearing and settlement systems domiciled in the Spanish territory.

(d) Paying Agent appointed by the issuer.

Makes the following statement, according to its own records:

1. In relation to paragraphs 3 and 4 of Article 44:

1.1 Identification of the securities

1.2 Income payment date (or refund if the securities are issued at discount or are segregated)

1.3 Total amount of income (or total amount to be refunded, in any case, if the securities are issued at discount or are segregated)

1.4 Amount of income corresponding to Personal Income Tax taxpayers, except segregated coupons and segregated principals for which reimbursement an intermediary entity is involved

1.5 Amount of income which according to paragraph 2 of Article 44 must be paid gross (or total amount to be refunded if the securities are issued at discount or are segregated)

2. In relation to paragraph 5 of Article 44.

2.1 Identification of the securities

2.2 Income payment date (or refund if the securities are issued at discount or are segregated)

2.3 Total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated)

2.4 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country A.

1/1

2.5 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country B.

2.6 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country C.

I declare the above in .................. ..... on the.... of ................... ... of .... (1) In case of non-residents (individuals or corporations) without permanent establishment in Spain it shall be included the number or identification code which corresponds according to their country of residence.

2/2

$

Santander Issuances, S.A. Unipersonal

 fully and unconditionally guaranteed by

Banco Santander, S.A.

Series 26 Subordinated Debt Securities Santander Issuances, S.A. Unipersonal due November 2025

PROSPECTUS SUPPLEMENT

(to prospectus dated October 13, 2015)

Joint Bookrunners

BofA Merrill Lynch	Credit Agricole CIB	Morgan Stanley	Santander

November , 2015